EXHIBIT 10.5









                  BROADPINE REALTY HOLDING COMPANY, INC.


                                            LANDLORD






                                 AND





                     COMPUTER TELEPHONE CORP.



                                      TENANT










                        _____________

                          L E A S E
                        _____________





Premises:  Portion of the 20th Floor
           120 Broadway
           New York, New York


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                    TABLE OF CONTENTS

Article                                                          Page

 1.     Definitions; Demise of Premises.  . . . . . . . . . . . . . 1
 2.     Commencement of Term; Landlord's Contribution. . .  . . . . 3
 3.     Rent . . . . . . . . . . . . . . . . . . . . . . .  . . . . 4
 4.     Use. . . . . . . . . . . . . . . . . . . . . . . .  . . . . 7
 5.     Alterations; Liens; Tenant's Property. . . . . . .  . . . . 7
 6.     Repairs and Maintenance. . . . . . . . . . . . . . . . . . 11
 7.     Compliance with Law. . . . . . . . . . . . . . . . . . . . 12
 8.     Insurance. . . . . . . . . . . . . . . . . . . . . . . . . 14
 9.     Damage or Casualty . . . . . . . . . . . . . . . . . . . . 16
10.     Assignment and Subletting. . . . . . . . . . . . . . . . . 17
11.     Non-Liability; Indemnification . . . . . . . . . . . . . . 23
12.     Condemnation . . . . . . . . . . . . . . . . . . . . . . . 25
13.     Access; Building Name. . . . . . . . . . . . . . . . . . . 26
14.     Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . 27
15.     Defaults, Remedies, Damages. . . . . . . . . . . . . . . . 27
16.     Curing Tenant's Defaults; Reimbursement. . . . . . . . . . 30
17.     Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . 31
18.     Building Services  . . . . . . . . . . . . . . . . . . . . 31
19.     Taxes; Operating Expenses. . . . . . . . . . . . . . . . . 33
20.     Electricity  . . . . . . . . . . . . . . . . . . . . . . . 39
21.     Broker . . . . . . . . . . . . . . . . . . . . . . . . . . 43
22.     Subordination. . . . . . . . . . . . . . . . . . . . . . . 43
23.     Estoppel Certificate . . . . . . . . . . . . . . . . . . . 45
24.     Legal Proceedings. . . . . . . . . . . . . . . . . . . . . 45
25.     Surrender. . . . . . . . . . . . . . . . . . . . . . . . . 45
26.     Rules and Regulations. . . . . . . . . . . . . . . . . . . 47
27.     Persons Bound  . . . . . . . . . . . . . . . . . . . . . . 47
28.     Notices. . . . . . . . . . . . . . . . . . . . . . . . . . 47
29.     Partnership Tenant . . . . . . . . . . . . . . . . . . . . 48
30.     No Waiver; Entire Agreement. . . . . . . . . . . . . . . . 48
31.     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . 50
32.     Inability to Perform; Severability . . . . . . . . . . . . 51
33.     Security . . . . . . . . . . . . . . . . . . . . . . . . . 53
34.     Renewal Option . . . . . . . . . . . . . . . . . . . . . . 54
35.     Tenant's Communication Equipment . . . . . . . . . . . . . 56

EXHIBIT "A" - Floor Plans. . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT "B" - Commencement Date Agreement. . . . . . . . . . . .  B-1
EXHIBIT "C" - Landlord's Work. . . . . . . . . . . . . . . . . .  C-1
EXHIBIT "D" - Description of Land. . . . . . . . . . . . . . . .  D-1
EXHIBIT "E" - Cleaning Specifications. . . . . . . . . . . . . .  E-1
EXHIBIT "F" - Rules and Regulations. . . . . . . . . . . . . . .  F-1
EXHIBIT "G" - Letter of Credit . . . . . . . . . . . . . . . . .  G-1
EXHIBIT "H" - Certificate of Occupancy . . . . . . . . . . . . .  H-1
EXHIBIT "I" -  Taxpayer Identification Number and Certification . I-1

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        INDENTURE OF LEASE made as of this ____ day of February,
1996, between BROADPINE REALTY HOLDING COMPANY, INC., a New York corporation having an office c/o J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New York, New York 10036 (hereinafter referred to as "Landlord"), and COMPUTER TELEPHONE CORP., a Massachusetts corporation having an office at 111 Broadway, New York, New York 10006 (hereinafter referred to as "Tenant").

                      W I T N E S S E T H :

                           ARTICLE 1
                DEFINITIONS; DEMISE OF PREMISES

        Section 1.01. For the purposes of this Lease (including all of the schedules, riders and exhibits, if any, annexed to this Lease), the terms set forth below shall have the definitions which immediately follow such terms, and such definitions are hereby incorporated into this Lease wherever used:

Alterations - The term "Alterations" shall mean and include all installations, changes, alterations, restorations, renovations, replacements, additions, improvements and betterments made in or to the Demised Premises or the Building, and shall include Tenant's Initial Work.

Authorized Use - The "Authorized Use" shall be for executive, administrative and general business offices, but subject to the provisions of this Lease and the certificate of occupancy for the Building, a copy of which is attached hereto as Exhibit "H."

Base Operating Year - The "Base Operating Year" shall mean the calendar year 1996.

Base Tax Amount - The "Base Tax Amount" shall mean the amount of
Taxes with respect to calendar year 1996. The Base Tax Amount shall be determined by averaging the Taxes with respect to (i) the fiscal year commencing July 1, 1995, and ending June 30, 1996, and (ii) the fiscal year commencing July 1, 1996, and ending June 30, 1997. By way of example only, if the Taxes for the 1995/96 fiscal year were $100,000, and the Taxes for the 1996/97 fiscal year were $120,000, the Base Tax Amount would be equal to $110,000.

Building - The "Building" shall mean and include the structure and other improvements constructed or as may in the future be constructed on the Land, known by the address "120 Broadway", New York, New York.

Building Systems - The term "Building Systems" shall mean and include such heating, ventilating and air-conditioning systems, and such elevators, water, sewerage, toilet, plumbing, sprinkler, electric, wiring and mechanical systems, now or hereafter installed in the Building, and the fixtures, equipment and appurtenances thereof, and all other mechanical devices, fixtures, equipment, appurtenances and systems installed by Landlord in the Building.

Commencement Date - The "Commencement Date" shall mean the date set forth in Subsection 2.01A below.

Demised Premises - The "Demised Premises" shall mean that portion of the 20th floor in the Building which is shown on the hatched portion of the plan annexed hereto as Exhibit "A" and made a part hereof.

Designated Broker - The "Designated Broker" shall mean Silverstein Properties Inc. and The Galbreath Company.

Electricity Abatement Program - The term "Electricity Abatement
Program" shall mean Article 2-I of the General City Law of the City of New York.

Expiration Date - The "Expiration Date" shall mean the date set forth in Subsection 2.01B below.

Fixed Rent - The "Fixed Rent" shall be Two Hundred Eighty-Three
Thousand Eight Hundred and 00/100 ($283,800.00) Dollars per annum, to be paid by Tenant in equal monthly installments of $23,650.00 each;

Include and Including - The terms "include" and "including" shall each be construed as if followed by the phrase "without being limited to."

Insurance Boards - The term "Insurance Boards" shall mean and include the National Board of Fire Underwriters, the New York Board of Fire Underwriters, and any other body having similar jurisdiction, and the New York Fire Insurance Exchange, and any other body establishing insurance premium rates.

Land - The "Land" shall mean the real property described in Exhibit
"D" annexed hereto.
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Legal Requirements - The term "Legal Requirements" shall mean and include all laws, orders, ordinances, directions, notices, rules and regulations of the federal government and of any state, county, city, borough and municipality, and of any division, agency, subdivision, bureau, office, commission, board, authority and department thereof, and of any public officer or official and of any quasi-governmental officials and authorities having or asserting jurisdiction over the Land, Building and/or the Demised Premises.

Mortgage - The term "Mortgage" shall mean any existing or future mortgage and/or security deed affecting the Land and/or the Building, alone or with other property, as the same may from time to time be amended, modified, renewed, consolidated, substituted, spread, added to, extended and/or replaced.

Mortgagee - The term "Mortgagee" shall mean the mortgagee under, and/or the holder of, any Mortgage.

Overlandlord - The term "Overlandlord" shall mean the landlord under any Underlying Lease, including the lease referred to in Subsection 22.01(b) below.

Persons Within Landlord's Control - The term "Persons Within Landlord's Control" shall mean and include Landlord and Landlord's principals, officers, agents, contractors, servants, employees and licensees, but shall not include any tenants in the Building.

Persons Within Tenant's Control - The term "Persons Within Tenant's Control" shall mean and include Tenant, all of Tenant's subtenants and assignees, and all of their respective principals, officers, agents, contractors, servants, employees, licensees, guests and invitees.

Rent Abatement Program - The term "Rent Abatement Program" shall mean Section 11-704 of The Administrative Code of the City of New
York.

Repairs - The term "Repairs" shall mean and include repairs, restorations and replacements.

Security Deposit Amount - The "Security Deposit Amount" shall mean
$70,950.00.

Square Feet of Rentable Area - The term "Square Feet of Rentable Area" in the Demised Premises shall be deemed to be the equivalent of 13,003 square feet, as agreed to by the parties following Tenant's inspection of (or opportunity to inspect) the Demised Premises. This definition shall not be construed as any kind of representation by Landlord as to the size of the Demised Premises or the Building.

Tax Abatement Program - The term "Tax Abatement Program" shall mean Title 4 of The New York Real Property Tax Law.

Tenant's Initial Work - The term "Tenant's Initial Work" shall mean such work (if any) as shall be performed by Tenant or Persons Within Tenant's Control to prepare the Demised Premises for Tenant's initial occupancy thereof.

Tenant's Proportionate Share - The term "Tenant's Proportionate
Share" shall mean .82%, so long as Landlord owns the entire Building.
If a portion(s) of the Building (but not the entire Building) shall be sold, transferred or conveyed, Tenant's Proportionate Share shall be changed to that percentage which shall be equal to a fraction, the numerator of which shall be the Square Feet of Rentable Area, and the denominator of which shall be the aggregate rentable square feet of office space in that portion of the Building owned by Landlord at such time (and from time to time), as determined by Landlord's architect. In the event of a sale, transfer or conveyance of a portion of the Building, Landlord agrees that Tenant's Operating Expense Payment (as defined in Section 19.04 hereof) and Tenant's Tax Payment (as defined in Section 19.03 hereof) shall not exceed the amount that such Operating Expense Payment or such Tax Payment, as the case may be, would have been had the Building remained a single unit and Tenant's Proportionate Share not been recalculated.

Term - The "Term" shall mean the period of years (and/or portions thereof) that this Lease shall be in effect, commencing on the Commencement Date and ending on the Expiration Date, unless sooner terminated as provided in this Lease or by law.

Underlying Lease - The term "Underlying Lease" shall mean any present or future ground or overriding or underlying lease and/or grant affecting the Land, the Building and/or the Demised Premises, as the same may from time to time be amended, modified, renewed, extended and/or replaced.

        Section 1.02. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, together with the right to use, in common with others, such portions of the lobbies, elevators and other public portions of the Building as may be necessary for access to the Demised Premises, for the Term, and for the Fixed Rent and additional rent herein reserved, and subject to all of the covenants, agreements, terms, conditions, limitations, reservations and provisions hereinafter set forth.


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                         ARTICLE 2
      COMMENCEMENT OF TERM; LANDLORD'S CONTRIBUTION
Section 2.01.
                 A. The term of this Lease shall commence on the date (the "Commencement Date") that Landlord's Work (as such term is defined in Section 2.02 below) shall be substantially completed.

                 B. The term of this Lease shall expire at noon of the last day of the calendar month in which the day immediately preceding the seventh (7th) anniversary of the Commencement Date shall occur on (the "Expiration Date"), or shall end on such earlier date upon which such term may expire or be canceled or terminated pursuant to the provisions of this Lease or by law.

                 C. Promptly following the Commencement Date, Landlord and Tenant shall execute and exchange a supplementary agreement (in the form annexed hereto as Exhibit "B", and pertaining to the matters set forth therein) setting forth the dates of the Commencement Date, the Expiration Date but the failure to so execute or exchange said supplementary agreement shall not in any way reduce Tenant's obligations or Landlord's rights under this Lease.

        Section 2.02.

                 A. Tenant agrees to accept possession of the Demised Premises in "as is" and "where is" condition on the Commencement
Date; provided, however, (i) that Landlord shall deliver the Demised Premises to Tenant vacant and free of all tenants and occupants, (ii) Landlord shall remove from the Demised Premises all construction debris resulting from Landlord's Work and (iii) the Building Systems shall be in working order. Landlord shall not be obligated to perform any work whatsoever to prepare the Demised Premises for Tenant, except as specified in Exhibit "C" which is annexed hereto and made a part hereof ("Landlord's Work"). All materials, work, labor, fixtures and installations required for completion of the Demised Premises and the operation of Tenant's business thereat, other than Landlord's Work, shall (subject to the provisions of Article 5 below) be promptly furnished and performed by Tenant, at Tenant's own cost and expense.

                 B. In the event that Landlord shall not have substantially completed the performance of Landlord's Work by the date that shall occur one hundred eighty (180) days following the date hereof, and such failure to substantially complete the performance of Landlord's Work shall not be caused by or be attributable to (w) any of the reasons set forth in Section 32.01 hereof, (x) any act or omission on the part of Tenant or of Persons Within Tenant's Control, (y) any of the reasons set forth in Paragraph H(2) of Exhibit C, or (z) Tenant's failure to comply with the provisions of Exhibit C, then, for each day beyond said one hundred eightieth (180th) day that Landlord shall fail to substantially complete the performance of Landlord's Work, Tenant shall be entitled to an abatement of Fixed Rent and recurring items of additional rent pursuant to Article 19 hereof ("Recurring Additional Rent"), on a day-for-day basis, for each such day beyond such one hundred eightieth (180th) day that Landlord shall fail to substantially complete the performance of Landlord's Work.

                 C. In the event that Landlord shall not have substantially completed the performance of Landlord's Work by the date that shall occur two hundred seventy (270) days following the date hereof, and such failure to substantially complete the performance of Landlord's Work shall not be caused by or be attributable to (w) any of the reasons set forth in Section 32.01 hereof, (x) any act or omission on the part of Tenant or of Persons Within Tenant's Control, (y) any of the reasons set forth in Paragraph H(2) of Exhibit C, or (z) Tenant's failure to comply with the provisions of Exhibit C, then, for each day beyond said two hundred seventieth (270th) day that Landlord shall fail to substantially complete the performance of Landlord's Work, Tenant shall be entitled to an abatement of Fixed Rent and Recurring Additional Rent at the rate of two days for each such day beyond such two hundred seventieth (270th) day that Landlord shall fail to substantially complete the performance of Landlord's Work.

                 D. In the event that Landlord shall have failed to substantially complete the performance of Landlord's Work by the date
(the "Landlord's Work Termination Date") that shall occur on the first
(1st) anniversary of the date hereof, and to the extent that such failure shall not have been caused by or be attributable to (w) any of the reasons set forth in Section 32.01 hereof, (x) any act or omission on the part of Tenant or of Persons Within Tenant's Control, (y) any of the reasons set forth in Paragraph H(2) of Exhibit C, or (z) Tenant's failure to comply with the provisions of Exhibit C, then, at Tenant's option and as Tenant's sole and exclusive remedy, Tenant shall have the right to cancel this Lease, which right to cancel shall be exercisable only by Tenant having given written notice thereof to Landlord not later than the date that shall occur thirty (30) days following the Landlord's Work Termination Date, and in the event that Tenant timely exercises such cancellation right, this Lease shall be deemed canceled and terminated as of the date such notice shall be delivered to Landlord (the "Notice Delivery Date"), and neither party shall have any further obligations under this Lease; provided, however, that Landlord shall be obligated to release to Tenant (i) the Security, if any, and (ii) any Fixed Rent (including any Pre-Paid Fixed Rent) and Recurring Additional Rent paid to Landlord by Tenant which shall be due and payable after the Notice Delivery Date. In the event that Tenant shall have failed to timely deliver notice of such cancellation to Landlord, then the provisions of


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this Lease shall remain in full force and effect, but Tenant shall be entitled to an abatement of Fixed Rent and Recurring Additional Rent in accordance with either Subsection 2.02B or Subsection 2.02C hereof (as the case may be) until the date upon which Landlord shall substantially complete the performance of Landlord's Work.

        Section 2.03. If Landlord shall be unable to give possession of the Demised Premises on the Commencement Date by reason of the fact that the Demised Premises are not ready for occupancy, or by reason of the failure of a prior tenant or occupant thereof to vacate the same or deliver possession thereof to Landlord, or for any other reason, Landlord shall not be subjected to any liability for the failure to give possession on said date, except as expressly provided in Section 2.02 above. No such failure to give possession on such specific date shall affect the validity of this Lease or the obligations of Tenant hereunder or be deemed to extend the Term, but the rent reserved and covenanted to be paid hereunder shall not commence until possession of the Demised Premises shall be given or shall be made available for occupancy by Tenant, except that if such failure to give possession has been caused by any act or omission on the part of Tenant or of any Person Within Tenant's Control, there shall be no abatement of rent. If repairs, improvements or decorations of the Demised Premises as may be expressly provided in this Lease to be made by Landlord are not completed on or before such date, Landlord shall not be subject to any liability for any delay in such completion (except as provided in Section 2.02 above).

        Section 2.04. Except as expressly provided in Section 2.02 above, the parties hereto agree that this Article 2 constitutes an express provision as to the time at which Landlord shall deliver possession of the Demised Premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to
Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

        Section 2.05. Provided that the same shall not interfere with the performance of Landlord's Work, Tenant may, prior to the Commencement Date, have access to the Demised Premises for the purpose of preparing the Demised Premises for Tenant's occupancy (the "License Period"), subject to and in accordance with all of the terms and provisions of this Lease (other than Tenant's obligation to pay Fixed
Rent and Recurring Additional Rent, as provided in Article 3 below).
Prior to the License Period, Tenant shall provide Landlord with such proof as Landlord may reasonably require that all persons entering upon the Demised Premises with Tenant's consent are covered by the insurance required after the Commencement Date pursuant to Article 8 below. Tenant shall be liable for any and all damages and liability resulting from any act or omission of Tenant and/or any Persons Within Tenant's Control, and Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liability, cost and expense (including reasonable attorney's fees and disbursements) arising from or in connection with any acts or omissions of Tenant or any Persons
Within Tenant's Control during the License Period. In connection with such indemnity: (i) Landlord shall endeavor to promptly notify Tenant of the relevant claim or action (it being agreed that the timing of said notice shall not be a condition to the effectiveness of the foregoing indemnity), (ii) provided that Tenant gives Landlord prompt notice thereof, Tenant may defend against such claim or action with counsel afforded by the insurer providing the insurance required to be maintained by Tenant pursuant to Section 8.03 hereof or by other counsel reasonably satisfactory to Landlord, (iii) Landlord shall reasonably cooperate with Tenant in Tenant's defense of such claim or action, provided that Landlord shall not incur any cost or expense thereby, (iv) prior to Landlord's settlement of any such claim or action, Landlord shall request Tenant's consent thereto, such consent not to be unreasonably withheld or delayed; provided, however, that if Tenant shall not consent to any such settlement as aforesaid, then, unless such claim or potential recovery is covered in full by Tenant's insurance, Landlord may proceed to settle such claim or action without Tenant's consent if Tenant shall not provide Landlord with adequate security, or reasonably satisfactory evidence of Tenant's having available funds, in an amount sufficient to cover any of Landlord's potential liabilities in connection with such claim or action, and (v) if Tenant shall request that Landlord settle such claim or action, and Tenant shall deliver to Landlord the necessary funds to do so (together with all other amounts due or payable to Landlord in connection with this indemnity), then Landlord shall accede to such request in any case where the only relief being sought by the claimant or plaintiff in any proposed settlement is monetary damages.

        Section 2.06. Upon execution of this Lease by Tenant, Tenant shall deliver to Landlord a request for Taxpayer Identification Number and Certification in the form annexed hereto as Exhibit "I".

                                       ARTICLE 3
                                         RENT

        Section 3.01. Tenant covenants and agrees that, during the entire Term, Tenant shall pay to Landlord the Fixed Rent at the annual rate set forth in Section 1.01, in equal monthly installments, in advance, on the first day of each calendar month during the Term at the office of Landlord or such other place as Landlord may designate, without any abatement, reduction, setoff, counterclaim, defense or deduction whatsoever, except as otherwise provided herein; it being agreed, however, that if Tenant shall not then be in default (after notice and the expiration of the applicable cure period, if any) of any of Tenant's obligations under this Lease, Landlord hereby conditionally excuses
Tenant's obligation to pay Fixed Rent for the first seven (7) full calendar

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months of the Term.  If, at any time during the Term, Tenant shall be in default, beyond the expiration of the applicable cure period, if any, in the performance of any of Tenant's obligations under this Lease, then the total sum of such Fixed Rent so conditionally excused shall become immediately due and payable by Tenant to Landlord. If, as of the Expiration Date, Tenant shall not be in default in the performance of any of Tenant's obligations under the terms of this Lease, Landlord shall waive any payment of all such Fixed Rent so conditionally excused. Notwithstanding the foregoing, if at any time during the first seven (7) full calendar months of the Term, Tenant shall be in default beyond the expiration of the applicable cure period, if any, in the performance of any of Tenant's obligations under this Lease, then Tenant shall be obligated to immediately pay to Landlord the Fixed Rent so conditionally excused for such period of time (the "Section 3.01 Default Period") as such default shall continue. In the event that Tenant shall cure any such default, Tenant shall be entitled to a credit against Fixed Rent in an aggregate amount equal to the Fixed Rent paid by Tenant during the
Section 3.01 Default Period, which credit shall be applied against the next installments of Fixed Rent payable by Tenant pursuant to this Lease, provided that Tenant shall not then be in default, beyond the expiration of the applicable cure period, if any, in the performance of Tenant's obligations under this Lease. If, at any time this Lease is terminated due to Tenant's default in the performance of any of Tenant's obligations under this Lease, then Tenant shall be obligated to immediately pay
Landlord a portion of such Fixed Rent so conditionally excused in an amount equal to the product of (i) the total amount conditionally excused, and (ii) a fraction, the numerator of which is the number of whole or partial calendar months remaining in the Term from and after the month in which such default occurs and the denominator of which is eighty-four
(84) plus interest on the above sum at six (6%) percent per annum for each year or partial year that has elapsed since the Commencement Date.
If, as of the Expiration Date or sooner termination of this Lease, Tenant shall not be in default in the performance of any of Tenant's obligations under the terms of this Lease, Landlord shall waive any payment of all such Fixed Rent so conditionally excused. Upon the execution of this Lease, Tenant shall pay to Landlord the installment of Fixed Rent due hereunder for the eighth (8th) full calendar month of the Term (the "Pre-Paid Fixed Rent"). In the event that Tenant's obligation to pay Fixed
Rent shall commence on a date which shall be other than the first day of a calendar month, the same shall be prorated at the rental rate applicable during the first year of the Term, and shall be paid by Tenant to Landlord together with the first full monthly installment of Fixed Rent as shall become due hereunder.

        Section 3.02.  All costs, charges, expenses and payments
(including the payments required to be made by Tenant pursuant to Article 19 below) which Tenant assumes, agrees or shall be obligated to pay to Landlord or others pursuant to this Lease (other than Fixed Rent) shall be deemed additional rent, and, in the event that Tenant shall fail to timely pay the same, Landlord shall have all of the rights and remedies with respect thereto as are provided for herein or by applicable law in the case of non-payment of rent.

        Section 3.03. Tenant covenants to pay the Fixed Rent and additional rent as in this Lease provided, when due and without notice or demand, in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any installment of Fixed Rent or any additional rent shall not be paid within seven (7) days after such installment of Fixed Rent or additional rent shall have first become due, Tenant shall also pay to Landlord (i) an administrative late charge in the amount of $100.00, and
(ii) interest thereon from the due date until such installment of Fixed
Rent or additional rent is fully paid at the "Interest Rate" (defined in Article 16 below). Such administrative late charge and interest charge shall be due and payable as additional rent with the next monthly installment of Fixed Rent. If any check delivered to Landlord in full or partial payment of any amounts due to Landlord pursuant to the terms of this Lease shall not be honored by reason of insufficient or uncollected funds or for any other reason, then (x) Tenant shall pay to Landlord a service charge on account thereof in the amount of $100.00, which service charge shall be due and payable as additional rent with the next monthly installment of Fixed Rent, and (y) all subsequent payments of any amounts due to Landlord pursuant to the terms of this Lease for the next six (6) months shall, if Landlord so requests, be made by certified check, official bank or teller's check, or money order. Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay the administrative late charge or service charge referred to above unless Tenant shall have failed to timely make any payment of Fixed
Rent or additional rent, or any check so delivered by Tenant shall have been dishonored, more than one time within any twelve (12) consecutive month period, in which event from and after the second such occurrence, Tenant shall be obligated to pay such administrative charges if required by Landlord. Upon default in payment by Tenant of any of the aforementioned charges, Landlord shall have all the rights and remedies provided for upon default of the Fixed Rent. The foregoing obligations on the part of Tenant shall not preclude the simultaneous or subsequent exercise by Landlord of any and all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. No payment by Tenant or receipt by Landlord of a lesser amount than the Fixed Rent or additional rent herein stipulated shall be deemed to be other than on account of the earliest stipulated
Fixed Rent or additional rent (unless Landlord, in Landlord's sole and absolute discretion, shall otherwise and in writing so elect), nor shall any endorsement or statement on any check or in any letter accompanying any check or payment, as Fixed Rent or additional rent, be deemed an


accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Fixed Rent and additional rent or pursue any other remedy provided in this Lease, at law or in equity.

        Section 3.04.
                 A. If all or any part of the Fixed Rent or additional rent shall at any time become uncollectible, reduced or required to be refunded by virtue of any Legal Requirements (including rent control or stabilization laws), except if and to the extent the same shall be as a result of the Incentive Program (as hereinafter defined), then for the period prescribed by said Legal Requirements, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Legal
Requirements, and Tenant shall execute and deliver such agreement(s) and take such other steps as Landlord may reasonably request and as may be legally permissible to permit Landlord to collect the maximum rent which, from time to time during the continuance of such legal rent restriction, may be legally permissible (and not in excess of the amounts then reserved therefor under this Lease). Upon the expiration or other legal termination of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded: (a) the Fixed Rent and additional rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such expiration or termination, and (b) Tenant shall pay to Landlord as additional rent, within thirty (30) days after demand, all uncollected, reduced or refunded amounts that would have been payable for the aforesaid period absent such Legal Requirements if and to the extent legally permissible. The provisions of the immediately preceding sentence shall survive the expiration or sooner termination of this Lease.

                 B. Landlord agrees to take any reasonable action reasonably necessary in order for Tenant to receive the benefits under the Tax Abatement Program, the Rent Abatement Program and the
Electricity Abatement Program (collectively, the "Incentive Program"), including the execution of all applications and other documents required by the applicable governmental authorities. Section 499-c of the Tax Abatement Program contains, inter alia, the following provisions, and requires that Tenant be advised that:

     "(1) an application for abatement of real property taxes pursuant to this title will be made for the premises;

      (2) the rent, including amounts payable by the tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to this title for the premises;

      (3) at least ten dollars per square foot or thirty-five dollars per square foot must be spent on improvements to the premises and the common areas, the amount being dependent upon the length of the lease and whether it is a new or a renewal lease; and

      (4) all abatements granted with respect to a building pursuant to this title will be revoked if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of this title."

                 C.      Landlord shall reduce Tenant's Recurring
Additional Rent and/or Fixed Rent by the amount of the abatement permitted pursuant to the Tax Abatement Program (the "Tax
Abatement") in a manner mutually agreeable to Landlord and Tenant and permitted by the Tax Abatement Program.

                 D. Tenant shall pay all application fees and other charges imposed pursuant to the Incentive Program in connection with obtaining the abatement and/or other benefits pursuant to the Incentive Program.

                 E. Tenant shall notify Landlord of any vacation or subletting of the Demised Premises or any portion thereof, or any assignment of Tenant's interest in this Lease, which would result in the revocation of any abatement or other benefits, or any portion thereof, granted pursuant to the Incentive Program. Within thirty (30) days following demand therefor, Tenant shall reimburse Landlord for any interest or penalties imposed by any governmental authorities in connection with the revocation of the abatement or other benefits resulting directly from Tenant's failure to so notify Landlord of any such vacation, subletting or assignment. Upon the revocation of any abatement or other benefit, Landlord shall increase Tenant's Recurring Additional Rent and/or Fixed Rent by the amount that such rents were reduced pursuant to Subsection 3.04C hereof.

                 F. If reasonable modification to this Lease shall be required in order to obtain the abatement and/or other benefits permitted pursuant to the Incentive Program, Landlord and Tenant agree to make such reasonable modifications to this Lease as are mutually acceptable to the parties provided that such modifications shall not increase the obligations of either party hereto.

        Section 3.05. If Landlord shall direct Tenant to pay Fixed Rent or additional rent to a "lockbox" or other depository whereby checks issued in payment of Fixed Rent or additional rent (or both, as the case may be) are initially cashed or deposited by a person or entity other than



Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay rent if and for so long as Tenant shall timely pay the rent to the lockbox on the date required pursuant to this Lease in the manner designated by Landlord.

                        ARTICLE 4
                           USE

        Section 4.01. Tenant shall use and occupy the Demised Premises for the Authorized Use (as defined in Section 1.01), and for no other purpose.

        Section 4.02. Without in any way limiting the restrictions on use contained in Section 4.01, Tenant specifically agrees that Tenant shall not permit any part of the Demised Premises to be used for banking or lending purposes of any kind; or for a safe deposit business or the sale of travelers checks and/or foreign exchange; or as a kitchen, restaurant or cafeteria; or for manufacturing, storage, shipping or receiving (other than that required for the conduct of Tenant's business and subject, however, to the rules and regulations as set forth in Article 26 hereof); or for retail securities brokerage purposes; or for any purpose that would violate restrictive covenants with any tenant of the Building, provided Tenant had notice of such restrictive covenants; or for any retail sales or as a store; or for the sale of any food or beverage; or as a news and cigar stand (or anything similar thereto); or for any sale of merchandise with delivery at or from the Demised Premises; or for the production of samples or workroom; or for any purpose other than the Authorized Use.
In addition, the Demised Premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States, or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for- profit organization, or (iii) any tax exempt entity within the meaning of Section 168(h)(2) of the Internal Revenue Code of 1986, as amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended). Notwithstanding anything to the contrary contained in this Section 4.02, subject to Tenant's compliance with the certificate of occupancy for the Demised Premises and with all of the other provisions of this Lease, and as an incident to Tenant's use of the Demised Premises for the Authorized Use, Tenant shall be permitted to install and operate a pantry or kitchenette in the Demised Premises.

        Section 4.03. Tenant expressly acknowledges that irreparable injury will result to Landlord in the event of a breach of any of the covenants made by Tenant in this Article 4, and it is agreed that, in the event of such breach, Landlord shall be entitled, in addition to any other remedies available, to seek an injunction to restrain the violation thereof. Breach of any of Tenant's covenants under this Article shall also constitute an Event of Default pursuant and subject to the provisions of
Article 15 hereof.

                            ARTICLE 5
              ALTERATIONS; LIENS; TENANT'S PROPERTY

        Section 5.01.

                 A. Tenant shall make no Alterations in or to the Demised Premises, including removal or installation of partitions, doors, electrical installations, plumbing installations, water cooling towers, heating, ventilating and air conditioning or cooling systems, units or parts thereof or other apparatus of like or other nature, whether structural or non-structural, without Landlord's prior written consent and then only by contractors or mechanics approved in writing by Landlord, which consent, except with respect to any Alterations which (i) are structural, (ii) affect the Building Systems, or (iii) violate, create a condition which violates, or require Landlord to perform any work or incur any expense to ensure compliance with any Legal Requirements (it being agreed that, in any of such instances, Landlord may withhold its consent in Landlord's sole and absolute discretion), shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, subject to Tenant's compliance with all of the terms and provisions of this Article 5, Tenant shall not be required to obtain Landlord's consent to Alterations which are non-structural or purely decorative in nature which Tenant shall desire to make in the Demised Premises, provided that the same: (a) are located entirely within the Demised Premises, (b) are non-structural, (c) do not require the issuance of a building notice or building permit from the New York City Department of Buildings, (d) do not affect the structure, exterior or common areas of the Building or the Building Systems and (e) do not cost in excess of $25,000, in the aggregate, over a twelve (12) month period, but Tenant shall nonetheless be required to give Landlord not less than five (5) Business Days' notice prior to the performance of such Alterations.



                 B. It shall be Tenant's responsibility and obligation to ensure that all Alterations: (i) shall be made at Tenant's own cost and expense and at such times and in such manner as Landlord may from time to time reasonably designate (including rules governing Alterations as Landlord may from time to time reasonably make as provided under the provisions of Article 26 below), (ii) shall comply with all Legal Requirements (including NYC Local Laws No. 5 of 1973, No. 16 of
1984 and No. 58 of 1988, each as amended from time to time, and all Legal Requirements then in effect relating to asbestos and to access for the handicapped or disabled) and all orders, rules and regulations of Insurance Boards, (iii) shall be made promptly and in a good and workmanlike manner using prime quality materials, and (iv) shall not affect the appearance of the Building or be visible from the exterior of the Building, it being Landlord's intention to keep the exterior appearance of the Building reasonably uniform (and, in pursuance thereof, Landlord shall have the right to approve the appearance of all such Alterations, including ceiling heights, blinds, lighting, signs and other decorations). In order to ensure, maintain and control the quality and standards of materials and workmanship in and the effective security of the Building, including the Demised Premises, Tenant acknowledges that it is reasonable to require Tenant, and Tenant hereby covenants and agrees, to use only contractors first approved in writing by Landlord. Landlord expressly reserves the right to exclude from the Building any person, firm or corporation attempting to perform any work or act as construction contractor or manager without Landlord's prior written consent.

                 C. Tenant agrees to pay to Landlord as a supervisory fee an amount equal to ten (10%) percent of the cost of any Alterations (other than Landlord's Work) to be performed by Tenant or by Persons Within Tenant's Control. Such supervisory fee shall be paid by Tenant to Landlord prior to the commencement of any such Alterations, based on the estimated cost of such Alterations, and, upon the completion of such Alterations, Tenant shall pay to Landlord the difference, if any, between (i) 10% of the actual cost of such Alterations and (ii) the amount previously paid as the estimated supervisory fee prior to the commencement of such Alterations.

                 D. The provisions of this Article 5 shall apply to Tenant's Initial Work, as well as to all future Alterations.

        Section 5.02.

                 A. Prior to commencing the performance of any Alterations, Tenant shall furnish to Landlord:

                         (i)      If and to the extent required, plans and
specifications (to be prepared by a licensed architect or engineer engaged by Tenant, at the sole cost and expense of Tenant), in sufficient detail to be accepted for filing by the New York City Building Department (or any successor or other governmental agency serving a similar function), of such proposed Alterations, and Tenant shall not commence the performance thereof unless and until Landlord has given written consent to said plans and specifications in accordance with the provisions hereof;

                         (ii)     A certificate evidencing that Tenant (or
Tenant's contractors) has (have) procured and paid for worker's compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Overlandlord, Landlord, Tenant, the Land and/or the Building;

                         (iii)   Such additional personal injury and property
damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Section 8.03 below), and builder's risk, fire and other casualty insurance as Landlord may reasonably require in connection with the work to be done for Tenant;

                         (iv)     If the work to be undertaken is of such a
nature that it requires the approval of Overlandlord or any Mortgagee, such approval shall be obtained by Landlord at Tenant's own cost and expense and if the work requires expenditures by Tenant in excess of an amount equal to three (3) monthly installments of the then prevailing
Fixed Rent, a surety company performance bond in form and substance reasonably satisfactory to Landlord (procured at Tenant's own cost and expense), issued by a surety company reasonably acceptable to Landlord, or other security satisfactory to Landlord, in an amount equal to at least 120% of the estimated cost of such Alterations, guaranteeing to Landlord, Overlandlord and any Mortgagee the completion thereof and payment therefor within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, security interests, conditional bills of sale and other charges, and in accordance with the plans and specifications approved by Landlord; and

                         (v)      Such permits, authorizations or consents as
may be required by any applicable Legal Requirements (other than those permits, authorizations or consents required in connection with the performance of Landlord's Work), all of which shall be obtained at Tenant's cost and expense; provided, however, that no plans, specifications or applications shall be filed by Tenant with any governmental authority without Tenant first obtaining Landlord's written consent thereto in accordance with the provisions hereof.

                 B. In the event that Landlord shall submit the plans and specifications referred to in clause (i) of Subsection 5.02A above to Landlord's architects and/or engineers for review (other than to "in


house" architects and/or engineers), Tenant shall reimburse Landlord as additional rent for Landlord's reasonable out-of-pocket expenses of such review within thirty (30) days after written notice to Tenant of the amount of such expense.

                 C. Tenant shall keep reasonably accurate and complete cost records of all Alterations performed by Tenant or by Persons Within Tenant's Control, and shall furnish to Landlord true copies thereof and/or of all contracts entered into and work orders issued by Tenant in connection therewith within thirty (30) days following Landlord's written request therefor. Landlord's review of, and/or any failure by Landlord to object to, any such contract or work order shall not: (i) be construed as an approval by Landlord of such contract or work order or the contents thereof, (ii) impose any liability on Landlord in connection therewith, or (iii) relieve Tenant of any obligation of Tenant with respect to such Alterations or the Demised Premises as otherwise set forth in this Lease.

     Section 5.03.
                 A. In no event shall any material or equipment be incorporated in or to the Demised Premises in connection with any Alteration (other than Landlord's Work) which is subject to any lien, encumbrance, chattel mortgage, security interest, charge of any kind whatsoever, or is subject to any conditional sale or other similar or dissimilar title retention agreement.

                 B. Tenant shall not create or permit to be created any lien, encumbrance or charge (levied on account of any taxes or any mechanic's, laborer's or materialman's lien, conditional sale, title retention agreement or otherwise) which might be or become a lien, en-cumbrance or charge upon the Land or Building or any part thereof or the income therefrom, and Tenant shall not suffer any other matter or thing whereby the estate, rights and interest of Landlord in the Land or Building or any part thereof might be impaired. Tenant shall take all steps necessary under local laws to prevent the imposition of such a lien, encumbrance or charge on the Land or Building.

                 C. If any lien, encumbrance or charge referred to in this Section 5.03 shall at any time be filed against the Land or Building or any part thereof, then Tenant, within thirty (30) days after notice of the filing thereof and at Tenant's own cost and expense, shall cause the same to be discharged of record or shall post the required bond, and Tenant shall indemnify Landlord against and defend and hold Landlord harmless from all costs, expenses, liabilities, losses, fines and penalties, including reasonable attorneys' fees and disbursements, resulting therefrom. If Tenant shall fail to cause such lien to be discharged or shall fail to post the required bond within the aforesaid period, then, in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the Interest Rate, shall constitute additional rent payable by Tenant under this Lease, which additional rent shall be paid by Tenant to Landlord within twenty (20) days after written notice to Tenant of the amount thereof, which notice shall be accompanied by evidence reasonably substantiating such amount.

                 D. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of labor or materials for the specific improvement, alteration to or repair of the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Land, Building, Demised Premises or any part thereof. Notice is hereby given that, other than for Landlord's Work, Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant or any subtenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant or any subtenant upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Land, Building or Demised Premises. Landlord shall have the right to post and keep posted on the Demised Premises any notices which Landlord may be required to post for the protection of Landlord, the Land, Building and/or the Demised Premises from any lien.

                 E. Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord or of any interest of Landlord in the Demised Premises.

     Section 5.04. Tenant shall not at any time, either directly or indirectly, use any contractors or labor or materials in the Demised Premises if the use of such contractors or labor or materials would create any work stoppage, picketing, labor disruption or any other difficulty with other contractors or labor engaged by Tenant or Landlord or others in the construction, maintenance or operation of the Building or any part thereof. Tenant shall promptly stop any work or other activity if Landlord shall notify Tenant that continuing such work or activity would violate the provisions of the immediately preceding sentence.


        Section 5.05. Unless caused by the gross negligence or willful misconduct of Landlord or Persons Within Landlord's Control, Landlord shall not be liable for any failure or diminution of any Building Systems or services, or for any damage to Tenant's property or the property of any other person, caused by Alterations made by Tenant or by Persons Within Tenant's Control, notwithstanding Landlord's consent thereto or to the plans and specifications therefor. Landlord's consent to any such plans or specifications shall not be deemed a representation of any kind that the same conform to the applicable Legal Requirements. Tenant shall promptly correct any faulty or improper Alteration made by Tenant or by Persons Within Tenant's Control, and shall repair any and all damage caused thereby. Upon Tenant's failure to promptly make such corrections and repairs after Tenant's receipt of notice from Landlord of such damage or of the need for such corrections or repairs within such period of time as is appropriate under the circumstances (except in the event of an emergency when no such notice shall be necessary), but in any event not more than fifteen (15) days from Tenant's receipt of such notice, Landlord may make such corrections and repairs and charge
Tenant for the actual, reasonable cost thereof. Such charge shall be deemed additional rent, and shall be paid by Tenant to Landlord within twenty (20) days after written notice to Tenant of the amount thereof, which notice shall be accompanied by evidence reasonably substantiating such amount.

    Section 5.06.
                 A. All movable property, furniture, furnishings, equipment, personal property and trade fixtures furnished by or at the expense of Tenant, other than those affixed to the Demised Premises so that they cannot be removed without damage and other than those replacing an item theretofore furnished and paid for by Landlord or for which Tenant has received a credit or allowance, shall remain the property of Tenant, and may be removed by Tenant from time to time prior to the expiration of the Term. Tenant shall notify Landlord in writing not less than sixty (60) days prior to the expiration of the Term specifying any such items of property which Tenant does not wish to remove. If within thirty (30) days after the service of such notice Landlord shall request Tenant to remove any of said items, Tenant shall, at Tenant's expense, remove said items prior to the expiration of the Term. Without limiting the generality of the provisions of this Subsection 5.06A, Tenant expressly agrees that, at Landlord's request, Tenant shall, at Tenant's own cost and expense and prior to the expiration of the Term, remove any and all vaults located or installed in the Demised Premises.

                 B. All Alterations made by either party (other than Landlord's Work), including all paneling, decorations, partitions, railings, mezzanine floors, galleries and the like, which are affixed to the Demised Premises, shall become the property of Landlord and shall be surrendered with the Demised Premises at the end of the Term. Notwithstanding the foregoing, Landlord may elect to require Tenant to remove such Alterations, at Tenant's expense, by giving written notice to Tenant either prior to, or within thirty (30) days after, the expiration of the Term; except that if Tenant shall submit to Landlord, not earlier than one hundred eighty (180) days prior to the expiration of the Term, a notice (the "Fixtures Notice") stating that Tenant shall not be required to remove specified Alterations on or prior to the Expiration Date unless Landlord shall notify Tenant within sixty (60) days after the receipt of the Fixtures Notice that such Alterations shall be required to be removed by Tenant on or prior to the Expiration Date, then Tenant shall not be required to remove such Alterations made by Tenant with Landlord's prior approval. The Fixtures Notice shall specify the Alterations that Tenant is requesting not to remove and shall bear the following legend typed in bold, capital letters at the top: "IF LANDLORD SHALL
FAIL TO NOTIFY TENANT WITH RESPECT TO THE REMOVAL OF THE ALTERATIONS SPECIFIED HEREIN WITHIN SIXTY (60) DAYS FOLLOWING LANDLORD'S RECEIPT OF
THIS NOTICE, TENANT SHALL NOT BE REQUIRED TO REMOVE SUCH ALTERATIONS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.06 OF THE LEASE." Notwithstanding anything to the contrary contained in this Subsection 5.06B, Tenant shall not be obligated to remove leasehold improvements from the Demised Premises unless such leasehold improvements are not typical of those installed by other tenants in the Building.

                 C. In any case where Tenant removes any property or Alterations in accordance with Subsections A and B above, or otherwise, Tenant shall promptly repair all damage caused by said removal and shall restore the Demised Premises at Tenant's expense to the order and condition existing on the Commencement Date, subject to normal wear and tear, damage from fire or other casualty, condemnation or eminent domain, and repairs which are not the responsibility of Tenant under the terms of this Lease, and if Tenant fails to do so, Landlord may, upon five (5) days written notice, do so at Tenant's cost and Tenant shall reimburse Landlord for the reasonable, out-of-pocket costs and expenses therefor within twenty (20) days after demand therefor, which demand shall be accompanied by evidence reasonably substantiating such costs and expenses.

                 D. Upon failure of Tenant to remove any property or Alterations in accordance with Subsections A and B above, or upon failure of Tenant to notify Landlord of any property it does not wish to remove from the Demised Premises in accordance with Subsection A above, then, as to such property, or upon termination of this Lease pursuant to Article 15 hereof, Landlord may, at Tenant's expense:
(i) remove all such property and Alterations which Landlord may require Tenant to remove pursuant to Subsections A and B above, (ii) cause the same to be placed in storage, and (iii) repair any damage caused by said removal and restore the Demised Premises to the order and condition


existing on the Commencement Date, subject to normal wear and tear, damage from fire or other casualty, condemnation or eminent domain, and repairs which are not the responsibility of Tenant under the terms of this Lease,. Tenant shall reimburse Landlord for all of the aforesaid reasonable expenses as additional rent and within twenty (20) days after demand therefor which demand shall be accompanied by evidence reasonably substantiating such costs and expenses.

                 E. Notwithstanding anything to the contrary contained in this Section 5.06, any items of property or Alterations not removed by Tenant may, at the election of Landlord, be deemed to have been abandoned by Tenant, and Landlord may retain and dispose of said items without any liability to Tenant and without accounting to Tenant for the proceeds thereof.

                 F. The provisions of this Section 5.06 shall survive the expiration or sooner termination of the Term, whereupon any and all monetary obligations of Tenant pursuant thereto shall be deemed damages recoverable by Landlord.

        Section 5.07. If Tenant shall fail to comply with any provision of this Article 5, Landlord in addition to any other remedy herein provided, may require Tenant to immediately cease all work being performed in the Building by or on behalf of Tenant upon twenty-four (24) hours written notice (except in the event of emergency when no notice shall be necessary), and Landlord may deny access to the Demised Premises to any person performing work or supplying materials in the Demised
Premises.

        Section 5.08. Notwithstanding anything contained in this Article 5 to the contrary, Landlord shall reasonably cooperate with Tenant's efforts (but shall not be obligated to incur any cost or expense in so doing) to obtain such permits, authorizations or consents as Tenant may be required to obtain pursuant to applicable Legal Requirements and/or the terms of this Lease.

                           ARTICLE 6
                    REPAIRS AND MAINTENANCE

        Section 6.01.  Tenant shall take good care of the Demised
Premises and the fixtures, glass, appurtenances and equipment therein (including all horizontal portions of the Building Systems that are located within and which exclusively serve the Demised Premises, and expressly including any sprinkler loop and distribution pipes and heads, any ventilation and air-conditioning equipment and any private bathrooms (or any plumbing lines or horizontal or vertical fixtures therein) in the Demised Premises), and, at Tenant's sole cost and expense, shall make all Repairs as and when needed to preserve them in working order and condition, whether or not such Repairs are ordinary or extraordinary, or foreseen or unforeseen at this time, and whether or not such Repairs pertain to improvements in the Demised Premises furnished or installed by Landlord, but excluding (i) Repairs necessitated by the gross negligence or willful misconduct of Landlord or Persons Within
Landlord's Control, or (ii) Repairs to the rough floor, the rough ceiling, exterior windows, exterior walls or load-bearing columns, unless required under the provisions of following sentence. All damage or injury to the Demised Premises, or to the Building or the Building
Systems outside of the Demised Premises, caused by or arising from acts or omissions of Tenant, or of Persons Within Tenant's Control, including those which are structural, extraordinary and unforeseen, shall be promptly repaired, restored or replaced by Tenant, at Tenant's own cost and expense (except if and to the extent that Landlord recovers proceeds from Landlord's insurer with respect to such damage or injury). All Repairs shall be in quality and class equal to or better than the original work or installations, and shall be performed in good and workmanlike manner, using prime quality materials.

        Section 6.02. Landlord, at Landlord's expense, shall make or cause to be made all Repairs, structural and otherwise, necessary to keep in good order and repair the exterior (including exterior windows) of the Building and the public portions of the Building and Building Systems, other than those required to be made by Tenant as provided in
Section 6.01; provided that, with respect to those Repairs to be made within the Demised Premises or to the Building Systems which serve the Demised Premises, Tenant shall have given notice to Landlord of the need for such Repairs. There shall be no allowance to Tenant for a diminution of rental value or interruption of business, and no liability on the part of Landlord, by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any Repairs or Alterations in or to any portion of the Building or Building Systems or the Demised Premises, except as otherwise expressly provided herein.

        Section 6.03. If any Insurance Boards or Legal Requirements shall require or recommend installation of fire extinguishers or of a "sprinkler system" or any other fire protection devices, or any changes, modifications, alterations or additions thereto for any reason attributable to Tenant's manner of use of the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized
Use), or if any such installation or equipment becomes necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler or fire extinguishing system in the fire insurance rate as fixed by Insurance Boards, or by any fire insurance company, then
Tenant, at Tenant's expense, shall promptly make such installation within the Demised Premises and supply such changes, modifications, alterations, additions or other equipment. In the event that (i) Tenant shall fail to perform the work required pursuant to the preceding


sentence, and/or (ii) if due to the nature of such work, Landlord requires that such work be performed by Landlord, Landlord shall make any such installation (including sprinklers, stair pressurizers, water towers), or any such change, modification, alteration or additions outside of the Demised Premises (such as, without limitation, in the common area) and Tenant shall reimburse Landlord, as additional rent, an amount equal to Tenant's Proportionate Share of the cost thereof. Such reimbursement shall be made by Tenant within twenty (20) days after written notice to Tenant of such amount, which notice shall be accompanied by evidence reasonably substantiating such amount.

        Section 6.04. In any case where Tenant shall be required to make Repairs or perform any work pursuant to this Article and such Repairs or work shall affect the Building Systems or areas outside of the Demised Premises, Landlord may, in Landlord's discretion, elect to make such Repairs or to perform such work for and on behalf of Tenant, but at Tenant's reasonable cost and expense. In such event, Tenant shall reimburse Landlord as additional rent for the cost of such Repairs and/or work within twenty (20) days after Landlord shall furnish a statement to Tenant of the amount thereof, which statement shall be accompanied by evidence reasonably substantiating such amount.

        Section 6.05. Tenant shall maintain the Demised Premises (including any permitted signs or cameras) in a clean and orderly condition that is consistent with the use and appearance of the Building. If Tenant shall fail to so maintain the Demised Premises to the reasonable satisfaction of Landlord, then Landlord shall have the right, on notice to Tenant and at Tenant's sole cost and expense, to enter into the Demised Premises for the express purpose of rectifying the condition thereof and restoring the Demised Premises to the condition and appearance required hereunder.

                            ARTICLE 7
                       COMPLIANCE WITH LAW
    Section 7.01.
                 A. Tenant shall not do, and shall not permit Persons Within Tenant's Control to do, any act or thing in or upon the Demised Premises or the Building which will invalidate or be in conflict with the certificate of occupancy for the Demised Premises or the Building, or violate any Legal Requirements. Tenant shall, at Tenant's cost and expense, comply with all Legal Requirements (including Local Laws
No. 5 of 1973, No. 16 of 1984 and No. 58 of 1988, each as modified and supplemented from time to time under the Administrative Code as applicable to the Demised Premises, and all Legal Requirements relating to asbestos) which shall with respect to the Demised Premises or with respect to any abatement of nuisance (including the removal, containment, transportation and disposal of asbestos), impose any violation, order or duty upon Landlord or Tenant arising from, or in connection with, the Demised Premises, Tenant's manner of use of the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), or any installations therein, or required by reason of a breach of any of Tenant's covenants or agreements hereunder, whether or not such Legal Requirements shall now be in effect or hereafter enacted or issued, and whether or not any work required shall be ordinary or extraordinary or foreseen or unforeseen at the date hereof.

                 B. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be responsible for the cost of all present and future compliance with The Americans with Disabilities Act of 1990, Public Law 101-336, 42 U.S.C. ' 12101 et seq. (herein called the "Disabilities Act") in respect of the Demised Premises, except that Tenant shall not hereby be under any obligation to comply with the Disabilities Act to the extent that the same shall require Tenant to make any structural alterations within the Demised Premises (i.e., alterations to the slab, support columns and facade) or to make any modifications to Building Systems located within the Demised Premises, unless the necessity for such structural alteration or modification to Building
Systems located within the Demised Premises arises from (i) Tenant's particular manner of use of the Demised Premises for other than customary office uses, (ii) the manner of conduct of Tenant's business
(as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), (iii) Tenant's installations, equipment or other property therein or the operation thereof, (iv) any cause or condition created by or at the instance of Tenant (as distinguished from Tenant's mere occupancy of the Demised Premises for the Authorized Use), or (v) the breach of any of Tenant's obligations under this Lease. In addition, Tenant shall be responsible for the cost of all present and future compliance with the Disabilities Act with respect to areas of the Land and Building outside the Demised Premises, but only if and to the extent that compliance with the requirements for such present and future compliance arises from (I) Tenant's manner of use of the Demises
Premises (as distinguished from Tenant's mere use of the Demised
Premises for the Authorized Use), (II) the manner of conduct of Tenant's business (as distinguished from Tenant's mere conduct of business at the Demised Premises) (III) Tenant's installations, equipment or other property therein or the operation thereof, (IV) any cause or condition created by or at the instance of Tenant (as distinguished from Tenant's mere occupancy of the Demised Premises for the Authorized Use), or
(V) the breach of any of Tenant's obligations under this Lease.

                 C. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Demised Premises or the Building; provided, however, that the foregoing prohibition shall not apply to standard office supplies, materials and equipment in reasonable

limited quantities, if and to the extent permitted by Applicable Legal Requirements. The term "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any federal, state or local environmental law, ordinance, rule or regulation, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, and the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing Acts. In the event of a violation of any of the foregoing provisions of this Subsection 7.01C, Landlord may, upon twenty-four (24) hours telephonic notice (except in the event of emergency when no notice shall be necessary), take all remedial action deemed necessary by Landlord to correct such condition, and Tenant shall reimburse Landlord for the actual out-of-pocket costs and expenses therefor as additional rent within twenty (20) days after demand therefor which demand shall be accompanied by evidence reasonably substantiating such costs and expenses.

    D. Tenant may contest, at Tenant's sole cost and expense, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirements, provided that:

         (i) Landlord shall not be subject to criminal or civil penalty or to prosecution for a crime nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise or by reason of such contest or civil penalty;

         (ii) Tenant shall defend, indemnify and hold harmless Landlord and the agents, partners, shareholders, directors, officers and employees of Landlord against all claims, damage, loss, liability, costs and expense (including reasonable attorneys' fees) resulting from Tenant's non-compliance or contest;

          (iii) such non-compliance or contest shall not constitute or result in any violation of any Underlying Lease or Mortgage (of which Tenant has notice), or if such Underlying Lease and/or Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the sole cost and expense of Tenant;

          (iv) such non-compliance or contest shall not result in the cancellation of, or shall increase the rate of premium for any of, the Building insurance of which Landlord has given Tenant written notice;

          (v) such non-compliance or contest shall not result in any hazardous or unsafe condition, as reasonably determined by Landlord, at the Demised Premises or the Building; and

          (vi) Tenant shall keep Landlord advised as to the status of such proceedings.

Without limiting the application of clause (i) above thereto, Landlord shall be deemed subject to prosecution for a crime within the meaning of said cause (i), if Landlord, or any agent, partner, shareholder, director, officer or employee of Landlord individually is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or such agent, partner, shareholder director, officer or employee, as the case may be, is required to plead or answer thereto.

    Section 7.02. If Tenant shall receive notice of any violation of any Legal Requirements applicable to the Demised Premises, Tenant shall give prompt notice thereof to Landlord. Landlord shall, during the term of this Lease, comply with those Legal Requirements which are of a nature that, if Landlord did not so comply, such non-compliance would materially impair Tenant's ability to conduct Tenant's business at the Demised Premises.

    Section 7.03. Tenant shall also be obligated to comply with any Legal Requirements requiring any structural Alteration of the Demised Premises, but only if such Alteration shall be required by reason of a condition which has been created by, or at the instance of, Tenant or Persons Within Tenant's Control, or shall be attributable to the particular use or manner of use to which Tenant or Persons Within Tenant's Control puts the Demised Premises (as distinguished from Tenant's mere use of the Demised Premises for the Authorized Use), or shall be required by reason of a breach of any of Tenant's covenants and agreements hereunder.

   Section 7.04. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business and if the failure to secure such license or permit would, in any way, affect Landlord or the Building, then Tenant, at Tenant's expense, shall promptly procure and thereafter maintain, submit for inspection by Landlord, and at all times comply with the terms and conditions of, each such license or permit.

   Section 7.05. If an excavation shall be made upon the land adjacent to or under the Building, or shall be authorized or contemplated to be made, Tenant shall upon prior notice afford to the person causing or authorized to cause such excavation license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary or desirable to preserve the Building from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. In connection with such excavation, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises.

    Section 7.06. Tenant shall not clean, or permit, suffer or allow to be cleaned, any windows in the Demised Premises from the outside in violation of Section 202 of the Labor Law or any other Legal Requirements.

     Section 7.07.  Notwithstanding anything contained in this Article
7 to the contrary, Tenant shall not be obligated to cure any violation of Legal Requirements applicable to the Demised Premises which is of record as of the Commencement Date.

                             ARTICLE 8
                             INSURANCE

      Section 8.01. Tenant shall not do or permit to be done any act or thing in or upon the Demised Premises which will invalidate or be in conflict with the terms of the New York State standard form of fire insurance with extended coverage, or with rental, liability, boiler, sprinkler, water damage, war risk or other insurance policies covering the Building and the fixtures and property therein (hereinafter referred to as "Building Insurance"); and Tenant, at Tenant's own expense, shall comply with all rules, orders, regulations and requirements of all Insurance Boards, and shall not do or permit anything to be done in or upon the Demised Premises or bring or keep anything therein or use the Demised Premises in a manner which increases the rate of premium for any of the Building Insurance or any property or equipment located therein over the rate in effect at the commencement of the Term.

    Section 8.02.
                 A. If, by reason of the failure of Tenant to comply with any provision of this Lease, the rate of premium for Building Insurance or other insurance on the property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than it otherwise would be, Tenant shall reimburse Landlord and/or such other tenants or subtenants in the Building for that part of the insurance premiums thereafter paid by Landlord or by the other tenants or subtenants in the Building which shall have been charged because of such failure by Tenant. Tenant shall make said reimbursement within twenty
(20) days following Landlord's submission to Tenant of written demand therefor, which demand shall be accompanied by evidence reasonably substantiating such increase. Tenant shall not be responsible for the payment of any increase in the rate of premium for Building Insurance or other insurance on the property or equipment of Landlord if such increase is imposed solely by reason of Tenant's use of the Demised Premises in accordance with the primary Authorized Use (in contradistinction to use of the Demised Premises for any incidental or ancillary use permitted in connection therewith).

                 B. In any action or proceeding wherein Landlord and Tenant are parties, a schedule or "make-up" of any insurance rate for the Building or Demised Premises issued by any Insurance Board establishing insurance premium rates for the Building shall be prima facie evidence of the facts therein stated and of the several items and charges in the insurance premium rates then applicable to the Building.

     Section 8.03.
                 A. Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in force during the entire Term, for the benefit of Landlord, Overlandlord and Tenant, the following insurance coverages: (i) commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors' liability, owner's protective liability, products and completed operations liability, broad form contractual liability and broad form property damage coverages) in a combined single limit amount of not less than $3,000,000, against all claims, demands or actions with respect to damage, injury or death made by or on behalf of any person or entity, arising from or relating to the conduct and operation of Tenant's business in, on or about the Demised Premises (which shall include Tenant's signs, if any), or arising from or related to any act or omission of Tenant or of Persons Within Tenant's Control; (ii) during the course of construction of any Tenant's Alterations and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated into the Building and all materials and equipment located in or about the Demised Premises; (iii) Workers' Compensation Insurance, as required by law; and (iv) if Tenant shall install or maintain one or more boilers or other pressure vessels to serve the Demised Premises or Tenant's operations thereat, Tenant shall, at Tenant's own cost and expense, obtain, maintain and keep in force, for the benefit of Landlord, Overlandlord and Tenant, appropriate insurance coverage thereof in an amount not less than $1,000,000 (it being understood and agreed, however, that the foregoing shall not be deemed a consent by Landlord to the installation and/or maintenance of any boilers or other pressure vessels in the Demised Premises, which installation and/or maintenance shall at all times be subject to the prior written consent of Landlord). All such insurance shall contain only such "deductibles" or "retentions" as Landlord shall reasonably approve. In addition, prior to any entry upon the Demised Premises by Tenant or by any Person Within Tenant's Control, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Whenever, in Landlord's reasonable judgment, good business practice and changing conditions indicate a need for additional or different types of insurance coverage, taking into account customary insurance coverage and policies for comparable buildings in Manhattan, Tenant shall, upon Landlord's request, promptly obtain such insurance coverage, at Tenant's expense.


                 B. Tenant, at Tenant's own cost and expense, shall maintain insurance protecting and indemnifying Landlord, the managing agent of the Building, Tenant and Overlandlord against any and all damage to or loss of Tenant's Alterations, equipment, furnishings, furniture, fixtures and contents in the Demised Premises or the Building (including all portions of the Building Systems that are located within the Demised Premises, and expressly including any sprinkler loop and distribution pipes and heads, any ventilation and air-conditioning equipment and any private bathrooms in the Demised Premises), and all claims and liabilities relating thereto.

                 C. Landlord and Overlandlord shall be named as insureds in said policies and shall be protected against all liability occasioned by an occurrence insured against. All said policies of insurance shall be: (i) written as "occurrence" policies, (ii) written as primary policy coverage and not contributing with or in excess of any coverage which Landlord or Overlandlord may carry, (iii) written in form and substance reasonably satisfactory to Landlord, and (iv) issued by insurance companies then rated not less than A:XII in Best's
Insurance Reports, and which are licensed to do business in the State of New York. Tenant shall, prior to the Commencement Date, deliver to Landlord the policies of insurance or certificates thereof, together with evidence of payment of premiums thereon, and shall thereafter furnish to Landlord, at least thirty (30) days' prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof, with evidence of the payment of premiums thereon. Each of said policies shall also contain a provision whereby the insurer agrees not to cancel, diminish or materially modify said insurance policy(ies) without having given Landlord and Overlandlord at least thirty (30) days' prior written notice thereof, by certified mail, return receipt requested.

                 D. Tenant shall pay all premiums and charges for all of said policies, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy upon three (3) Business Days notice to Tenant, and the amount paid by Landlord, with interest thereon at the Interest Rate, shall be repaid to Landlord by Tenant within twenty
(20) days after demand therefor, which demand shall be accompanied by evidence reasonably substantiating such amount, and all such amounts so repayable, together with such interest, shall be deemed to constitute additional rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

                 E. Notwithstanding and without regard to the limits of insurance specified in this Section 8.03, Tenant agrees to defend, protect, indemnify and hold harmless Landlord and Overlandlord, and the agents, partners, shareholders, directors, officers and employees of Landlord and Overlandlord, from and against all claims, damage, loss, liability, cost and expense (including reasonable engineer's, architects' and attorneys' fees and disbursements) resulting from any of the risks referred to in this
Section 8.03. The foregoing obligation of Tenant shall be and remain in full force and effect whether or not Tenant has placed and maintained the insurance specified in this Section 8.03, and whether or not proceeds from such insurance (such insurance having been placed and maintained) actually are collectible from one or more of the aforesaid insurance companies; provided, however, that Tenant shall be relieved of its obligation of indemnity herein pro tanto of the amount actually recovered by Landlord from one or more of said insurance companies by reason of injury, damage or loss sustained on the Demised Premises. If any action or proceeding shall be brought against Landlord or any of the other indemnified parties in connection with any matter which is the subject of the foregoing indemnity, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding at Tenant's expense by counsel afforded by the insurer providing the insurance required to be maintained by Tenant pursuant to this Section 8.03 or by other counsel reasonably satisfactory to Landlord, without any disclaimer of liability in connection therewith.

    Section 8.04.
                 A. Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage, or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Demised Premises and Tenant's Alterations, leasehold improvements, equipment, furnishings, fixtures and contents against loss, damage, or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage which is in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained, or shall be obtainable only by the payment of an additional premium charge above that which is charged by companies carrying such insurance without such waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party of such fact, and such other party shall have a period of ten (10) days after the giving of such notice to agree in writing to pay such additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant's rentable area to the total rentable area covered by such insurance); and if such other party does not so agree or the waiver shall not be obtainable, then the provisions of this Section 8.04 shall be null and void as to the risks covered by such policy for so long as either such waiver cannot be


obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant, as set forth in the second sentence of this Section 8.04, shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other's insurer are exhausted and the other party shall be unable to collect such insurance proceeds.

                 B. The waiver of subrogation referred to in Subsection 8.04A above shall extend to the agents and employees of each party, but only if and to the extent that such waiver can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Section 8.04 shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore and rebuild.

        Section 8.05. In the event of any permitted or approved sublease or occupancy (by a person other than Tenant) of all or a portion of the Demised Premises, all of the covenants and obligations on the part of Tenant set forth in this Article 8 shall bind and be fully applicable to the subtenant or occupant (as if such subtenant or occupant were Tenant hereunder) for the benefit of Landlord.

                        ARTICLE 9
                    DAMAGE OR CASUALTY

        Section 9.01. If the Demised Premises or any part thereof shall be damaged by fire or other insured casualty and Tenant shall give prompt written notice thereof to Landlord, then Landlord shall, subject to the provisions of Sections 9.02 and 9.03, proceed with reasonable diligence to repair or cause to be repaired such damage at Landlord's expense if and to the extent that such repair is fully paid for with the net proceeds of insurance, if any, recovered with respect to the damage, but in no event greater than the scope of Landlord's construction of the Demised Premises on the commencement of the Term. If the Demised
Premises, or any material part thereof, shall be rendered untenantable or inaccessible by reason of such damage and such damage shall not be the result of the gross negligence or willful misconduct of Tenant or of Persons Within Tenant's Control, then the Fixed Rent and Recurring Additional Rent hereunder, or an amount thereof apportioned according to the area of the Demised Premises so rendered untenantable (if less than the entire Demised Premises shall be so rendered untenantable), shall be abated for the period from the date of such damage to date when the damage shall have been repaired as aforesaid. If Landlord, Overlandlord or any Mortgagee shall be unable to collect the rent insurance proceeds applicable to such damage because of some action or inaction on the part of Tenant or of Persons Within Tenant's Control, then there shall be no abatement of Fixed Rent or Recurring Additional
Rent. Tenant covenants and agrees to reasonably cooperate with Landlord, Overlandlord and any Mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, or any cause beyond the control of Landlord or contractors employed by Landlord.

        Section 9.02. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord, in reliance upon the provisions set forth in Section 8.03, will not carry insurance of any kind on Tenant's furnishings, furniture, contents, fixtures, equipment, Alterations and leasehold improvements (other than Landlord's Work) (including horizontal portions of the Building Systems that are located within and serving the Demised Premises, and expressly including any ventilation and air-conditioning equipment and any private bathrooms in the Demised Premises), and that Landlord shall not be obligated to repair any damage thereto or replace the same.

        Section 9.03. Notwithstanding anything to the contrary contained in Sections 9.01 and 9.02 above, in the event that:

          (i) the Building shall be also damaged by such fire or other casualty so that substantial alteration or reconstruction of the Building shall, in Landlord's sole and unfettered opinion, be required (whether or not the Demised Premises shall have been damaged by such fire or other casualty and without regard to the structural integrity of the Building), or

         (ii) the Demised Premises are totally or substantially damaged or are rendered wholly or substantially untenantable, or

          (iii) there is any damage to the Demised Premises within the last two (2) years of the Term, and the cost of repair exceeds an amount equal to three (3) monthly installments of Fixed Rent, then Landlord may, in Landlord's sole and absolute discretion, terminate this Lease and the term and estate hereby granted, by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. In the event that such a notice of termination shall be given, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the date hereinbefore set for the expiration of the Term, and the Fixed Rent and additional rent hereunder shall be apportioned as of such date.

        Section 9.04. Except as may be provided in Section 8.04, nothing herein contained shall relieve Tenant from any liability to



Landlord or to Landlord's insurers in connection with any damage to the Demised Premises or the Building by fire or other casualty if Tenant shall be legally liable in such respect.

        Section 9.05. Tenant shall throughout the Term provide fire wardens and searchers as required under NYC Local Law No. 5 of 1973, as heretofore and/or hereafter amended.

        Section 9.06. Tenant shall give Landlord notice of the occurrence of any fire, casualty or other accident in the Demised Premises promptly after Tenant becomes aware thereof.

        Section 9.07. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York (providing for such a contingency in the absence of express agreement), and any other law of like import now or hereafter in force, shall have no application in such case.

        Section 9.08. Notwithstanding anything to the contrary contained in this Article 9:

                         (i)      if the Demised Premises shall be totally or
substantially damaged, shall be rendered wholly or substantially untenantable or shall be rendered inaccessible as a result of fire or other casualty during the first six (6) years of the Term hereof, then, within forty-five (45) days following the date on which Tenant shall have given notice to Landlord, in accordance with the provisions of this Article 9, of such damage, untenantability or inaccessibility Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord setting forth such contractor's estimate as to the time reasonably required to repair such damage (the "Contractor's Estimate").
If (A) the period to repair set forth in such Contractor's Estimate shall exceed two hundred seventy (270) days from the date of such fire or other casualty or (B) Landlord fails to complete such repairs or restore access to the Demised Premises within two hundred seventy (270) days from the date of casualty (the "Casualty Repair Period") and Landlord's failure to complete such repairs or restore access to the Demised
Premises does not arise from (1) any of the reasons set forth in Section
32.01 hereof, (2) any act or omission on the part of Tenant or Persons
Within Tenant's Control, (3) any of the reasons set forth in Paragraph
H(2) of Exhibit C, or (4) Tenant's failure to comply with the provisions of Exhibit C, then Tenant may elect to terminate this Lease by notice
(the "Casualty Termination Notice") to Landlord given not later than:
(x) thirty (30) days following delivery to Tenant of the Contractor's
Estimate with respect to clause (A) of this sentence; and (y) five (5) days following the expiration of the Casualty Repair Period with respect to clause (B) of this sentence (time being of the essence with respect to such thirty (30) day and five (5) day periods). If Tenant shall exercise such election, the Term shall terminate upon the thirtieth (30th) day following the date upon which such notice of terminate is given by Tenant to Landlord as if such date was the date hereinabove set forth as the Expiration Date, and the Fixed Rent and additional rent hereunder shall be apportioned as of such date. In the event that Landlord shall have failed to complete such repairs or restore access to the Demised Premises within the Casualty Repair Period and Tenant shall have elected to terminate this Lease pursuant to the provisions of clause (B) of this
Section 9.08, then, notwithstanding Tenant's delivery of the Casualty Termination Notice, if Landlord shall have substantially completed the repairs or restored access to the Demised Premises or shall have rendered the Demised Premises to a tenantable condition, and Landlord shall tender to Tenant possession of the Demised Premises within thirty
(30) days following Landlord's receipt of the Casualty Termination
Notice, then Tenant's Casualty Termination Notice shall be null and void and of no force and effect, or

                         (ii)     if the Demised Premises are totally or
substantially damaged or are rendered wholly or substantially untenantable during the last year of the Term, then Tenant may terminate this Lease and the Term and estate hereby granted, by notifying Landlord in writing within thirty (30) days after the date of such damage or untenantability (time being of the essence with respect to such notice).

In the event that Tenant shall give a notice of termination pursuant to this
Section 9.08, then this Lease and the term and estate hereby granted shall expire as of the date of termination stated in said notice with the same effect as if that were the Expiration Date of the Term of this Lease, and the Fixed Rent and additional rent hereunder shall be apportioned as of such date.

                           ARTICLE 10
                 ASSIGNMENT AND SUBLETTING

  Section 10.01.
                 A. As a material inducement to Landlord to enter into this Lease, Tenant covenants and agrees, for Tenant and Tenant's heirs, distributees, executors, administrators, legal representatives, successors and assigns, that neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, will be assigned, or advertised for assignment, mortgaged, pledged, encumbered or otherwise transferred, by operation of law or otherwise, and that neither the Demised Premises, nor any part thereof, will be sublet or occupied by anyone other than Tenant, or for any purpose other than as hereinbefore set forth, without the prior written consent of Landlord (which consent, unless expressly provided to the contrary in this Article 10, may be granted, withheld or conditioned in Landlord's sole and absolute discretion) in every case.

                 B. The direct or indirect transfer of fifty (50%) percent or more (aggregating all multiple and/or prior transfers) of:
(i) the shares of a corporate tenant, or (ii) the shares of any corporation of which Tenant is an immediate or remote subsidiary, or (iii) the beneficial or legal interests of a tenant that is a business entity other than a corporation, in each case including transfers by operation of law, and including a related or unrelated series of transactions, shall be deemed an assignment of this Lease for the purposes of this Article 10. For the purposes hereof, "shares" of a corporate tenant or other corporation shall be deemed to include: (x) the issued and outstanding shares of any class of the voting stock of a corporation, and/or (y) the issued and outstanding shares of any class of convertible non-voting stock, debentures or securities of a corporation. Issuance of new corporate shares of a corporation or partnership interests by a partnership, and/or the issuance of a new class of voting stock or convertible non-voting stock or debentures or securities of a corporation which results in a transfer of control of that corporation, or the execution of an agreement affecting the power to vote fifty (50%) percent or more of the issued and outstanding shares of any class of stock or securities of a corporation, shall each be deemed to be a "transfer" for the purposes hereof. In implementation of the foregoing provisions (but subject to the provisions of Subsection 10.02C below), if Tenant shall be a corporation, then, within ten (10) days following Landlord's written request therefor, Tenant shall furnish to Landlord a statement verified by an officer of Tenant setting forth the details of the then present ownership and all prior transfers of the issued and outstanding stock of the corporation, and such other information relating to such stock ownership and transfer of stock or securities as Landlord may request in such notice.

        Section 10.02.

                 A. Tenant may sublet all or part of the Demised Premises or assign Tenant's interest in this Lease and the leasehold estate hereby created to a corporation or other business entity which controls, is controlled by or is under common control with, Tenant (herein referred to as a "Related Corporation"), provided that: (i) Tenant shall not then be in default with respect to any of Tenant's obligations under this Lease (after notice and the expiration of the applicable cure period, if any), (ii) not less than ten (10) days prior to such subletting or assignment, Tenant shall furnish Landlord with the name of such Related Corporation, together with a certification of Tenant, and such other proof as Landlord may reasonably request, that such subtenant or assignee is a Related Corporation of Tenant, (iii) in the reasonable judgment of Landlord, the proposed subtenant or assignee is of a character which is in keeping with the standards of Landlord for the Building, and (iv) for the entire term of such sublease or assignment, the subtenant or assignee thereunder shall continue to be a Related Corporation of Tenant. In connection with the information to be provided to Landlord pursuant to this Subsection
10.02A, Landlord shall have the right, at any reasonable time and from time to time, to examine such books and records of Tenant as may be reasonably necessary to establish that such subtenant or assignee remains a Related Corporation of Tenant, and that no rent is being paid to Tenant by such Related Corporation. Notwithstanding the foregoing, however, if such Related Corporation is a publicly-held corporation, Landlord shall have no right to examine such books and records; provided, however, that at any reasonable time and from time to time upon Landlord's reasonable request, Tenant shall provide a certification, and such other proof as Landlord may reasonably request, that such subtenant or assignee continues to be a Related Corporation of Tenant. Such subletting or assignment shall not be deemed to vest in any such Related Corporation any right or interest in this Lease or the Demised Premises, nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes of this Article 10, the term "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the voting stock of such corporation, or more than fifty (50%) percent of all of the legal and equitable interest in any other business entity.

                 B. Tenant may assign or transfer Tenant's entire interest in this Lease and the leasehold estate hereby created to a "Successor Corporation" of Tenant (as hereinafter defined), provided that: (i) Tenant shall not then be in default with respect to any of Tenant's obligations under this Lease (after notice and the expiration of the applicable cure period, if any), (ii) the proposed occupancy shall not increase the office cleaning requirements (if any) or impose an extra burden upon the Building equipment or Building services, and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity, and shall be subject to the service of process in, and the jurisdiction of the courts of, the State of New York.
The term "Successor Corporation" shall mean any of the following: (x) a corporation into which or with which Tenant shall be merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that (whether by operation of law or by effective provisions contained in the instruments of merger or consolidation) the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation; or (y) a corporation acquiring this Lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets of Tenant, and assuming all or substantially all of the liabilities of Tenant, or acquiring substantially all of the then outstanding stock of Tenant; or (z) any corporate successor to a Successor Corporation becoming such by either of the methods described in clauses (x) and (y) above; provided that, in each case: (1) such merger or consolidation, such acquisition and assumption or such stock acquisition, as the case may be, shall be made


for a good business purpose other than (and not principally for) the purpose of transferring the leasehold estate created hereby, (2) immediately after giving effect to any such merger or consolidation, such acquisition and assumption or such stock acquisition, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities or acquiring such stock, as the case may be, shall have a net worth, as determined in accordance with generally accepted accounting principles and certified to Landlord by an independent certified public accountant, at least equal to the net worth, similarly determined, of Tenant as of the date of this Lease, and (3) proof reasonably satisfactory to Landlord of such business purpose, and net worth shall have been delivered to Landlord at least ten
(10) days prior to the effective date of any such transaction. The acquisition by Tenant of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation or other business entity, shall be deemed to be a merger for the purposes of this Article 10.

                 C. Notwithstanding anything to the contrary contained herein, the transfer of the outstanding capital stock of any corporate tenant shall not be deemed an assignment of this Lease (and Tenant shall not be required to furnish Landlord with the information described in the last sentence of Subsection 10.01B above) if such transfer shall be effected by the sale of such stock through the "over-the-counter-market" or through any recognized stock exchange, unless such stock shall be sold, transferred or otherwise conveyed by persons deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

                 D. Supplementing the provisions of this Section 10.02, if at any time Tenant shall be a privately-held corporation, Tenant shall promptly notify Landlord in writing of the names of all owners and/or holders of the issued and outstanding shares of capital stock of Tenant
(the "Shareholders"). Notwithstanding anything to the contrary contained in this Article 10, the Shareholders shall have the right, upon notice to Landlord, but without having to obtain the consent of Landlord, and without the same constituting an assignment hereunder, to transfer their stock in the Tenant to any of the following persons or entities (the Shareholder and each of said persons and entities are hereinafter collectively referred to as the "Transferees"): the Shareholders' spouse, siblings, issue or any trust for the benefit of any of such parties, and each of the Transferees shall have the right, upon notice to Landlord but without having to obtain Landlord's consent thereto, and without the same constituting an assignment hereunder, to transfer its stock in the Tenant to any of the other Transferees.

                 E. Notwithstanding anything to the contrary contained in this Article 10, provided that (i) Tenant shall not be in default (after notice and the expiration of the applicable cure period, if any) with respect to any obligation of Tenant under this Lease, and (ii) the proposed occupancy shall not impose an extra burden upon the Building equipment or Building services, Tenant shall have the right, without being required to obtain the consent of Landlord, but upon not less than ten (10) days prior written notice, to permit a portion of the Demised Premises (not to exceed, in the aggregate, 3,250 rentable square feet) to be used under a so-called "desk sharing agreement" by a Related
Corporation or a client of, or service provider to, Tenant, but only for the uses permitted under this Lease, and only for such period as such Related Corporation or such client of, or service provider to, Tenant, shall remain a Related Corporation or a client of, or service provider to, Tenant, as the case may be. Any such desk sharing agreement shall not give rise to any rights under this Lease to any such occupant, shall be subject and subordinate to all of the terms, covenants and conditions of this Lease and, notwithstanding such desk sharing agreement, Tenant shall remain fully liable for all of Tenant's obligations under this Lease.

  Section 10.03.
                 A. Except with respect to assignments or sublets described in Section 10.02 above, if Tenant shall desire to assign this Lease or to sublet all or any portion of the Demised Premises, Tenant shall submit to Landlord a written request for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a fully executed binding letter of intent containing the proposed terms and conditions of such assignment or sublease (it being agreed that such letter will be delivered by Tenant to Landlord at or prior to the time that Landlord grants its consent to such assignment or sublease); (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the Demised Premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant. Landlord shall then have the following options (the "Recapture Options"), which may be exercised by notice (the "Recapture Notice") given to Tenant within thirty (30) days after Landlord's receipt of Tenant's request for consent:

                         (x)      Landlord may require Tenant to surrender
the Demised Premises to Landlord and to accept a termination of this Lease as of a date (the "Recapture Date") to be designated by Landlord in the Recapture Notice, which date shall not be less than thirty (30) days nor more than one hundred twenty (120) days following the date of the Recapture Notice; or

                         (y)      Landlord may require Tenant to assign this
Lease to Landlord (without merger of Landlord's estates) or Landlord's designee, effective as of a date which shall not be less than thirty (30) days nor more than one hundred twenty (120) days following the date of the Recapture Notice.

                 B. If Landlord shall elect to require Tenant to surrender the Demised Premises and accept a termination of this Lease, then this Lease shall expire on the Recapture Date as if that date had been originally fixed as the Expiration Date. Regardless of which Recapture Option Landlord exercises under this Section 10.03 (i.e., whether to terminate this Lease or to take an assignment thereof), Landlord shall be free to, and shall have no liability to Tenant (or to any broker engaged by Tenant) if Landlord shall, lease the Demised Premises to Tenant's prospective assignee or subtenant.

        Section 10.04. If Landlord shall not exercise either of the Recapture Options within the time period provided in Section 10.03 above, then Landlord shall not unreasonably withhold or delay consent to the proposed assignment of this Lease or a proposed subletting of all or a portion of the Demised Premises, provided that Tenant shall not then be
(i) in default with respect to any of Tenant's obligations under this Lease after notice and the applicable grace period, if any or (ii) in receipt of notice of default provided that notice was given prior to Tenant's written request for Landlord's consent pursuant to Section 10.03A hereof and provided further that the following additional conditions (which shall be in addition to, and not in lieu of, the other terms, conditions and requirements set forth elsewhere in this Article 10) shall be satisfied:

                         (i)      The proposed assignee or subtenant shall not
be: (a) a school of any kind, or an employment or placement agency or governmental or quasi-governmental agency, or a real estate brokerage office or medical office or executive recruitment office, or any bank or retail establishment, or (b) entitled, directly or indirectly, to diplomatic or sovereign immunity, and the proposed assignee or subtenant shall be subject to service of process in, and the jurisdiction of the courts of, the State of New York;

                         (ii)     The subletting or assignment shall be to a
reputable person, whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the Building, and whose occupancy will not be more objectionable or more hazardous than that of Tenant herein or impose any additional burden upon Landlord in the operation of the Building;

                         (iii)    The proposed assignee or subtenant shall
have, in the reasonable judgment of Landlord, sufficient financial worth to perform the obligations of Tenant under this Lease; provided, however, that if the sublease with such subtenant is for less than all of the Demised Premises, such subtenant shall have sufficient financial worth to perform the subtenant's obligations under such sublease;

                         (iv)     No space shall be or have been advertised
or promoted to the general public at a lower rental rate than that being asked by Landlord at the time for similar space in the Building; and

                         (v)      The proposed assignee or subtenant (or any
person who directly or indirectly controls, is controlled by or is under common control with, either (a) the proposed assignee or subtenant, or
(b) any person who controls the proposed assignee or subtenant) shall not be a tenant, subtenant, occupant or assignee of any premises in the Building, or a party who dealt or negotiated with Landlord or Landlord's agent (directly or through a broker) with respect to the leasing of any space in the Building during the twelve (12) months immediately preceding Tenant's request for Landlord's consent.

        Section 10.05. In the event of each and every permitted assignment of Tenant's interest under this Lease, the following provisions shall apply:
                         (i)      The assignee shall assume and agree, in a
recordable writing delivered to Landlord on or before the effective date of such assignment, to perform all of the terms, conditions and agreements of this Lease on the part of Tenant to be kept, performed and observed, and to become jointly and severally liable with the assignor
(and remote assignors, if any) for the performance thereof.

                         (ii)     The assignor shall assign to the assignee all
of the assignor's right, title and interest and claim to the security deposited hereunder.
                         (iii)    The terms, covenants and conditions of this
Lease may be changed, altered or modified in any manner whatsoever by Landlord and the assignee without the consent thereto of any remote or immediate assignor, and no such change, alteration or modification shall release the remote or immediate assignor from the performance and observance by such remote and immediate assignor of any of the terms, covenants and conditions on Tenant's part to be performed under this Lease; provided, however, that if a change, alteration or modification made after the date of an assignment of this Lease shall increase the obligations of Tenant under this Lease, the assignor shall not be liable with respect to such increase.

    Section 10.06.
                 A. In the event of each and every permitted subletting of all or any part of the Demised Premises, the following provisions shall apply:
                         (i)      No subletting shall be for a term ending
later than one (1) day prior to the Expiration Date.

                         (ii)     The sublease shall provide that it is subject
and subordinate to this Lease and to all matters to which this Lease is or shall be subordinate.


                         (iii)    The sublease and all of the subtenant's
rights thereunder shall be expressly made subject to all of the obligations of Tenant under this Lease, and to the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred, or the subleased premises further sublet by the subtenant in whole or in part, or any part thereof suffered or permitted by the subtenant to be used or occupied by others, without the prior written consent of Landlord (which consent may be granted, withheld or conditioned in Landlord's sole and absolute discretion) in each instance, except as expressly provided in this Article 10.

                 B. If Landlord shall consent to a proposed subletting of all or any portion of the Demised Premises, then the written instrument of consent, which shall also be executed and acknowledged by Tenant and the subtenant, shall contain a provision substantially similar to the following:

        "The sublandlord [i.e., Tenant under this Lease] and the subtenant hereby agree that, if the subtenant shall be in default of any obligation of the subtenant under the sublease, which default also constitutes a default by the sublandlord under the overlease [i.e., this Lease], then the overlandlord [i.e., Landlord under this Lease] shall be permitted to avail itself of all of the rights and remedies available to the sublandlord in connection therewith. Without limiting the generality of the foregoing, the overlandlord shall be permitted (by assignment of a cause of action or otherwise) to institute an action or proceeding against the subtenant in the name of the sublandlord in order to enforce the sublandlord's rights under the sublease, and shall also be permitted to take all ancillary actions (e.g., serve default notices and demands) in the name of the sublandlord as the overlandlord shall reasonably determine to be necessary. The sublandlord agrees to reasonably cooperate with the overlandlord, and to execute such documents as shall be reasonably necessary, in connection with the implementation of the foregoing rights of the overlandlord. The sublandlord and the subtenant expressly acknowledge and agree that the exercise by the overlandlord of any of the foregoing rights and remedies: (i) shall not constitute an election of remedies, (ii) shall not in any way impair the overlandlord's entitlement to pursue other rights and remedies directly against the sublandlord, and
(iii) shall not establish any privity of relationship between the overlandlord and the subtenant, or in any way create a landlord/tenant relationship between the overlandlord and the subtenant."

        Section 10.07.

                 A. If Landlord shall consent to any assignment of this Lease or to any sublease of all or any part of the Demised Premises, Tenant shall, in consideration therefor, pay to Landlord, as additional rent hereunder, the following amounts (hereinafter being referred to as "Profit"):

                         (i)      in the case of an assignment, fifty (50%)
percent of the excess, if any, of (x) all amounts and other consideration due or payable to Tenant and/or its designee for or by reason of such assignment (including all amounts due or payable for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the reasonable book value of the same, as determined on the basis of Tenant's federal income tax returns), over (y) any reasonable and customary brokerage fees actually incurred by Tenant in connection with such assignment, the actual reasonable out-of-pocket expense to Tenant for attorneys' fees, any Alterations performed to prepare the Demised Premises for occupancy by the assignee in connection with such assignment and any similar costs (collectively, "Transfer Costs"); and

                         (ii)     in the case of a sublease, fifty (50%)
percent of the excess, if any, of (x) the sum of (1) all rents, additional rents and other consideration due or payable under the sublease to Tenant by the subtenant, and (2) all other amounts and consideration due or payable to Tenant or its designee for or by reason of such subletting (including all amounts due or payable for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the reasonable book value of the same, as determined on the basis of Tenant's federal income tax returns), over (y) the sum of (1) that part of the Fixed Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease, and (2) any Transfer Costs actually incurred by Tenant in connection with such sublease.

                 B. Any amount(s) payable by Tenant pursuant to the provisions of this Section 10.07 shall be paid by Tenant to Landlord as and when amounts on account thereof are paid by or on behalf of any assignee(s) and/or any sublessee(s) to Tenant or Tenant's designee, and Tenant agrees to promptly advise Landlord thereof and furnish such information with regard thereto as Landlord may reasonably request from time to time.

                 C. Tenant shall furnish to Landlord, in the January calendar month immediately following each calendar year during any part of which any such sublease shall be in effect, a reasonably detailed financial statement certified as being correct by an officer (or, if Tenant is not a corporation, a principal) of Tenant, setting forth all sums accruing during the prior calendar year and/or realized by Tenant from such sublease, and a computation of the Profit accruing and/or realized by Tenant during such prior calendar year. Tenant shall remit to Landlord together with such statement any Profit or portion thereof on account of such calendar year not previously remitted to Landlord.



     Section 10.08.
                 A. Each permitted assignee or transferee of Tenant's interest in this Lease (but not a subtenant) shall assume and be deemed to have assumed this Lease and all of Tenant's obligations under this Lease, and shall be and remain liable jointly and severally with Tenant for the payment of all Fixed Rent, additional rent, other charges and payments due under this Lease, and for the full and timely performance of and compliance with all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed or complied with for the entire Term. No assignment, sublease or transfer shall be effective or binding on Landlord unless and until such assignee, subtenant or transferee of Tenant shall deliver to Landlord a fully executed and acknowledged duplicate original of the instrument of assignment, sublease or transfer which contains a covenant of assumption (if not a sublease) by an assignee or transferee of all of the obligations aforesaid, and a confirmation (including a sublease) of the covenant under Section
10.01 prior to and preemptive of any similar rights of Tenant or any subtenant, and shall obtain from Landlord the aforesaid written consent prior thereto. In the event of any purported assignment, sublease or transfer in contravention of the provisions of this Lease, Landlord may elect to treat such purported assignee, subtenant or transferee as having assumed this Lease jointly and severally with Tenant, without in any way or to any extent binding Landlord to consent to such purported assignment, sublease or transfer.

                 B. In no event shall any assignee, subtenant or other occupant of the Demised Premises use the Demised Premises for any purpose other than the Authorized Use.

    Section 10.09. The consent by Landlord to an assignment or subletting shall not relieve Tenant, the assignee or any subtenant from obtaining the express consent in writing of Landlord (which consent, unless expressly provided to the contrary in this Article 10, may be granted, withheld or conditioned in Landlord's sole and absolute discretion) to any other or further assignment or subletting (except for assignments or sublettings made pursuant to Section 10.02 hereof).

    Section 10.10.
                 A. If this Lease shall be assigned (whether or not in violation of the provisions of this Article 10), Landlord may collect from the assignee, and Tenant hereby authorizes and directs the assignee to pay to Landlord, all rent (whether denominated as Fixed Rent or otherwise), additional rent and other charges payable pursuant to the instrument of assignment, with the net amount so collected by Landlord to be applied to the Fixed Rent, additional rent and other charges herein provided, but no such assignment or collection shall be deemed a waiver of the covenant by Tenant under Section 10.01 above, nor shall the same be deemed the acceptance by Landlord of the assignee as a tenant, or a release of Tenant from the further performance of the covenants and agreements on the part of Tenant to be performed as herein contained.
Each and every instrument of assignment shall contain the substance of the foregoing provision.

                 B. If all or any portion of the Demised Premises shall be sublet or occupied by anyone other than Tenant (whether or not in violation of the provisions of this Article 10), then, upon demand made by Landlord at any time following the occurrence of an Event of Default, Landlord may collect from the subtenant or occupant, and Tenant hereby authorizes and directs such party to pay to Landlord, all rent (whether denominated as Fixed Rent or otherwise), additional rent and other charges payable pursuant to such instrument, with the net amount so collected by Landlord to be applied to the Fixed Rent, additional rent and other charges herein provided, but no such subletting, occupancy or collection shall be deemed a waiver of the covenant by Tenant under
Section 10.01 above, nor shall the same be deemed the acceptance by Landlord of the subtenant or occupant as a tenant, or a release of Tenant from the further performance of the covenants and agreements on the part of Tenant to be performed as herein contained. Each and every instrument of sublease and/or occupancy agreement shall contain the substance of the foregoing provision.

                 C. If Landlord shall for any reason or cause recover or come into possession of the Demised Premises before the Expiration
Date hereinbefore fixed for the expiration of the Term, or if an Event of Default shall occur, then Landlord shall have the right (but not the obligation) to take over any and all subleases or sublettings of the Demised Premises or any part or parts thereof made or granted by Tenant and to succeed to all of the rights and privileges of said subleases and sublettings or such of them as Landlord may elect to take over and assume, and Tenant hereby expressly assigns and transfers to Landlord such of the subleases and sublettings as Landlord may elect to take over and assume at the time of such recovery of possession, (or occurrence of an Event of Default), and Tenant shall upon request of Landlord execute, acknowledge and deliver to Landlord such further assignments and transfers as may be necessary, sufficient and proper to vest in Landlord the then existing subleases and sublettings. By its entry into a sublease, each and every subtenant shall be deemed to have thereby agreed that, upon said recovery of possession (or occurrence of an Event of Default) and if Landlord shall so elect, Landlord may, in Landlord's sole and absolute discretion, take over the right, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant shall: (i) be deemed to have waived any right to surrender possession of the subleased space or to terminate the sublease, (ii) be bound to Landlord for the balance of the term of such sublease, and (iii) attorn to Landlord, as its landlord, under all of the then executory terms, covenants and conditions of this Lease, except that such subtenant shall be deemed to

have expressly agreed that Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or
(3) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) monthly installment of rent.
The provisions of this Subsection 10.10C shall be self-operative, and no further instrument shall be required to give effect thereto. However, within ten (10) days after Landlord shall have notified any subtenant of said election, such subtenant shall execute, acknowledge and deliver to Landlord such instruments as Landlord may reasonably request to evidence and confirm such attornment and the terms thereof. Each and every sublease shall contain the substance of this Subsection 10.10C.

        Section 10.11. Without limiting the generality of the covenant set forth in Section 10.01 above, Tenant covenants and agrees that Tenant shall not assign Tenant's interest under this Lease or sublet the Demised Premises (or any portion thereof) to any tenant or occupant in the Building. Tenant covenants and agrees not to accept on assignment of any lease or sublease from, or become a subtenant of, any tenant or occupant in the Building.

        Section 10.12. Tenant shall reimburse Landlord on demand for all reasonable costs (including all reasonable legal fees and disbursements, as well as the costs of making investigations as to the acceptability of a proposed assignee or subtenant) which may be incurred by Landlord in connection with a request by Tenant that Landlord consent to any proposed assignment or sublease.

        Section 10.13. If Landlord shall decline to consent to any proposed assignment or sublease in accordance with the provisions hereof, or if Landlord shall exercise any of the Recapture Options under
Section 10.03 above, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damages, cost and expense (including reasonable attorneys' fees disbursements), resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

        Section 10.14.  Except as expressly provided to the contrary in
Section 10.02 hereof, in the event that Tenant shall assign Tenant's interest in, to or under this Lease, or if Tenant shall sublet the Demised Premises or any portion thereof, without having obtained Landlord's prior written consent thereto or in violation of any of the other provisions contained in this Lease, Landlord shall have the right to terminate this Lease at any time thereafter without affording Tenant any grace period or opportunity to cure. The acceptance by Landlord of any Fixed Rent or additional rent paid, or of the performance of any obligation to be performed by Tenant, by a purported assignee or subtenant shall not be deemed (i) a consent by Landlord to the assignment or sublet to such purported assignee or subtenant, (ii) a release by Landlord of Tenant's performance of, or compliance with, any of the obligations to be performed, or covenants or terms to be complied with, by Tenant pursuant to this Lease, or (iii) a waiver of Landlord's right of termination as set forth in the immediately preceding sentence.

        Section 10.15. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises, on the Building directory, elevators or otherwise, shall not operate to vest any right or interest in this Lease or the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by third parties. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

                        ARTICLE 11
               NON-LIABILITY; INDEMNIFICATION

        Section 11.01. Neither Landlord nor Landlord's agents shall be liable for: (i) any damage to property of Tenant or of others entrusted to employees of Landlord or to Landlord's agents, nor for the loss or damage to any property of Tenant or of Persons Within Tenant's Control by theft or otherwise; (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub-surface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by the negligent act of Landlord or Persons Within Landlord's Control; (iii) any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work; or (iv) any latent defect in the Demised Premises or in the Building.

        Section 11.02. If at any time any windows of the Demised Premises shall be temporarily or permanently closed, darkened or covered for any reason whatsoever, excluding the wrongful acts of Landlord, Landlord shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor nor abatement of rent, nor shall the same release Tenant from Tenant's obligations hereunder or constitute an eviction.

        Section 11.03. Tenant agrees, irrespective of whether Tenant shall have been negligent in connection therewith, to indemnify, protect, defend and save harmless, Landlord and Landlord's partners, officers,

directors, contractors, agents and employees from and against any and all liability (statutory or otherwise), claims, suits, demands, damages (excluding consequential damages), judgments, costs, fines, penalties, interest and expenses (including reasonable counsel and other professional fees and disbursements incurred in any action or proceeding), to which Landlord and/or any such partner, officer, director, contractor, agent or employee may be subject or suffer arising from, or in connection with: (i) any liability or claim for any injury to, or death of, any person or persons, or damage to property (including any loss of use thereof), occurring in the Demised Premises, or (ii) the use and occupancy of the Demised Premises, or from any work, installation or thing whatsoever done or omitted by Tenant (other than by Landlord or Persons Within Landlord's Control) in or about the Demised Premises during the Term and during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (iii) any default by Tenant in the performance of Tenant's obligations under this Lease, or (iv) any act, omission, carelessness, negligence or misconduct of Tenant or of Persons Within Tenant's Control; provided, however, that if such liability, claims, suits, demands, damages, judgments, costs, fines, penalties, interest and expenses are caused by the gross negligence or willful misconduct of Landlord or any other person indemnified pursuant to this Section 11.03, Tenant shall not be required to indemnify, protect, defend and save harmless Landlord and Landlord's partners, officers, directors, contractors, agents and employees as set forth in this Section 11.03.

        Section 11.04. Tenant shall reimburse and compensate Landlord, as additional rent within thirty (30) days after rendition of a statement, together with back-up documentation, for all reasonable actual out-of-pocket expenditures, costs, fees, expenses, judgments, penalties, damages and fines sustained or incurred by Landlord (including reasonable counsel and other professional fees and disbursements incurred in connection with any action or proceeding) in connection with any matter set forth in this
Article 11, or non-performance or non-compliance with or breach or failure by Tenant to observe any term, covenant, agreement, provision or condition of this Lease, or breach of any warranty or representation by Tenant made in this Lease. If, in any action or proceeding naming both Landlord and Tenant, liability arising out of the negligence of Tenant is established, Tenant shall (i) indemnify Landlord in accordance with the provisions of this Article 11 and (ii) waive any right of contribution against Landlord. Reference in this Article 11 to Landlord shall for all purposes be deemed to include the lessor of any Underlying Lease and each Mortgagee.

    Section 11.05.
                 A. Tenant agrees that Tenant's sole remedies in any instances where Tenant disputes Landlord's reasonableness in exercising judgment or withholding its consent or approval pursuant to a specific provision of this Lease, shall be those in the nature of an injunction, declaratory judgment or specific performance, the rights to monetary damages or other remedies being hereby specifically and irrevocably waived by Tenant. Without limiting the generality of the foregoing, and unless expressly provided to the contrary in this Lease, Tenant agrees that, in any situation in which Landlord's consent or approval is required pursuant to this Lease, the same may be granted or withheld in Landlord's sole and absolute discretion, and/or be made subject to such reasonable conditions as Landlord, in Landlord's sole and absolute discretion, may deem reasonably appropriate. If Landlord shall withhold consent in any situation in which Landlord's consent or approval is required, and such consent or approval may not be unreasonably withheld, pursuant to this Lease, Landlord shall provide Tenant with a statement setting forth in reasonable detail Landlord's reasons for withholding such consent or approval within thirty (30) days of Tenant's request therefor; provided, however, that Landlord's failure to provide such statement shall not negate or in any way affect Landlord's previous withholding of such consent.

                 B. In any instance where this Lease expressly provides that, in connection with a proposed Alteration, assignment or subletting, Landlord's consent or approval is required and may not unreasonably be withheld, if Tenant shall dispute the reasonableness of Landlord's refusal to grant such consent or approval, Tenant shall have the right to submit said dispute to binding arbitration under the Expedited Procedures provisions (Rules 53 through 57 in the May 1, 1992 edition) of the Commercial Arbitration Rules of the American Arbitration Association
("AAA").  In cases where Tenant shall elect to utilize such arbitration:
(i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule 54, (ii) the first hearing shall be held within seven
(7) Business Days after the appointment of the arbitrator, (iii) if the arbitrator shall find that Landlord acted unreasonably in withholding a consent or approval, such consent or approval shall be deemed granted, and (iv) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator as well as the reasonable attorneys' fees incurred by the successful party.

     Section 11.06.
                 A. Tenant acknowledges receipt of advice from Landlord to the effect that the Demised Premises and other portions of the Building contain (or may contain) asbestos. Tenant expressly agrees that: (i) Landlord shall have no liability whatsoever to Tenant, or to any person or entity claiming by, through or under Tenant, on account of, or in connection with, the presence of asbestos in the Demised Premises or the Building, and (ii) Tenant's obligation to keep, observe and perform all of the terms, provisions, covenants and conditions on the part of Tenant to be kept, observed and performed pursuant to this Lease shall not in any way be diminished or contested on account of the presence of such asbestos.

                 B. Notwithstanding anything to the contrary contained in the foregoing Subsection 11.06A, Landlord represents that Landlord has removed all asbestos-containing material, as defined by applicable Legal Requirements, located in the Demised Premises, except from the Building core and wet columns, in compliance with all applicable Legal Requirements. With respect to any asbestos-containing material which shall remain in the Demised Premises, Landlord represents that the Demised Premises and such asbestos-containing material shall be in compliance with all applicable Legal Requirements. If any Legal Requirements which shall become effective following the date hereof shall require the removal, containment, treatment or encapsulation of any asbestos-containing material which may exist in the Demised Premises, Landlord shall promptly cause the removal, containment, treatment or encapsulation of any such asbestos-containing material, at Landlord's own cost and expense, it being understood and agreed that Landlord's obligation to so treat such asbestos-containing materials is subject to the removal by Tenant, at Tenant's sole cost and expense, of such installations of Tenant as are necessary to remove so that Landlord shall have adequate access for such treatment of asbestos-containing materials. Landlord shall have no obligation for the restoration or repair of such of Tenant's installations. Notwithstanding anything to the contrary contained in this Subsection 11.06B, if the removal, containment, treatment or encapsulation of such asbestos-containing material shall be necessitated by (i) any Alterations (other than Landlord's Work) performed by Tenant in or about the Demised Premises, or (ii) the negligence or willful misconduct of Tenant or Persons Within Tenant's Control, Landlord shall cause such asbestos-containing material to be removed, contained, treated or encapsulated solely at Tenant's cost and expense; provided, however, that Tenant shall cooperate with any such removal, containment, treatment or encapsulation undertaken by Landlord.

                       ARTICLE 12
                      CONDEMNATION

        Section 12.01. If the whole of the Demised Premises (or a portion thereof consisting of fifty (50%) percent or more of the rentable square foot area of the Demised Premises) shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. If only a part of the Demised Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and additional rent hereunder shall be abated in an amount thereof apportioned according to the area of the Demised
Premises so condemned or taken. If only a part of the Building shall be so condemned or taken (whether or not the Demised Premises be affected), then (i) Landlord may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title, and (ii) if such condemnation or taking shall deprive Tenant of access to the Demised Premises and Landlord shall not have provided or undertaken steps to provide other comparable means of access thereto, or if such condemnation or taking shall otherwise materially impair the conduct of Tenant's business at the Demised
Premises. Tenant may, at Tenant's option, by delivery of notice in writing to Landlord within sixty (60) days following the date on which Tenant shall have received notice of vesting of title, terminate this Lease and the term and estate hereby granted as of the date of vesting of title. If neither Landlord nor Tenant elects to terminate this Lease as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and additional rent shall be abated to the extent, if any, hereinbefore provided in this Article 12. If only a part of the Demised Premises consisting of less than fifty (50%) percent of the rentable square foot area of the Demised Premises shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence and at its expense, restore the remaining portion of the Demised Premises as nearly as practicable to the same condition as it was in prior to such condemnation or taking, provided that such restoration shall not exceed the scope of the work done in originally constructing the Building and that the cost thereof shall not exceed the net proceeds of the award received by Landlord for the value of the portion of the Demised Premises so taken, and Tenant shall be entitled to receive no part of such award.

        Section 12.02. In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Building or the Demised Premises, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. In any condemnation proceeding, Tenant may submit a separate claim against the condemning authority for moving expenses, the value of Tenant's trade fixtures, equipment and the cost of removal or relocation, if such separate claims are allowable as such and do not reduce the award otherwise payable to Landlord.

        Section 12.03. If all or any portion of the Demised Premises shall be taken by the exercise of the right of eminent domain for occupancy for a limited period, this Lease shall continue in full force and effect and Tenant shall continue to pay in full the Fixed Rent, additional rent and other charges herein reserved, without reduction or abatement, and Tenant shall be entitled to receive, for itself, so much of any award

or payment made for such use as is equal to the aforementioned payments that are actually made by Tenant to Landlord during such temporary taking, except as hereinafter provided, and Landlord shall receive the balance thereof. If such award or payment is made in a lump sum, Landlord shall receive out of such lump sum (and Tenant shall be credited with) an amount equal to the total of the Fixed Rent, additional rent and other charges due to Landlord or to be paid by Tenant under the terms of this Lease for the period of such taking (less any amounts theretofore paid by Tenant to Landlord attributable to the period of such taking), and such amount received by Landlord shall be held by Landlord as a fund which Landlord shall apply from time to time to the payments due to Landlord from Tenant under the terms of this Lease. Out of the balance of such sum, if any, Tenant shall be paid in an amount equal to the amounts, if any, theretofore paid by Tenant to Landlord attributable to the period of such taking, and Landlord shall be paid the remainder of such balance. If such taking is for a period not extending beyond the Term of this Lease, and if such taking results in changes or Alterations in the Demised Premises which would necessitate an expenditure to restore the Demised Premises to its former condition, then Tenant at the termination of such taking shall, at its expense, restore the Demised Premises to its former condition (subject to reasonable wear and tear, damage from fire or other casualty, condemnation or eminent domain, and repairs which are not the responsibility of Tenant under the terms of this Lease), and such portion of the award or payment payable to Landlord, if any, in excess of the Fixed Rent, additional rent and other charges for the period of such taking as is necessary to cover the expenses of such restoration shall be applied to such restoration, and the balance necessary, if any, shall be paid by Tenant. Tenant shall also pay all fees, costs and expenses of every character and kind of Landlord incurred in connection with such limited taking and obtaining the award therefor, and in connection with such restoration.

                           ARTICLE 13
                    ACCESS; BUILDING NAME

        Section 13.01. Landlord reserves the right at any time and from time to time (without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor) to place such structures and to make such relocations, changes, Alterations, additions, improvements, Repairs and replacements on the Land and in or to the Building
(including the Demised Premises) and the Building Systems, and the operation of the Building Systems, as well as in or to the street entrances, subway entrances, lobbies, halls, plazas, washrooms, tunnels, elevators, stairways and other parts thereof and to erect, maintain and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may in its sole discretion deem necessary or desirable; provided, however, that (i) Landlord shall use commercially reasonable efforts (but shall not be obligated to use overtime or premium pay labor) to minimize interference with Tenant's use and occupancy of the Demised Premises arising from the making of such Repairs, Alterations and improvements, (ii) any pipes, conduits or ducts installed in or through the Demised Premises shall be concealed behind interior walls, floors or ceilings, if feasible, or shall be enclosed and "boxed in" adjacent to such walls, floors or ceilings, (iii) when completed, the installation of such pipes, ducts or conduits shall not reduce the useable areas of the Demised Premises more than a de minimis amount, (iv)
Landlord shall promptly repair all damage to the Demised Premises caused by such work, (v) all work affecting the Demised Premises shall be subject to the notice requirements set forth in Section 13.03 below, and (vi) upon completion of such Repairs, Alterations and improvements, Tenant shall have commercially reasonable access to the Demised
Premises and the Building Systems shall be in working order. Landlord shall also have the right at Landlord's sole cost and expense to install solar control window film on, or otherwise alter for energy savings purpose, any windows of the Demised Premises. Nothing contained in this Article 13 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any Legal Requirements as in this Lease provided.

        Section 13.02. Neither this Lease nor any use by Tenant shall give Tenant any right or easement in or to the use of any door or hallways, or any passage or any tunnel or any concourse or arcade or plaza or to any connection of the Building with any subway, railroad or any other building or to any public conveniences, and the use of such doors, halls, passages, tunnels, concourses, arcades, plazas, connections and conveniences may upon prior notice to Tenant (which may be given orally), except in the event of an emergency (in which event entry shall be permitted at any time without notice) be reasonably regulated or discontinued at any time and from time to time by Landlord without Landlord incurring any liability to Tenant therefor and without affecting the obligations of Tenant under this Lease.

        Section 13.03. Landlord, Overlandlord and any Mortgagee, and their representatives, may enter the Demised Premises at all reasonable hours upon prior notice to Tenant (which may be given orally), except in the event of an emergency (in which event entry shall be permitted at any time without notice) and without Tenant being present, for the purpose of inspection or of making Repairs, Alterations, additions, restorations, replacements or improvements in or to the Demised Premises or the Building or Building Systems or of complying with Legal Requirements or the requirements of any Insurance Board, or of exercising any right reserved to Landlord by this Lease (including the right, during the progress of any Repairs or Alterations or while performing work or furnishing materials in connection with compliance with all such Legal Requirements or requirements of any Insurance Board, to keep and store

within the Demised Premises all necessary materials, tools and equipment), provided that the foregoing shall not be deemed to impose any obligation on Landlord or Overlandlord or Mortgagee to make any Repairs or Alterations. Landlord shall use reasonable efforts to minimize interference with Tenant's use and occupancy of the Demised Premises while performing the foregoing Alterations, Repairs, improvements, changes and replacements; provided, however, that Landlord shall have no obligation to employ contractors or labor at overtime or premium rates or to incur any other overtime costs or expenses in connection with the performance of such Alterations, Repairs, improvements, changes or replacements.

        Section 13.04. Landlord may, at reasonable times upon prior notice (which notice may be given orally) and without Tenant being present, show the Demised Premises to any prospective purchaser, lessee, mortgagee, or assignee of the Building and/or the Land, or of Landlord's interest therein, and their representatives. During the twelve
(12) month period preceding the Expiration Date, Landlord may similarly show the Demised Premises or any part thereof to any person contemplating the leasing of all or a portion of the same.

        Section 13.05. Without incurring any liability to Tenant, Landlord may permit access to the Demised Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but by this provision any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official permitted to such access has any right to such access or interest in or to this Lease, or in or to the Demised Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

        Section 13.06. Landlord shall have the absolute right at any time, and from time to time, to name and change the name of the Building and to change the designated address of the Building. The Building may be named after any person, or otherwise, whether or not such name shall be, or shall resemble, the name of a tenant of space in the Building.

        Section 13.07. Any reservation of a right by Landlord to enter upon the Demised Premises and to make or perform any Repairs, Alterations or other work in, to or about the Demised Premises which, in the first instance, is the obligation of Tenant pursuant to this Lease, shall not be deemed to: (i) impose any obligation on Landlord to do so, (ii) render Landlord liable (to Tenant or any third party) for the failure to do so, or (iii) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

        Section 13.08. At any time before or during the Term, Landlord may elect to relocate the Demised Premises to other space of substantially equal size (the "Relocation Space") on the same or a higher or lower floor in the Building; provided, however, that (i) the Relocation Space shall be on or above the fourteenth (14th) floor and (ii) Landlord shall use reasonable efforts to locate the Relocation Space on the "Broadway side" of the Building and, in the event that Landlord is unable to do so, Landlord shall locate the Relocation Space on the "Nassau Street side" of the Building. Landlord may exercise this election by giving Tenant at least ninety (90) days prior written notice thereof. Upon Landlord making such election: (i) the floor plans annexed hereto as Exhibit A shall be replaced with substitute floor plans showing the Relocation Space, (ii) appropriate adjustment shall be made for differences in measurements between the original Demised Premises and the Relocation Space, and (iii) all references in this Lease to the Demised Premises shall thereafter be deemed to refer to the Relocation Space. At the time that Landlord shall exercise said relocation rights, Landlord shall, in Landlord's discretion: (x) to the extent practicable, build out the Relocation Space and all appurtenances used by Tenant in connection therewith (e.g., electric submetering and cabling), or (y) require Tenant to do so and reimburse Tenant for the reasonable cost thereof.

                          ARTICLE 14
                         BANKRUPTCY

        Section 14.01. This Lease and the term and estate hereby granted shall be subject to the conditional limitation that, if any one or more of the following events shall occur: (i) Tenant shall (a) have applied for or consented to the appointment of a receiver, trustee, liquidator, or other custodian of Tenant or any of its properties or assets, (b) have made a general assignment for the benefit of creditors, (c) have commenced a voluntary case for relief as a debtor under the United States Bankruptcy Code or filed a petition to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (d) be adjudicated a bankrupt or insolvent, or (ii) without the acquiescence or consent of Tenant, an order, judgment or decree shall have been entered by any court of competent jurisdiction (a) approving as properly filed a petition seeking relief under the United States Bankruptcy Code or any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute with respect to Tenant or all or liquidation law or statute with respect to Tenant or all or a substantial part of its properties or assets, or (b) appointing a receiver, trustee, liquidator or other custodian or all or a substantial part of its properties or assets, and such order, judgment or decree shall have continued

unstayed and in effect for any period of ninety (90) days or more, then this Lease may be canceled and terminated by Landlord by the sending of a written notice to Tenant within a reasonable time after Landlord shall be notified of the happening of any of the aforedescribed events. Neither Tenant, nor any person claiming through or under Tenant or by reason of any statute or order of court, shall thereafter be entitled to possession of the Demised Premises, but shall forthwith quit and surrender the Demised Premises. If this Lease shall have been theretofore assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this Lease.

        Section 14.02. Without limiting any of the foregoing provisions of this Article, if, pursuant to the United States Bankruptcy Code, Tenant shall be permitted to assign this Lease notwithstanding the restrictions contained in this Lease, Tenant agrees that adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean (a) the deposit of cash security in an amount equal to the sum of three (3) monthly installments of the Fixed Rent plus additional rent under Article 19 of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of the obligations under this Lease on the part of Tenant to be performed, and
(b) evidence by financial statement prepared and certified by a certified public accountant that the assignee has a current net worth, after including the assignment and excluding the value of the leasehold, sufficient to meet all of the remaining rental obligations under this Lease.

                          ARTICLE 15
                   DEFAULTS, REMEDIES, DAMAGES

        Section 15.01. This Lease and the term and estate hereby granted shall be subject to the conditional limitation that, if any one or more of the following events (collectively, "Events of Default") shall occur:

                         (a)   Tenant shall fail to pay to Landlord the full
amount of any installment of Fixed Rent or Recurring Additional Rent within ten (10) days after the date upon which the same shall first become due and any other additional rent, or any other charge payable hereunder by Tenant to Landlord, within ten (10) days after notice and demand therefor; or

                         (b)   Tenant shall do anything or permit anything
to be done, whether by action or inaction, in breach of any covenant, agreement, term, provision or condition of this Lease, or any Exhibit annexed hereto, on the part of Tenant to be kept, observed or performed (other than a breach of the character referred to in clause 15.01(a) above), and such breach shall continue and shall not be fully remedied by Tenant within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same (except in connection with a breach which cannot be remedied or cured within said fifteen (15) day period, in which event the time of Tenant within which to cure such breach shall be extended for such time as shall be necessary to cure the same, but only if Tenant, within such fifteen (15) day period, shall promptly commence and thereafter proceed diligently and continuously to cure such breach, and provided further that such period of time shall not be so extended as to jeopardize the interest of Landlord in the Land and/or the Building or so as to subject Landlord to any liability, civil or criminal); or

                         (c)   Any event shall occur or any contingency
shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term of this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant, except as may be expressly authorized herein, then, upon the occurrence of any of said events, Landlord may at any time thereafter give to Tenant a notice of termination of this Lease setting forth a termination date five (5) days from the date of the giving of such notice, and, upon the giving of such notice, this Lease and the term and estate hereby granted (whether or not the Term shall theretofore have commenced) shall expire and terminate upon the expiration of said five (5) days with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Sec-tion 15.03 below.

   Section 15.02.
                 A. If an Event of Default shall have occurred, Landlord and/or Landlord's agents and employees, whether or not this Lease shall have been terminated pursuant to Articles 14 or 15, may, without notice to Tenant, immediately or at any time thereafter re-enter into or upon the Demised Premises or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, to the extent legally permitted, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons or property therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises again as and of its first estate and interest therein. The words "reenter" "re-entry" and "re-entered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Articles 14 or 15, or in the event that Landlord shall re-- enter the Demised Premises under the provisions of this Article 15, or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other suitable proceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the Fixed Rent, additional rent and any other charges payable hereunder by Tenant to Land-lord up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be,

plus the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Ten-ant's property, and Tenant shall also pay to Landlord damages as provided in Section 15.03 below.

                 B. In the event of the re-entry into the Demised Premises by Landlord under the provisions of this Section 15.02, and if this Lease shall not be terminated, Landlord may (but shall have absolutely no obligation to do so), not in Landlord's own name, but as agent for Tenant, relet the whole or any part of the Demised Premises for any period equal to or greater or less than the remainder of the original term of this Lease, for any sum which Landlord may deem suitable, including rent concessions, and for any use and purpose which Landlord may deem appropriate. Such reletting may include any improvements, personalty and trade fixtures remaining in the Demised Premises.

                 C. In the event of a breach on the part of Tenant with respect to any of the covenants, agreements, terms, provisions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to seek injunctive relief.

                 D. In the event of (i) the termination of this Lease under the provisions of Articles 14 or 15, or (ii) the re-entry of the De-mised Premises by Landlord under the provisions of this Section 15.02, or (iii) the termination of this Lease (or re-entry) by or under any summary dispossess or other suitable proceeding or action or any provision of law by reason of an Event of Default hereunder, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security deposit or otherwise, but such monies shall be credited by Landlord against any Fixed Rent, additional rent or any other charge due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Section 15.03 or pursuant to law.

                 E. The specified remedies to which Landlord may resort under this Lease are cumulative and concurrent, and are not intended to be exclusive of each other or of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed under this Lease or at law or in equity as if specific remedies were not herein provided for, and the exercise by Landlord of any one or more of the remedies allowed under this Lease or in law or in equity shall not preclude the simultaneous or later exercise by the Landlord of any or all other remedies allowed under this Lease or in law or in equity.

   Section 15.03.
                 A. In the event of any termination of this Lease under the provisions hereof or under any summary dispossess or other proceeding or action or any provision of law, or in the event that Land-lord shall re-enter the Demised Premises under the provisions of this Lease, Tenant shall pay to Landlord as damages, at the election of Land-lord, either:

                      (i) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (a) the aggregate of the installments of Fixed Rent and the additional rent (if any) which would have been payable hereunder by Tenant, had this Lease not so terminated, for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date hereinbefore set for the expiration of the full Term hereby granted pursuant to Articles 1 and 2, over (b) the aggregate rental value of the Demised Premises for the same period (the amounts of each of clauses (a) and (b) being first discounted to present value at an annual rate of four (4%) percent); or

                         (ii)     sums equal to the aggregate of the
installments of Fixed Rent and additional rent (if any) which would have been payable by Tenant had this Lease not so terminated, or had Land-lord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date herein before set for the expiration of the full Term hereby granted; provided, however, that if Landlord shall relet the Demised Pre-mises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Demised
Premises and of securing possession thereof, including reasonable attorneys' fees and costs of removal and storage of Tenant's property, as well as the expenses of reletting, including repairing, restoring and improving the Demised Premises for new tenants, reasonable brokers' commissions, reasonable advertising costs, reasonable attorneys' fees and disbursements, and all other similar or dissimilar expenses chargeable against the Demised Premises and the rental therefrom in connection with such reletting, it being understood that such reletting may be for a period equal to or shorter or longer than the remaining Term of this Lease; and provided further, that (a) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Land-lord hereunder, (b) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subdivision (ii) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, and (c) if the Demised Premises or any part thereof should be

relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting, or if relet for a period longer than the remaining Term of this Lease, the expenses of reletting shall be apportioned based on the respective periods.

                 B. For the purposes of Subdivision A(i) of this Sec-tion 15.03, the amount of additional rent which would have been payable by Tenant under Article 19 for each year, as therein provided, ending after such termination of this Lease or such re-entry, shall be deemed to be an amount equal to the amount of such additional rent payable by Tenant for the calendar year and Tax Year ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at Landlord's election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Articles 14 or 15, or under any provision of law, or had Landlord not re-entered the Demised Pre-mises.

        Section 15.04. Nothing contained in this Article 15 shall be construed as limiting or precluding the recovery by Landlord against Tenant of any payments or damages (excluding consequential damages) to which, in addition to the damages particularly provided above, Land-lord may lawfully be entitled by reason of any default hereunder on the part of Tenant beyond notice and the expiration of the applicable cure period, if any. The failure or refusal of Landlord to relet the Demised Premises or any part or parts thereof, or the failure of Landlord to collect the rent thereof under such reletting, shall not release or affect Tenant's liability for damages.

        Section 15.05. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does here by waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the Term hereby demised, after Tenant shall be dis-possessed or ejected therefrom by process of law or under the terms of this Lease or after the expiration or termination of this Lease as herein provided or pursuant to law. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess of a tenant for non-payment of rent, and of any other law of like import now or hereafter in effect. In the event that Landlord shall commence any summary proceeding for non-payment of rent or for holding over after the expiration or sooner termination of this Lease, Tenant shall not, and hereby expressly waives any right to, inter-pose any counterclaim of whatever nature or description in any such proceeding unless the failure of Tenant to interpose such counterclaim would operate as a forfeiture or Tenant's right to make such a claim separately.
           Section 15.06. The provisions of this Article 15 shall survive the expiration or sooner termination of this Lease.

                           ARTICLE 16
             CURING TENANT'S DEFAULTS; REIMBURSEMENT

        Section 16.01. If Tenant shall default in the observance or performance of any term, covenant, provision or condition on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in this Lease beyond notice and the expiration of the applicable cure period, if any, then, unless otherwise provided elsewhere in this Lease, Landlord may immediately or at any time thereafter and upon notice perform the obligation of Tenant thereunder, and if Landlord, in connection therewith or in connection with any default by Tenant in the covenant to pay Fixed Rent or additional rent hereunder, shall make any expenditures or incur any obligations for payment of money, including court costs and reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, then such fees, costs and expenses so paid or obligations incurred shall be additional rent to be paid by Tenant to Landlord, within twenty (20) days after demand therefor (which demand shall be accompanied by evidence reasonably substantiating such amount) with interest thereon at an annual rate (the "Interest Rate") equal to the lesser of: (a) the then prevailing prime rate (which, for the purposes hereof, includes any equivalent or successor interest rate, however denominated) of interest for unsecured ninety-day loans by Citibank, N.A. (or The Chase Manhattan Bank, N.A., if
Citibank, N.A. shall not then have an established prime rate; or Chemical Bank, if neither Citibank, N.A. nor The Chase Manhattan
Bank, N.A., shall then have an established prime rate; or the prime rate of any major banking institution doing business in New York City, as selected by Landlord, if none of the aforementioned banks shall be in existence or have an established prime rate) plus two (2) percentage points, or (b) the maximum rate allowed by law. Any interest payable by Tenant pursuant to this Lease at the Interest Rate shall be calculated from the day such expenditure is made or obligation is incurred until the date when such payment is finally and completely paid by Tenant to Landlord.

        Section 16.02. Bills for any property, material, labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant (other than that provided, furnished or rendered in connection with Landlord's Work), may be sent by Landlord to Tenant monthly (or immediately, at Landlord's option), and shall be due and payable by Tenant as additional rent within twenty (20) days after the same shall be delivered to Tenant by Landlord. Such bills shall

be accompanied by evidence reasonably substantiating amounts shown thereon. If Landlord shall commence a summary proceeding against Tenant for non-payment of rent, Tenant shall reimburse Landlord as additional rent for Landlord's reasonable attorneys' fees and expenses, both if judgment is awarded for Landlord, or if Tenant makes the payment subsequent to service of process but prior to entry of judgment. If Tenant or any subtenant of Tenant shall request Landlord's consent to any matter that requires Landlord's consent under this Lease and if Landlord (in Landlord's sole discretion) shall refer the matter to Landlord's independent attorneys or other professionals or consultants, then, whether or not such consent shall be granted, Tenant shall reimburse Landlord for the reasonable, out-of-pocket fees and disbursements incurred by Landlord in connection therewith as additional rent within twenty (20) days after a bill therefor shall have been rendered, which bill shall be accompanied by evidence reasonably substantiating such amount.

        Section 16.03. If the Term shall have expired or been terminated after or on the date that Landlord shall have made any of the expenditures, or incurred any of the obligations, set forth in this Article 16, then all such amounts and any interest thereon, as set forth in Section
16.01 above, shall be recoverable by Landlord as damages. The provisions of this Article 16 shall survive the expiration or sooner termination of this Lease.

                         ARTICLE 17
                       QUIET ENJOYMENT

        Section 17.01. Landlord covenants that, if and for so long as Tenant shall pay all of the Fixed Rent and additional rent reserved hereunder and shall observe and perform all of the terms, agreements, covenants, provisions and conditions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject nevertheless to the terms and conditions of this Lease, and provided, however, that no eviction of Tenant by reason of paramount title, by reason of the foreclosure of any Mortgage now or hereafter affecting the Demised Premises or by reason of any termination of any Underlying Lease to which this Lease is subject and subordinate, whether such termination is effected by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any action by reason thereof be brought against Landlord. This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord's interest in this Lease and only for so long as such interest shall continue. Accordingly, this covenant shall bind and be enforceable against Landlord or any successor to Landlord's interest, subject to the terms hereof, only for so long as Landlord or any successor to Landlord's interest, respectively, shall be in possession and shall be collecting rent from Tenant, but not thereafter.

                           ARTICLE 18
                        BUILDING SERVICES
    Section 18.01.
                  A. So long as this Lease shall remain in full force and effect, from and after the date that Tenant shall be ready to occupy the Demised Premises for the conduct of Tenant's business therein, Landlord shall provide the following services:

                       (i) Passenger and (on a first come, first served basis) freight elevator service on Business Days, during usual business hours (i.e., 8 A.M. to 6 P.M.), and, subject to the provisions of Section
18.04 below, have one elevator on call at all other times. Tenant agrees that Landlord may, at Landlord's election, install elevators with or without operators and may change the same from time to time;

                      (ii) heat to the Demised Premises when and as required by law, on Business Days from 8 A.M. to 6 P.M.;

                      (iii) water for ordinary lavatory and drinking and office cleaning purposes. If Tenant requires, uses or consumes water for any other purposes or in unusual quantities (as reasonably determined by Landlord), then Landlord may (or, at Landlord's direction, Tenant shall) install a meter or meters or other means to measure Tenant's water consumption, and Tenant agrees to pay for the cost of the meter or meters and the installation thereof, and to pay for the maintenance of said meter equipment and/or to pay Landlord's actual out-of-pocket cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the actual cost of all water consumed as measured by said meter or meters or as otherwise measured, including sewer rents, as additional rent, within ten (10) days after bills therefor are rendered. If Landlord shall elect (or otherwise be required) to furnish hot water to the Demised Premises, Tenant shall reimburse
Landlord for the actual cost of generating such hot water, as additional rent, within fifteen (15) days after bills therefor are rendered; and

                      (iv)     cleaning of the Demised Premises on
Business Days in accordance with the specifications set forth in Exhibit "E" annexed hereto and made a part hereof, provided that the Demised Premises are kept in reasonable order by Tenant (and further subject to the provisions of Section 18.03 below). Tenant shall reimburse Landlord for the actual cost of removal from the Demised Premises and the Building of so much of Tenant's refuse and rubbish (x) as shall exceed that ordinarily accumulated daily in the routine of business office occupancy or (y) resulting from any use of the Demised Premises during hours other than usual business hours (collectively,


"Extra Rubbish Removal").  The reimbursement for Extra Rubbish
Removal shall be made by Tenant to Landlord, as additional rent, within twenty (20) days after bills therefor are rendered.

                 B. Tenant acknowledges receipt of advice from Landlord to the effect that there is no Building air-conditioning or ventilation system servicing the Demised Premises, and that all air-conditioning and ventilation of the Demised Premises shall be procured by Tenant at Tenant's own cost and expense, except as otherwise set forth on Exhibit C. Tenant agrees that all air-conditioning equipment now or hereafter installed by Tenant in the Demised Premises shall be of the package air-cooled type, window units being expressly prohibited. Tenant covenants and agrees that, at Tenant's own cost and expense, Tenant shall maintain said air-conditioning equipment in working order at all times during the Term, perform all repairs thereto and servicing thereof, and make replacement of all parts, as the same becomes necessary. Tenant shall be required to pay in accordance with Article 20 below for all electric energy necessary or used in connection with air-conditioning and ventilation in the Demised Premises. Said air-conditioning equipment shall at all times be the exclusive property of Landlord, and shall be surrendered to Landlord with the Demised
Premises upon the expiration or sooner termination of this Lease.

                 C. If Tenant shall require freight elevator service at any time other than the time periods set forth in Subdivision 18.01A(i) above, Landlord shall furnish the same upon advance written notice from Tenant, provided that such notice shall be given prior to 2:00 P.M. on any Business Day on which Tenant requires such after hours freight elevator service or if Tenant shall desire freight elevator service on a day other than a Business Day, Landlord shall furnish the same upon advance written notice from Tenant given prior to 2:00 P.M. on the last Business
Day prior to such non-Business Day. Tenant shall pay to Landlord, as additional rent and within twenty (20) days after being billed therefor (which bill shall be accompanied by evidence reasonably substantiating amounts shown thereon), Landlord's then established hourly rates for such usage with a four (4) hour minimum. Landlord agrees that said hourly rate shall not exceed the cost incurred by Landlord to provide such freight elevator service.

                 D. If Tenant shall require heating service at any time other than the time periods set forth in Subdivision 18.01A(ii) above, Landlord shall furnish the same upon advance written notice from Tenant, given prior to 2:00 P.M. on any Business Day on which Tenant requires such after hours heat or if Tenant shall desire heat on a day other than a Business Day, Landlord shall furnish the same upon advance written notice from Tenant given prior to 2:00 P.M. on the last Business
Day prior to such non-Business Day, Tenant shall pay to Landlord, as additional rent and within twenty (20) days after being billed therefor (which bill shall be accompanied by evidence reasonably substantiating amounts shown thereon), Landlord's then established rates for such heating service. Landlord agrees that said rates shall not exceed the costs incurred by Landlord to provide such heating service. If any other tenant whose premises are served by the same heating system as the Demised Premises shall request and receive heat after hours for any of the same hours as Tenant, the charges for such hours of common use shall be equitably allocated among all tenants actually requesting such common heat service from Landlord.

        Section 18.02. The term "Business Days" shall be deemed to mean all days other than Saturdays, Sundays and Holidays. The term "Holidays" shall be deemed to mean all federal, state, municipal and bank holidays and Building Service Employees and Operating Engineer's Union contract holidays now or hereafter in effect.

   Section 18.03.
                 A. If Tenant so elects, Tenant may elect to clean the Demised Premises, in which case Landlord shall not be obligated to provide cleaning services, and Tenant shall, at Tenant's own cost and expense, keep the Demised Premises clean and in order, to the reasonable satisfaction of Landlord (including cleaning of the inside and outside of the windows once per month), and for that purpose shall employ a person, who or which shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld or delayed. In order to ensure effective security in the Building, Tenant acknowledges the reasonableness of Landlord's right at its option to designate a party to be so employed by Tenant and to act as maintenance and cleaning contractor for any office cleaning, rubbish removal, waxing, polishing, lamp replacement, cleaning and maintenance work in the Demised Premises, so long as such party is a reputable person that charges no more than the prevailing rates in effect for comparable services in similar type buildings. Landlord expressly reserves the right to exclude from the Building any person attempting to perform any such work or furnish any of such services without Landlord's prior written approval or not so designated by Landlord.

                 B. If Landlord so elects, then, notwithstanding anything to the contrary set forth in Subdivision 18.01A(iv) above, Tenant shall directly procure the cleaning services and removal of refuse and rubbish which Landlord would otherwise be obligated to provide pursuant to said Subdivision 18.01A(iv). Tenant hereby irrevocably designates Landlord as Tenant's attorney-in-fact to arrange for such procurement at any time, and from time to time, during the Term. In the event that Landlord shall make the election described in the first sentence of this Subsection 18.03B, Landlord shall notify Tenant not less than twenty (20) days prior to the effective date thereof, and Landlord, as Tenant's attorney-in-fact, shall then arrange for such procurement at

no additional cost or expense to Tenant, except for the cost of Extra Rubbish Removal. Landlord shall have the right, on notice given to Tenant at any time thereafter, to rescind such election. Tenant's designation of Landlord as Tenant's attorney-in-fact shall be limited to the specific purpose set forth in this Subsection 18.03B, and shall in no way be construed to (x) impose any fiduciary obligation upon Landlord with respect to said procurement or any other matter arising from or related to this Lease or Tenant's occupancy of the Demised Premises,
(y) create any agency relationship between Tenant and Landlord, or
(z) otherwise alter the relationship of the parties from that of tenant and landlord.

        Section 18.04. Landlord reserves the right to stop the furnishing of the Building services and to stop service of the Building Systems, when necessary, by reason of accident, or emergency, or for Repairs and Alterations in the reasonable judgment of Landlord desirable or necessary to be made, until said Repairs and Alterations shall have been completed; and Landlord shall have no responsibility or liability for failure to supply heat, elevator, plumbing, electric or other services during said period or when prevented from so doing by strikes, lockouts, difficulty of obtaining materials, accidents or by any cause beyond Landlord's reasonable control, or by Legal Requirements or failure of electricity, water, steam, coal, oil or other suitable fuel or power supply, or inability by exercise of reasonable diligence to obtain electricity, water, steam, coal, oil or other suitable fuel or power. In the event that such services shall have been stopped, Landlord agrees to use commercially reasonable efforts to resume such services, but shall not be obligated to use overtime or premium pay labor except when good business practice indicates a need for the use of such overtime or premium labor to minimize interference with Tenant's use and occupancy of the Demised Premises caused by the interruption of the heat, elevator, plumbing, electric or other building services. No diminution or abatement of rent or other compensation shall or will be claimed by Tenant as a result therefrom, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of such interruption, curtailment or suspension unless such interruption, curtailment or suspension shall result from the gross negligence or willful misconduct of Landlord or Persons Within
Landlord's Control, nor shall the same constitute an actual or constructive eviction.

        Section 18.05. Tenant shall, at Tenant's own cost and expense, reasonably cooperate with Landlord with respect to any rule or requirement promulgated by Landlord for the proper protection and functioning of the Building Systems and the furnishing of the Building services. Tenant also shall, at Tenant's own cost and expense, reasonably cooperate with Landlord in any conservation effort pursuant to a program or procedure promulgated or recommended by ASHRAE or any Legal Requirements.

        Section 18.06. Except as may be provided to the contrary in this Lease, Tenant shall have access to the Building and the Demised
Premises twenty-four (24) hours each day, seven (7) days each week.

                          ARTICLE 19
                   TAXES; OPERATING EXPENSES

        Section 19.01. In addition to the Fixed Rent and additional rent hereinbefore reserved, Tenant covenants and agrees to pay Landlord, as additional rent, all amounts computed in accordance with the provisions set forth in this Article 19.

        Section 19.02.  For the purposes of this Lease:
                 A. The term "Taxes" shall mean (whether represented by one or more bills) the total amount of all real estate taxes, assessments and special assessments (provided, however, that if such assessment shall be payable in installments and Landlord shall actually pay the same in installments, Taxes shall include only the portion of assessment installments due during the Term plus any interest payable by reason of Landlord's election to pay such assessment in installments), water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever, which are or may be levied, confirmed, charged, assessed or imposed upon the Land, the Building and/or Landlord's interest therein, and the sidewalks, plazas, streets and alleys in front of or adjacent thereto, and any rights or interests appurtenant thereto under the laws of the United States, the State of New York or any political subdivision thereof, or by the City of New York or any political subdivision thereof (including any assessments, levies, impositions, charges or taxes arising from the location of the Land or Building within a Business Improvement District or other area or zone which is subject to governmentally authorized or civic related assessments, levies, impositions, charges or taxes not generally applicable to other portions of the Borough of Manhattan or the City of New York). If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, gross receipts, transit, profit or other tax or governmental imposition, however designated (including any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord, Land and/or the Building) shall be levied against Landlord, the Land and/or the Building in substitution (in whole or in part) for, or as an addition to or in lieu of, any Taxes, then such franchise, income, gross receipts, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of the term "Taxes" for the purposes hereof, excluding any general income, corporate franchise, gains, estate, inheritance, succession, capital stock or transfer tax levied on Landlord.


                 B. The term "Tax Year" shall mean every twelve (12) consecutive month period, all or any part of which shall occur during the Term, commencing each July 1 or such other date as shall be the first day of the fiscal tax year of The City of New York or other governmental agency determined by Landlord to be responsible for the collection of substantially all Taxes.

                 C. The term "Operating Year" shall mean each calendar year, all or any part of which shall occur during the Term, following the Base Operating Year.

                 D. The term "Operating Statement" shall mean a written statement prepared by Landlord or Landlord's agent, setting forth Landlord's computation of the amount payable by Tenant pursuant to
Section 19.04 for a specified Operating Year.

                 E. The term "Operating Expenses" shall mean (subject to the provisions of Subsection 19.02G below) all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, maintenance, replacement, restoration or operation of the Building, the Land and any plazas, sidewalks, curbs and appurtenances thereto, including the following items (which items are illustrative of items to be included in Operating Expenses):

                         (i)      "Labor Costs" (as such term is defined
below) of persons performing services in connection with the operation, repair and maintenance of the Land or the Building;

                         (ii)     the cost of (including any rental cost of)
materials and supplies used in the operation, cleaning, safety, security, renovation, replacement, repair and maintenance of the Building and its plazas (if any), sidewalks, curbs and appurtenances, and any plant, equipment, facilities and systems designed to supply heat, ventilation, air-conditioning or any other services or utilities, or comprising any portion of the electrical, gas, steam, plumbing, sprinkler, mechanical, communications, alarm, security or fire/life safety systems or equipment, including any sales and other taxes thereon;

                         (iii)    the depreciation for, or the rental cost or
value (including applicable sales taxes) of, hand tools and other movable equipment used in the operation, cleaning, safety, security, repair or maintenance of the Building and its plazas (if any), sidewalks, curbs and appurtenances;

                         (iv)     reasonable legal, accounting and other
professional fees incurred in connection with the operation or management of the Land or the Building;

                         (v)      amounts incurred by Landlord for services,
materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building and its plazas (if any), sidewalks, curbs and appurtenances, including the heating, air-conditioning, ventilating, plumbing, electrical, elevator, safety and other systems of the Building;

                         (vi)     the cost of all charges for window cleaning
and other cleaning, janitorial, security and other services, in and about the Building and its plazas (if any), sidewalks, curbs and appurtenances;

                         (vii)    premiums paid by Landlord for rent,
casualty, boiler, sprinkler, plate-glass, liability and fidelity insurance with respect to the Land or Building and its plazas (if any), sidewalks, curbs and appurtenances, and any other insurance Landlord maintains or is required to maintain with regard to the Land or the Building or the maintenance or operation thereof;

                         (viii)   costs (including all applicable taxes) for
electricity (as measured by the Building's electric meters, and evaluated under the same rate classification and frequency that Landlord is charged by the public utility furnishing electricity to the Building), steam, telephone, and other utilities for the portions of the Land and the Building not leased and occupied (or available for leasing or occupancy) by tenants in the Building and for utilities and electricity (so measured and evaluated) consumed in connection with the operation of the heating, ventilating and air-conditioning equipment servicing common, public or service areas of the Building;

                         (ix)     water charges and sewer rents or charges to
the extent not specifically reimbursable by tenants of the Building and not otherwise included in "Taxes";

                         (x)      telephone and stationery costs;

                         (xi)     the cost of painting and otherwise decorating
any non-tenant areas of the Building, and its plazas (if any) and sidewalks;

                         (xii)    the cost of installing, maintaining, repairing
and replacing art works (except fine art) as well as holiday decorations, for the lobby and other public portions of the Building, and its plazas (if any) and sidewalks;

                         (xiii)   the cost of exterior and interior landscaping
of non-tenant areas of the Land, the Building and its plazas (if any) and sidewalks;


                         (xiv)    dues and fees paid to civic organizations and
associations representing Landlord, or of which Landlord is a member, in the City of New York;

                         (xv)     franchise, license and similar fees and
charges paid by Landlord to any governmental agency for the privilege of owning, leasing, operating, maintaining or servicing the Building or any of its equipment, property or appurtenances;

                         (xvi)    management fees, or, if no managing agent
is then employed by Landlord, an amount in lieu thereof which is not in excess of the then prevailing rates for management fees of first-class office buildings in Manhattan;

                         (xvii)   the cost of the rental, together with the cost
of installation, of any Building security or other system used in connection with life or property protection installed after the Base
Operating Year (including the cost, or the cost of the rental, of all machinery, electronic systems and other equipment comprising any part thereof), as well as the cost of the operation and repair of any such system in operation during the Base Operating Year;

                         (xviii)  whether or not capitalized under generally
accepted accounting principles, costs for Alterations to the Building made after the Base Operating Year by reason of any Legal Requirements or the requirements of any Insurance Boards or Landlord's insurer enacted after the date hereof, provided, however, (i) that if and to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized over the useful life of such improvement, equipment or machinery (determined in accordance with generally accepted accounting principles) with an interest factor calculated using the Interest Rate in effect at the time that any such cost is incurred, and
(ii) that the costs of curing violations existing of record against the Building on the Commencement Date or of complying with Legal
Requirements in effect on the Commencement Date shall not be included in Operating Expenses;

                         (xix)    whether or not capitalized under generally
accepted accounting principles, the cost of improvements, equipment or machinery installed for the purpose of reducing energy consumption or reducing other Operating Expenses, provided, however, that if and to the extent such costs are capitalized under generally accepted accounting principles, such costs shall be amortized over the useful life of such improvement, equipment or machinery (determined in accordance with generally accepted accounting principles) with an interest factor calculated using the Interest Rate in effect at the time that any such cost is incurred; and

                         (xx)     all other charges allocable to the repair,
ownership, management, maintenance, replacement, restoration or operation of the Building in accordance with real estate accounting practices customarily used in Manhattan.

                 F. The term "Labor Costs" shall mean any and all expenses incurred by Landlord or on Landlord's behalf which shall be related to employment of personnel, including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and other similar taxes, Workers' Compensation insurance, liability benefits, pensions, hospitalization, retirement plans and insurance (including group life and disability), uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement relating to such employees. With respect to employees who are not employed on a full-time basis with respect to the Building, a pro rata portion of expenses allocable to the time any such employee is employed with respect to the Building shall be included in Labor Costs.

                 G. The term "Operating Expenses" shall not include the following items:

                         (i)      Labor Costs in respect of officers and
executives of Landlord, unless for work actually performed in or about the Building ordinarily done by a third person, and then only at compensation no higher than that which would have been paid to such third person;

                         (ii)     legal fees, leasing commissions, advertising
expenses and promotional expenses incurred in leasing or attempting to lease any portion of the Building;

                         (iii)    insurance premiums, but only if and to the
extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Article) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expenses escalation clause contained therein);

                         (iv)     the cost of any item for which and to the
extent that Landlord is reimbursed by insurance or otherwise compensated including reimbursement by any tenant, and any net proceeds of refund or recovery from other sources;

                         (v)      the cost of any alterations, additions,
changes, replacements and improvements that are made solely in order to prepare space for occupancy by a new tenant;


                         (vi)     the cost of capital improvements, other than
those (a) which under generally applied real estate practice are deemed expenses or deferred expenses, or (b) described in clauses (xviii) and
(xix) of Subsection 19.02E above;

                         (vii)    the cost of electricity furnished to the
Demised Premises or any other space in the Building leased to tenants, and for which tenants are specifically billed in accordance with the terms of their leases;

                       (viii) such portion of Taxes attributable, in Landlord's judgment, to space in the Building leased to tenants, and for which tenants are specifically billed in accordance with the terms of their leases;

                       (ix)     refinancing costs, depreciation and
amortization, and payments of mortgage interest and principal;

                       (x) costs to perform work or to provide services for any tenant of the Building, but only if and to the extent that the same is in excess of that which Landlord furnishes generally (with no additional expense) to the tenants of the Building;

                     (xi) any costs incurred for the purpose of effecting a sale of the Building, Land or any Underlying Lease, including any transfer, deed or gains taxes payable by Landlord;

                    (xii) bad debt losses, rent losses or reserves for either;

                    (xiii) ground rent, if any, on any Underlying Lease;

                    (xiv)  depreciation of the Building;

                    (xv) any amounts paid by Landlord to any affiliate of Landlord, to the extent such amount is in excess of the amount which would have been paid by Landlord in the absence of such relationship;

                    (xvi) payments of any amounts to any person seeking recovery for negligence or other torts committed by Landlord;

                     (xvii) fines, penalties or interest incurred by Landlord, if due to Landlord's late payment of any of Landlord's financial obligations to third parties or due to violations of any Legal Requirements (unless cure or compliance is the obligation of Tenant or any other tenant under its lease);

                     (xviii)    costs of repairs or replacements incurred
by reason of fire or other casualty or by eminent domain or condemnation to the extent Landlord is compensated therefor;

                      (xix) legal fees and auditing fees incurred in the enforcement of any leases in the Building or in defending any suits brought by tenants in the Building and other legal and auditing fees (other than legal and auditing fees incurred in connection with (x) the maintenance or operation of the Building or Land, and (y) the preparation of any of Landlord's statements pursuant to this Article 19, both of which shall be included within the definition of Operating Expenses); and

                     (xx) the cost of correcting defects or inadequacies of the original design of the structure of the Building or in the construction of the Building or the Building Systems, except that conditions resulting from ordinary wear and tear shall not be deemed defects for the purpose hereof.

                 H. If, during all or part of any Operating Year (including the Base Operating Year), Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion,
(iii) such tenant is itself obtaining and providing such item of work or service, or (iv) for any other reason, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses of furnishing such item of work or services to such portion of the Building or to such tenant.

        Section 19.03.

                 A.      (i)      If, for any reason whatsoever (whether
foreseen or unforseen), the Taxes payable for any Tax Year shall be greater than the Taxes, as finally determined, payable for the Base Tax Amount then Tenant shall pay to Landlord as additional rent for each such Tax Year an amount (the "Tax Payment") equal to Tenant's Proportionate Share (as defined in Section 1.01 above) of the amount by which the Taxes payable for such Tax Year exceeds the Taxes payable for the Base Tax Amount.

                         (ii)     Within a reasonable time period after the
issuance by the governmental authority having jurisdiction thereover of tax bills for Taxes payable for any Tax Year, Landlord shall submit to Tenant a statement (the "Tax Statement") which shall indicate the amount, if any, required to be paid by Tenant as additional rent as in this Section provided together with a copy of such tax bills.



                         (iii)    Within twenty (20) days after delivery of the
Tax Statement, Tenant shall pay to Landlord the additional rent as set forth on such Tax Statement.

                 B. If, following the delivery of any Tax Statement, Landlord shall receive a refund of Taxes with respect to a Tax Year for which Tenant has paid any additional rent under the provisions of this Section, then Tenant's Proportionate Share of the net proceeds of such refund, after deduction of reasonable legal fees, appraiser's fees and other reasonable expenses incurred in obtaining reductions and refunds and collecting the same (and after deduction of such expenses for previous Tax Years which were not offset by tax refunds for such Tax
Years) shall be applied and allocated to the periods for which the refund was obtained and, if Tenant shall not be in default of any of Tenant's obligations under this Lease beyond notice and the expiration of the applicable cure period, if any. Landlord shall refund or credit to Tenant an amount equal to Tenant's Proportionate Share of the net proceeds of such refund. In no event shall any refund or credit due to Tenant here-under exceed the sum paid by Tenant for such particular Tax Year.
Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Landlord or the Building. In no event shall Tenant have the right to seek from the taxing authority any refund or reduction of Taxes. If, prior to the delivery of a Tax Statement to Tenant with respect to a particular Tax Year, Landlord shall obtain a reduction in Taxes for that Tax Year, then Tenant shall pay to Landlord, within twenty (20) days following the issuance to Tenant of a bill therefor, an amount equal to Tenant's Proportionate Share of all reasonable costs and expenses (including reasonable legal, appraisal and other expert fees) incurred by Landlord in obtaining such reduction.

                 C. If there shall be a reduction or refund of Taxes for either of the Tax Years utilized in computing the Base Tax Amount, Landlord shall furnish to Tenant a statement indicating the amount thereof, and all prior and future additional rent payments provided for in this Section 19.03 shall be recalculated accordingly. Any additional payment due for any Tax Year shall be made by Tenant within fifteen
(15) days after the furnishing to Tenant of the revised statement.

                 D. If there shall be a reduction of the area of the De-mised Premises either due to a partial taking thereof by eminent domain or due to subsequent agreement of the parties or if the area of the De-mised Premises shall be increased, Tenant's Proportionate Share of increases of Taxes thereafter payable by Tenant under Subsection 19.03A shall, except as may otherwise be expressly agreed in writing by the parties, be increased or decreased on the basis of the ratio between the square feet of rentable area in the Demised Premises before and after said increase or decrease in area.

                 E. Tenant shall pay, before delinquency, all rent and occupancy taxes and all property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the Demised Premises, and on additions and improvements in the Demised Premises made or installed by Tenant subsequent to the Commencement Date, if any. If at any time during the Term any of the foregoing are assessed as a part of the real property of which the De-mised Premises are a part, Tenant shall pay to Landlord within twenty
(20) days after demand therefor the amount of such additional taxes as may be levied against said real property by reason thereof, which demand shall be accompanied by evidence reasonably substantiating such amount.

        Section 19.04.

                 A. For each Operating Year, any part of which shall occur during the Term, Tenant shall pay an amount (the "Operating
Expense Payment") equal to Tenant's Proportionate Share of the amount, if any, by which Operating Expenses for such Operating Year shall exceed the Operating Expenses for the Base Operating Year; provided, however, that if the Commencement Date shall occur other than on the first day of an Operating Year or if the Term shall expire or be sooner terminated on other than the last day of an Operating Year, then the Operating Expense Payment in respect thereof shall be prorated to correspond to that portion of such Operating Year occurring within the Term.

                 B. At any time during each Operating Year, Landlord may furnish to Tenant a written statement (an "Estimate Statement") setting forth Landlord's estimate of the Operating Expense Payment for such Operating Year (the "Estimated Payment"). Tenant shall pay to Landlord on the first day of each month during each Operating Year an amount equal to one twelfth (1/12th) of the Estimated Payment. If Landlord furnishes an Estimate Statement for an Operating Year subsequent to the commencement thereof, then: (i) until the first day of the month following the month in which the Estimate Statement shall be furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the most recent Operating Year; (ii) promptly after the Estimate Statement shall be furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Operating Year was greater or less than the installment of the Estimated Payment to be paid for the current Operating Year, and (x) if there shall be a deficiency, Tenant shall pay the amount thereof to Landlord within twenty (20) days after demand therefor, or (y) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next


monthly installment of the Fixed Rent and/or additional rent payable under this Lease; and (iii) on the first day of the month following the month in which the Estimate Statement shall be furnished to Tenant, and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Payment shown on the Estimate Statement. Landlord may during an Operating Year (but not more often than once in any three (3) consecutive month period), furnish to Tenant a revised Estimate Statement, and, if a revised Estimate Statement shall be furnished to Tenant, the Estimated Payment for such Operating Year shall be adjusted in the same manner as provided in the preceding sentence.

                 C. At any time during or after each Operating Year, Landlord shall furnish to Tenant an annual Operating Statement (the "Annual Statement") for such Operating Year. If the Annual Statement shows that the Estimated Payment (or other payments) for such Operating Year exceeds the Operating Expense Payment which should have been paid for such Operating Year, then Landlord shall credit the amount of such excess against the next monthly installment of Fixed Rent and/or additional rent payable under this Lease; if the Annual Statement for such Operating Year shows that the Estimated Payment for such Operating Year was less than the Operating Expense Payment (or other payments) which should have been paid for such Operating Year, Tenant shall pay the amount of such deficiency to Landlord within twenty (20) days after receipt of the Annual Statement.

                 D. Each Annual Statement shall be conclusive and binding upon Tenant unless, within forty-five (45) days after receipt thereof, Tenant shall give Landlord notice (the "Audit Notice") that Tenant disputes the correctness of the Annual Statement and that Tenant requests the right to audit Landlord's books and records. If such Audit Notice shall be timely delivered by Tenant to Landlord, then, provided that Tenant shall pay or have paid to Landlord the amount shown to be due to Landlord on the disputed Annual Statement (without prejudice to Tenant's rights hereunder to contest the same), Tenant and its representatives shall have the right, not later than twenty (20) days after Landlord's receipt of Tenant's Audit Notice, and not earlier than five (5) Business Days after Landlord's receipt of a written request therefor, to examine and, if reasonably required, to photocopy, during regular business hours at a location in Manhattan designated by Landlord, Landlord's relevant books and records with respect to Operating
Expenses relating to the Building for the period in question (the
"Relevant Records") in order to verify the accuracy of the relevant
Annual Statement; provided, however that Tenant and its authorized representatives shall minimize interference to Landlord's business operations during the course of such examination and that only reputable accounting firms hired on a non-contingency fee basis using full time and permanent employees may be used by Tenant to conduct such examinations. Tenant shall not disclose (and shall require all of Tenant's representatives not to disclose) to any third party any information obtained in the course of such examination, except if and to the extent the same shall be required by a court of competent jurisdiction. Tenant recognizes and agrees that Landlord's books and records (and those of Landlord's agents) with respect to the operation of the Land and the Building are confidential, and that, except as provided herein, Tenant shall have no right to inspect the same. If Tenant shall have timely delivered the Audit Notice to Landlord, and the parties shall not be able to resolve such dispute within thirty (30) days after Tenant or its authorized representatives have examined the Relevant Records or the Relevant Records have been made available for examination, as the case may be, then, either party may refer the decision of the issue raised to a reputable independent firm of certified public accountants mutually agreeable to the parties and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party). Tenant agrees that, notwithstanding any such dispute (and pending resolution thereof), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed Annual
Statement (but without prejudice). If such dispute is resolved in Tenant's favor, Landlord shall either promptly reimburse Tenant for any overpayment or at Tenant's option credit the amount of such overpayment against the next monthly installment of Fixed Rent and Recurring Additional Rent payable under this Lease.

        Section 19.05. Nothing contained in this Article 19 or any other provision of this Lease concerning the payment of additional rents shall be construed so as to reduce the Fixed Rent below the amount set forth in Section 1.01, plus any increases therein pursuant to any provision of this Lease.

        Section 19.06. Any payments due hereunder for any period of less than a full Tax Year or Operating Year at the commencement or end of the Term shall be equitably prorated. In the event of any change in the fiscal period constituting a Tax Year, Taxes levied during any period shall be added to the first subsequent Tax Year for purposes of Section
19.03. Any delay or failure by Landlord to render any statement under the provisions of this Article 19 shall not prejudice Landlord's right here-under to render such statement for prior or subsequent periods. Any delay or failure by Landlord in making any request or demand for any amount payable by Tenant pursuant to the provisions of this Article 19 shall not constitute a waiver of, or in any way diminish, the continuing obligation of Tenant to make such payment. Except as otherwise provided in Subsection 19.04D above, all statements rendered by



Landlord pursuant to the provisions of this Article 19 shall be deemed final and conclusive as to Tenant, unless, within forty-five (45) days following rendition of any such statement, Tenant shall, in good faith and with specificity, notify Landlord that such statement contains one or more errors. Tenant agrees that, notwithstanding any dispute as to the correctness of a statement (and pending resolution of such dispute), Tenant shall timely pay to Landlord in full the amount shown to be due to Landlord on the disputed statement; provided, however, that such payment shall be made by Tenant without prejudice. If such dispute is resolved in Tenant's favor, Landlord shall, at Tenant's option, either promptly reimburse Tenant for any overpayment or credit the amount of such overpayment against the next monthly installment of Fixed Rent and/or additional rent payable under this Lease. The obligations of Tenant, with respect to any payment required pursuant to the provisions of this Article 19, and of Landlord, with respect to any adjustments pursuant to the provisions of this Article 19 (if any), shall survive the expiration or sooner termination of the Term for a period of three (3) years from the Expiration Date.

                           ARTICLE 20
                          ELECTRICITY

        Section 20.01. Subject to the provisions of this Article 20 and other provisions of this Lease, Landlord shall furnish the electricity that Tenant shall reasonably require in the Demised Premises for normal business office purposes, making available to the Demised Premises a capacity (the "Existing Capacity") equal to twelve (12) watts per rentable square foot in the Demised Premises, inclusive of electricity used by the machinery and equipment of Tenant's air-conditioning unit(s) servicing
the Demised Premises.   Landlord shall not be liable to Tenant for any
loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service shall be changed or shall no longer be available or suitable for Tenant's requirements provided the same shall not have been caused solely by Landlord's willful misconduct.
At Landlord's election, Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised
Premises, and Tenant shall pay to Landlord or Landlord's designated contractor within twenty (20) days after demand therefor the then established charges of Landlord or said contractor, as the case may be, which demand shall be accompanied by evidence reasonably substantiating such charges.

        Section 20.02.

                 A. Subject to the provisions of Section 20.03 below, Tenant's consumption and demand of all electricity made available to the Demised Premises (including the machinery and equipment of Tenant's air-conditioning unit(s) servicing the Demised Premises) or to Tenant elsewhere in the Building (collectively, "Tenant Electricity") shall be measured by one or more submeters (collectively, the "Submeter") to be furnished and installed by Landlord in a location designated by Landlord and approved by Tenant. Landlord shall also, at Tenant's cost and expense, install connections from the risers and/or circuits servicing the Demised Premises to the Submeter, and perform all other work necessary for the furnishing of Tenant Electricity by Landlord in the manner provided for in this Section 20.02. Tenant shall pay all such costs and expenses to Landlord, as additional rent, within ten (10) days after being billed therefor.

                 B. Tenant agrees to purchase Tenant Electricity from Landlord or Landlord's designated agent at terms and rates equal to "Landlord's Electricity Cost" (as such term is defined below), plus five (5%) percent thereof to reimburse Landlord for administrative services in connection with supplying, measuring and billing Tenant Electricity and for transmission and transformer losses. If more than one submeter shall measure Tenant Electricity, then the service rendered through each such submeter shall be aggregated and billed in accordance with the foregoing rate. Landlord may at any time render bills for Tenant Electricity in accordance with the foregoing provisions and Tenant shall pay all amounts shown on said bills to Landlord, as additional rent, within twenty (20) days following the date that such bills shall have been rendered, which bills shall be accompanied by evidence reasonably substantiating such amounts.

                 C. For purposes of this Article 20 and the other provisions of this Lease:

                         (i)      The term "Landlord's Electricity Cost",
shall mean the cost per kilowatt hour consumption and cost per kilowatt demand, by time of day, if applicable, or other applicable billing method, to Landlord of purchasing electricity for the Building, including fuel adjustment charges (as determined for each month of the relevant period), rate adjustment charges, sales tax, and/or any other factors used by the public utility furnishing electric service to the Building (the "Public Utility") in computing its charges to Landlord, applied to the kilowatt hours of electricity and kilowatts of demand purchased by Landlord during a given period giving effect to any increases or decreases pursuant to Subsection 20.02E below and to any discounts actually received by Landlord during the Term of this Lease attributable to the Demised Premises in connection with the Electricity Abatement Program or any other utility discount plans.

                         (ii)     The term "Electricity Additional Rent" shall
mean all amounts computed in accordance with Subsection 20.02B above.


                 D. If the Submeter should fail to properly register or operate at any time during the Term for any reason whatsoever, then, unless Landlord shall otherwise elect in accordance with the provisions of
Section 20.03 below, Landlord may estimate the Electricity Additional
Rent, and when the Submeter shall again become properly operative, an appropriate reconciliation shall be made, by Tenant paying any deficiency to Landlord within twenty (20) days after demand therefor, or by Landlord crediting Tenant with the amount of any overpayment against the next monthly installment of Fixed Rent and/or additional rent, as the case may be. The estimate referred to in the immediately preceding sentence shall be calculated on the basis that Tenant shall be deemed to have used the same amount of electricity per day as Tenant had been using, on the average (i) during the comparable period in the preceding lease year, or (ii) if Tenant shall not have occupied the Demised Premiss for the normal conduct of its business operations during such comparable period in the preceding year, then during the most recent three (3) months for which submeter readings are available.

                 E. If at any time during the Term the electric rate charged by the Public Utility (the "Electric Rate") shall be increased by the Public Utility, or Landlord's Electricity Cost shall be increased for any other reason (other than the gross negligence or willful misconduct of Landlord or Persons Within Landlord's Control), then, effective as of the date of each such increase in the Electric Rate or Landlord's Electricity Cost (as the case may be), the Electricity Additional Rent shall be increased in proportion to such change in the Electric Rate or Landlord's Electricity Cost, as determined by Landlord's electrical consultant ("Landlord's Consultant"), whose determination shall be binding and conclusive upon the parties, subject to the provisions of Subsection 20.03E below. Tenant acknowledges that it is anticipated that electric rates, charges, fees and/or other costs, as well as methods of or rules on billing, may be changed by virtue of time-of-day rates or other methods of billing, and that the references in this Article 20 to changes in the Electric Rate are intended to include any and all such changes.

                 F. Landlord and Tenant agree that the Submeter might be installed or become operational subsequent to the date (the "Initial Occupancy Date") that Tenant or any Person Within Tenant's Control first enters the Demised Premises. In such event, Landlord, in Landlord's sole discretion, may: (i) furnish Tenant Electricity on a "rent inclusion" basis in accordance with the provisions of Section 20.03 below for the period between the Commencement Date and such time as the Submeter shall be installed and operating; or (ii) estimate the Electricity Additional Rent payable by Tenant for the period commencing on the Initial Occupancy Date and ending on the "Occupancy Reading Date" (hereinafter defined), and Tenant shall pay to Landlord, within twenty
(20) days after demand therefor, the amount set forth on Landlord's estimate and, after rendition of a subsequent statement, an appropriate reconciliation shall be made for any deficiency owed by Tenant, or any overage paid by Tenant; or (iii) render a statement to Tenant after the first reading of the Submeter shall be made (the date upon which the Submeter shall be first read being herein called the "Occupancy Reading Date"), which shall be on or about the date upon which Tenant shall have commenced the conduct of Tenant's business operations in the Demised Premises, and the amount calculated based on the Submeter reading on the Occupancy Reading Date shall be determined on a per diem basis and then multiplied by the number of days from the Initial Occupancy Date through the Occupancy Reading Date to arrive at the amount due for said period, and Tenant shall pay the Electricity
Additional Rent to Landlord on the basis of such Submeter reading within twenty (20) days after rendition of Landlord's statement setting forth such computation.

        Section 20.03.

                 A. Notwithstanding in the provisions of Section 20.03 above, if at any time during the Term said submeter(s) shall not then be installed or operating, or if Landlord shall be required by any Legal Requirements or by the Public Utility to discontinue furnishing electricity to Tenant on a submetered basis, or if Landlord elects to discontinue furnishing electricity to substantially all of the office tenants of the Building on a submetered basis, then (subject to the provisions of Section
20.05 below) Landlord shall furnish electricity to the Demised Premises in quantity equal to the Existing Capacity on a "rent inclusion" basis, and there shall be no separate charge to Tenant for such electricity.

                 B. For the purposes of this Article 20, and other provisions of this Lease:

                         (i)      The term "Base Electric Charge" shall
initially mean the amount of $37,058.55 (except during the period which shall begin on the Commencement Date and end on the day immediately preceding the date on which Tenant shall first occupy the Demised Premises for the purpose of conducting Tenant's business operations therein, during which period the term "Base Electric Charge" shall mean the amount of $13,003.00).

                         (ii)     The term "Electric Inclusion Factor" shall
mean an amount, to be included as a component of Fixed Rent, equal to the sum of the Base Electric Charge plus all increases thereto pursuant to the provisions of this Article 20; it being understood and agreed that at all times the Electric Factor shall not be less than the amount computed by multiplying Landlord's Electricity Cost by Tenant's kilowatt hour consumption and kilowatt demand usage as reasonably determined by the estimate of Landlord's Consultant, plus five (5%) percent of the resulting total.


                 C. Landlord and Tenant agree that, during any period in which electricity shall be furnished to the Demised Premises on a "rent inclusion" basis, the annual Fixed Rent set forth in Section 1.01 above shall be increased by an amount equal to the Base Electric Charge, as the same may be adjusted pursuant to the provisions of this Article 20. Tenant acknowledges and agrees that the Base Electric Charge currently represents the amount initially included in the Electric Inclusion Factor to compensate Landlord for the electrical wiring and other installations necessary for, and for Landlord's obtaining and making available to Tenant, the redistribution of electric energy to the Demised Premises as an additional service, and that such Base Electric Charge component of the Electric Inclusion Factor is subject to adjustment as provided herein based on Tenant's consumption and/or demand of electricity.

                 D. At any time, and from time to time, after Tenant shall have entered into possession of the Demised Premises or any portion thereof, and electricity shall be furnished to the Demised Premises on a "rent inclusion" basis, Landlord and Landlord's agents and consultants upon notice (which notice may be given orally) may survey the electrical fixtures, appliances and equipment located in or servicing the Demised Premises and Tenant's consumption and demand of electricity therein to (i) ascertain whether Tenant is complying with Tenant's obligations under this Article 20, and (ii) determine whether the then Electric Inclusion Factor included in Fixed Rent is less than the Electric Inclusion Factor computed as a result of said survey, and to adjust the Electric Inclusion Factor component of Fixed Rent in accordance with the following computations:

                         (x)      In the case of the first electric
survey, if the cost or value of Tenant's electric consumption and/or demand shown by the survey shall exceed the initial Electric Inclusion Factor, then the Electric Inclusion Factor component of the Fixed Rent shall be increased by the amount of such excess retroactive to the beginning of the period when electricity shall be furnished to the Demised Premises on a "rent inclusion" basis; and

                         (y)      In the event of the second and subsequent
surveys, if the cost or value of Tenant's electric consumption and/or demand shown by such survey shall exceed the then Electric Inclusion Factor, then such Electric Inclusion Factor component of Fixed Rent shall be increased by the amount of such excess, effective as of the earlier of (a) the date of such survey or (b) the date on which increases in the connected power load or changes in electric consumption occurred
(as determined by Landlord's Consultant).

                 E. The initial amount of each such increase shall be paid by Tenant to Landlord within ten (10) days after Landlord furnishes Tenant with a statement thereof, and thereafter, such increase shall be added to each of the monthly installments of Fixed Rent. The cost of each survey made pursuant to Subsection 20.03D above shall be borne equally by Landlord and Tenant. The determination of Landlord's
Consultant as to any increase in the Fixed Rent based on such average monthly electric energy consumption and/or demand shall be conclusive and binding upon the parties from and after the delivery of a copy of such determination to Landlord and Tenant, unless, within thirty (30) days thereafter, Tenant shall dispute such determination by having an independent reputable electrical consultant, selected and paid for by Tenant ("Tenant's Consultant"), consult with Landlord or Landlord's Consultant as to said determination. If the parties or their respective consultants shall agree as to a resolution of said dispute, then such agreement shall be binding upon the parties or if the difference between them shall be five (5%) percent or less of the determination made by Landlord's Consultant, then the determination made by Landlord's
Consultant shall be binding upon the parties. If Landlord's Consultant and Tenant's Consultant shall not agree within the said five (5%) percent of each other, then Landlord's Consultant and Tenant's Consultant shall jointly select a third duly qualified independent, reputable electrical consultant who shall determine the matter and whose decision shall be binding upon both parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. If Landlord's Consultant and Tenant's Consultant shall not agree upon such a third electrical consultant, the matter shall be submitted to the American Arbitration Association in New York City to be determined in accordance with its rules and regulations, and the decision of the arbitrators shall be binding upon the parties with the same force and effect as if a non-appealable judgment had been entered by a court of competent jurisdiction. Any charges of such third consultant or of the American Arbitration Association, and all costs and expenses of either, shall be borne equally by both parties. Notwithstanding the foregoing, until such final determination, Tenant shall pay Fixed Rent to Landlord in accordance with the determination made by Landlord's Consultant; provided, however, that such payments shall be made by Tenant without prejudice. After such final determination, the parties shall promptly make adjustment for any deficiency owed by Tenant or any overage paid by Tenant.

                 F. If at any time during the Term the Electric Rate shall be increased by the Public Utility, then, effective as of the date of each such increase in the Electric Rate, the Electric Inclusion Factor included in the Fixed Rent shall be increased in proportion to such change in the Electric Rate (as determined by Landlord's Consultant, whose determination shall be binding and conclusive upon the parties, subject to the provisions of Subsection 20.03E above).


                 G. At Landlord's request, the parties shall execute, acknowledge and deliver to each other a supplemental agreement in such form as Landlord shall reasonably require to reflect each change in the Fixed Rent under this Article 20, but each and every such change shall be effective as of the effective date described in the provision under which such change is provided for, even if such agreement shall not be executed and delivered.

        Section 20.04.

                 A. Tenant's use of electricity in the Demised Premises shall not at any time exceed the Existing Capacity. In order to ensure that the Existing Capacity is not exceeded and to avert possible adverse effect upon the Building's distribution of electricity via the Building's electric system, if at any time the total connected load of Tenant's fixtures, appliances and equipment in the Demised Premises shall equal or exceed the Existing Capacity, then Tenant shall not, without Landlord's prior consent in each instance, connect any additional fixtures, appliances or equipment to the Building's electric system, or make any alterations or additions to the electric system of the Demised Premises existing on the Commencement Date.

                 B. In the event that Tenant shall request electric energy in addition to the Existing Capacity, and if and to the extent that Landlord shall reasonably determine that such additional electric energy is available for use by Tenant without (x) resulting in allocation to Tenant of a disproportionate amount of available electric energy and
(y) otherwise adversely affecting the Building or any of the other tenancies therein, then Landlord shall connect such additional electric energy to the Demised Premises, and Tenant shall pay to Landlord a charge equal to Landlord's then established connection charge for each additional amp of electric energy or portion thereof so supplied to the Demised Premises, in addition to the actual cost of installing additional risers, switches and related equipment necessary in providing such additional electric energy.

        Section 20.05.

                 A. Landlord reserves the right to discontinue furnishing electricity to Tenant in the Demised Premises at any time upon not less than forty-five (45) days notice to Tenant if compelled or required by the Public Utility or any Legal Requirements (it being agreed that such compulsion shall include Landlord's inability to legally collect from Tenant all of the costs incurred by Landlord for Tenant Electricity) or if Landlord shall elect to discontinue furnishing electricity to substantially all other tenants in the Building, except that, if Tenant shall promptly commence and diligently pursue to completion arrangements to obtain electricity from the Public Utility upon receipt of Landlord's notice that Landlord intends to discontinue furnishing electricity to the Demised Premises, then Landlord shall postpone such discontinuance for a sufficient amount of time so as to allow Tenant to obtain electricity directly from the Public Utility. If Landlord exercises such right, this Lease shall continue in full force and effect and shall be unaffected thereby, except that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electricity to Tenant (and, if electricity shall, immediately prior to such discontinuance, have been furnished to the Demised Premises on a "rent inclusion" basis, the Fixed Rent payable under this Lease shall be reduced by an amount equal to the Electric Inclusion Factor component of such Fixed Rent).

                 B. If Landlord so discontinues furnishing electricity to Tenant, then Tenant shall, at Tenant's own cost and expense, promptly arrange to obtain electricity directly from the Public Utility. Such electricity may be furnished to Tenant by means of the then existing
Building System feeders, risers and wiring, but only if and to the extent that Landlord determines the same to be available, suitable and safe for such purpose. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity directly from such Public Utility shall be: (x) if located entirely within the Demised Premises, installed and connected by Tenant, at Tenant's own cost and expense, but only after having received
Landlord's prior written consent thereto,, which consent shall not be unreasonably withheld or delayed and Tenant shall thereafter maintain, repair and replace the same, as necessary, at Tenant's own cost and expense; and (y) if located wholly or in part outside of the Demised
Premises, installed, connected and thereafter maintained, repaired and replaced, as necessary, by Landlord, at Tenant's cost and expense. Only rigid conduit will be allowed in connection with any such installation.

        Section 20.06. If, pursuant to any Legal Requirement (other than the Electricity Abatement Program), the amount which Landlord shall be permitted to charge Tenant for the purchase of electricity pursuant to this
Article 20 shall be reduced below that which Landlord would otherwise be entitled to charge Tenant hereunder, then Tenant shall pay the difference between such amounts to Landlord as additional rent within thirty (30) days after being billed therefor by Landlord, as compensation for the use of the Building's electrical distribution system. If any tax shall be imposed on Landlord by any federal, state or municipal authority with respect to electricity furnished to Tenant, then Tenant's applicable share of such taxes shall be reimbursed by Tenant to Landlord as additional rent within thirty (30) days after being billed therefor.

        Section 20.07. If the Public Utility or any Legal Requirement shall institute or require a change in the manner in which electricity is to

be furnished or paid for, and such change reasonably necessitates an appropriate modification of this Article 20, Tenant shall execute and deliver to Landlord an instrument which sets forth such modification; provided, however, that in no event shall the Fixed Rent be reduced to an amount below the amount thereof stated in Section 1.01 above.
Tenant agrees to fully and timely comply with all rules and regulations of the Public Utility applicable to Tenant or the Demised Premises.

        Section 20.08. In the event that, pursuant to any of the provisions of this Article 20, any initial determinations, statements or estimates are made by or on behalf of Landlord (whether such initial determinations, statements or estimates are subject to dispute or not pursuant to the provisions of this Article 20), Tenant shall pay to Landlord the amount(s) set forth on such initial determinations, statements or estimates, as the case may be, (provided that such payment shall be made by Tenant without prejudice) until subsequent determinations, statements or estimates are rendered, at which time the parties shall promptly make adjustment for any deficiency owed by Tenant, or any overage paid by Tenant.

        Section 20.09. Notwithstanding any provisions of this Article 20 and regardless of the manner of service of electricity to the Demised Premises (whether by rent inclusion or submetering, but excluding a situation in which Tenant shall be obtaining electricity directly from the Public Utility pursuant to the provisions of Section 20.05 above), in no event shall the cost to Tenant for electricity to the Demised Premises be less than one hundred five (105%) percent of Landlord's Electricity Cost.

        Section 20.10. Any payments due hereunder for less than a calendar year at the commencement or end of the Term shall be equitably prorated. Any delay or failure by Landlord to render any bills or statements under the provisions of this Article 20 shall not prejudice Landlord's right thereunder to render such bills or statements for prior or subsequent periods. Any delay or failure by Landlord in making any request or demand for any amount payable by Tenant pursuant to the provisions of this Article 20 shall not constitute a waiver of, or in any way diminish, the continuing obligation of Tenant to make such payment.
The obligations of Tenant, with respect to any payment or increase pursuant to the provisions of this Article 20, and Landlord, with respect to any adjustments pursuant to the provisions of this Article 20, if any, shall survive the expiration or sooner termination of the Term for a period of three (3) years from the Expiration Date.

                                ARTICLE 21
                                 BROKER

        Section 21.01. Each party represents and warrants to the other that such party has not employed, dealt with or negotiated with any broker in connection with this Lease, and each party shall indemnify, protect, defend and hold the other harmless from and against any and all liability, damage, cost and expense (including reasonable attorneys' fees and disbursements) arising out of a breach of the foregoing representation and warranty. The provisions of this Section 21.01 shall not apply to the Designated Broker, if a Designated Broker is specified in Section 1.01.

                             ARTICLE 22
                            SUBORDINATION

   Section 22.01.
                 A. This Lease and all of Tenant's rights hereunder, including Tenant's rights under Section 27.01, are and shall be subject and subordinate to (i) every Underlying Lease, the rights of the
Overlandlord or Overlandlords under each Underlying Lease, all mortgages heretofore or hereafter placed on or affecting any Underlying
Lease, alone or with other property, and to all advances heretofore or hereafter made under any such leasehold mortgage, and to all renewals, modifications, consolidations, replacements, substitutions, spreaders, additions and extensions of any such leasehold mortgage, and (ii) any condominium plan or declaration now or hereafter affecting the Building, and any other instruments or rules and regulations promulgated in connection therewith, and (iii) any Mortgage now or hereafter affecting the real property of which the Demised Premises form a part or any part or parts of such real property, or such real property and other property, and to each advance made or hereafter to be made under any such
Mortgage and to all renewals, modifications, consolidations, replacements, substitutions, spreaders, additions and extensions of any such Underlying Lease or Leases and/or Mortgages. The subordination provisions herein contained shall be self-operative and no further instrument of subordination shall be required.  Landlord reserves the right, by written notice to Tenant from Landlord, to provide that the foregoing provisions shall not apply to any or all Mortgages then being and/or thereafter to be made.  In confirmation of such subordination,
Tenant shall execute and deliver promptly any certificate that Landlord or its successors in interest may request. If Tenant shall not execute and deliver such subordination certificate within ten (10) days after the request of Landlord or Landlord's successors-in-interest, then Tenant shall be deemed to constitute and appoint Landlord or Landlord's successor-in-interest as Tenant's attorney-in-fact to execute and deliver any such
certificate or certificates for and on behalf of Tenant.   Notwithstanding
any provision in this Lease or any separate agreement with Tenant, Tenant covenants and agrees that Tenant shall not do any act, or refrain from doing any act, if doing such act, or refraining from doing such act, would constitute a default or breach of any Underlying Lease or Mortgage to which this Lease is subordinate, and of which Tenant has knowledge or has been given notice.


                 B. Without limiting the generality of the provisions of the foregoing Subsection 22.01A, Tenant acknowledges receipt of advice from Landlord to the effect that this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to the lease dated as of July 15, 1955, between Webb & Knapp, Inc., as landlord, and 13039 Corporation, as tenant, as such lease has been amended, and as assigned by mesne assignments to Landlord with respect to the interest of the tenant thereunder, and to 405 Company, S.K.
Realty Company and 715 Realty Company, collectively, with respect to the interest of the landlord thereunder.

        Section 22.02. This Lease may be conditionally assigned as collateral security by Landlord to a Mortgagee, which collateral assignment may provide that, without Mortgagee's prior written consent, the parties shall not (i) pay or accept the rent or additional rent under the terms of this Lease for more than one (1) month in advance of its due date, or (ii) enter into an agreement to amend or modify this Lease if there is an unexpired Term of more than one (1) year thereunder, or (iii) voluntarily surrender the Demised Premises, terminate this Lease, or accelerate the Term without cause, or (iv) authorize Tenant to assign this Lease or sublet the Demised Premises or any part thereof except in the manner as provided under the terms of this Lease. Any agreement by Landlord to make, perform or furnish any capital improvements or services not related to the possession or use of the Demised Premises by Tenant, shall not be binding on any Mortgagee in the event of foreclosure or in the event that a Mortgagee enters upon the Demised
Premises pursuant to any security instrument in connection with the mortgage loan. Any Mortgagee and its successor shall not be responsible for any improvements, covenants, contractual obligations or services which Landlord has agreed to make, furnish or perform for Tenant under the terms of this Lease which do not run with the Land, or for the control, care or management of the Building or any waste committed on the Building by any tenant, or for any dangerous or defective condition of the Building resulting in loss or injury or death to any tenant, licensee or stranger. No security deposited by Tenant has been transferred to any Mortgagee, who will assume no liability for any security so deposited unless it demands the transfer of said security and assumes responsibility therefor.

        Section 22.03. Tenant agrees that, unless a Mortgagee shall elect otherwise in the case of a foreclosure of such Mortgage, or unless the Overlandlord of an Underlying Lease to which this Lease is subordinate shall elect otherwise in the case of a cancellation or a termination of such Underlying Lease, neither the cancellation nor termination of any Underlying Lease, nor any foreclosure of a Mortgage affecting the Land, Building, an Underlying Lease or the Demised Premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein or any successor landlord, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of the Overlandlord of such Underlying Lease, or the holder of such Mortgage, or the purchaser at a sale in foreclosure of such Mortgage, or other person who shall succeed to the interests of Landlord (which such Overlandlord, holder, purchaser or other person is hereafter in this paragraph referred to as "such successor-in-interest"), Tenant covenants and agrees to attorn to such successor-in-interest and recognize such successor-in-interest as its landlord under this Lease. Tenant agrees to execute an instrument in writing reasonably required by such successor-in-interest whereby Tenant attorns to such successor-in-interest, and hereby appoints such successor-in-interest, irrevocably, as attorney-in-fact of Tenant to execute such instrument for and on behalf of Tenant, if Tenant shall not execute and deliver such instrument within ten (10) days after request therefor by such successor-in-interest. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any Underlying Lease terminates or any such mortgage is foreclosed or any such proceeding is brought by any Overlandlord or the holder of any such mortgage.

        Section 22.04. In the event of the occurrence of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction, or make any claim against Landlord for the payment of money, Tenant will not exercise such right until Tenant has given written notice of such occurrence to (i) Landlord and (ii) each Mortgagee and the Overlandlord of any Underlying Lease, as to whom, and to the last address to which Tenant has been instructed to give such notice, and a reasonable period for remedying such act or omission shall have elapsed following the giving of such notices, during which such parties or any of them with reasonable diligence following the giving of such notice, have not commenced and continued to remedy such act or omission or to cause the same to be remedied. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under any applicable provision of law, nor to obligate any such Mortgagee or Overlandlord to remedy any such act or omission.

        Section 22.05. If a Mortgagee or prospective mortgagee shall request modifications to this Lease, Tenant shall not unreasonably withhold, delay or defer Tenant's consent thereto, provided that such modifications shall not materially increase the obligations or materially decrease the rights of Tenant hereunder, or to more than a de minimis degree, decrease the obligations or increase the rights of Landlord hereunder, or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such Mortgagee or prospective mortgagee be given for any modification of

this Lease or for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created; provided, however, that the standards for withholding such consent are not more onerous to Tenant than those contained in this Lease.

                            ARTICLE 23
                       ESTOPPEL CERTIFICATE

        Section 23.01. Tenant agrees, at any time, and from time to time, within ten (10) days after request by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord and/or to such other party(ies) as Landlord may designate: (i) certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the Fixed Rent, additional rent and other charges have been paid, (iii) stating whether or not, to the best knowledge of the signer of such certificate, there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge, (iv) setting forth the names and addresses of the shareholders of Tenant (if Tenant shall be a corporate entity) and their holdings, and (v) setting forth such other information as Landlord may reasonably request concerning this Lease, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord's interest and by any Mortgagee, or prospective mortgagee, of any mortgage affecting the Building or the Land, or both, and by any Overlandlord or prospective Overlandlord under any Underlying Lease affecting the Land or Building, or both, and by any Mortgagee or prospective mortgagee of any Underlying Lease. Failure by Tenant to comply with the provisions of this Article 23 shall constitute a waiver by Tenant of any defaults on Landlord's part under this Lease and a waiver of enforceability by Tenant of any modification of this Lease, as against any person above described entitled to rely upon such statement, but without however limiting any rights and remedies available to Landlord by reason of such failure.

        Section 23.02. Landlord agrees, in connection with any proposed assignment of this Lease or subletting of the Demised Premises by Tenant, upon not less than twenty (20) days prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing addressed to Tenant: (i) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth, to the best knowledge of Landlord (but without having made any independent investigation), the date to which the Fixed Rent and Recurring Additional Rent have been paid, and (iii) stating whether or not, to the best knowledge of Landlord (but without having made any independent investigation), Tenant is in default under the Lease, and, if Tenant is in default, identifying such defaults. Notwithstanding the foregoing, Landlord shall not be obligated to furnish Tenant with more than one (1) such statement during any twelve (12) month period.

                            ARTICLE 24
                         LEGAL PROCEEDINGS

        Section 24.01. If Tenant or Landlord shall bring any action or suit for any relief against the other, declaratory or otherwise, arising out of this Lease or Tenant's occupancy of the Demised Premises, the parties hereto agree to and hereby waive any right to a trial by jury.

        Section 24.02. This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Demised Premises. If Tenant at any time during the Term shall not be a New
York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate, in writing, an agent located in New York County (together with such agent's address) for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant, by notice to Landlord, shall have the right to change Tenant's designation of such agent, provided that at all times there shall be an agent in New York County for such service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force or effect unless and until a new agent shall have been designated for service and Tenant shall have notified Landlord thereof (together with such new agent's address). If any such agency designation shall require a filing in the office of the Clerk of the County of New York, the same shall be promptly accomplished by Tenant, at Tenant's expense, and a certified copy thereof shall thereupon be transmitted by Tenant to Landlord.

                          ARTICLE 25
                          SURRENDER

        Section 25.01. Tenant shall, at the expiration or sooner termination of the Term (either, as applicable, being referred to herein as the "Surrender Date"), quit and surrender to Landlord the Demised
Premises, broom clean and in the condition required under this Lease, reasonable wear and tear, damage from fire or other casualty, condemnation or eminent domain and repairs which are not the responsibility of Tenant under the terms of this Lease excepted, and shall surrender all keys for the Demised Premises to Landlord at the place then fixed for the payment of rent, and shall inform Landlord of all combinations of locks, safes and vaults, if any, located (and permitted by Landlord to remain) in the Demised Premises. Except as otherwise expressly provided elsewhere in this Lease, Tenant shall, on the

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Surrender Date, remove all of Tenant's property from the Demised
Premises and shall immediately repair any damage to the Demised Premises caused by the installation and/or removal of such property. Any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant, and without any liability to Tenant, in connection therewith, except as may be otherwise provided herein.

    Section 25.02.
               A. If the Demised Premises shall not be surrendered as and when aforesaid, Tenant shall pay to Landlord as use and occupancy for each month or fraction thereof during which Tenant continues to occupy the Demised Premises from and after the Surrender Date (the "Continued Occupancy Period") an amount of money (the "Occupancy Payment") equal to one hundred fifty (150%) percent of one twelfth (1/12) of the Fixed Rent and one twelfth (1/12) of Recurring Additional Rent payable by Tenant during the immediately preceding twelve (12) months. Tenant shall make the Occupancy Payment, without notice or previous demand therefor, on the first day of each and every month during the Continued Occupancy Period.

                 B. In addition to making all required Occupancy Payments, Tenant shall, in the event of Tenant's failure to surrender the Demised Premises on the Surrender Date as and in the manner aforesaid, also indemnify and hold Landlord harmless from and against any and all cost, expense, damage, claim, loss or liability resulting from any delay or failure by Tenant in so surrendering the Demised Premises, including any consequential damages suffered by Landlord and any claims made by any succeeding occupant founded on such delay or failure of whose existence Tenant has knowledge or has been given notice, and any and all reasonable attorneys' fees, disbursements and court costs incurred by Landlord in connection with any of the foregoing.

                 C. The receipt and acceptance by Landlord of all or any portion of the Occupancy Payment shall not be deemed a waiver or acceptance by Landlord of Tenant's breach of Tenant's covenants and agreements under this Article 25, or a waiver by Landlord of Landlord's right to institute any summary holdover proceedings against Tenant, or a waiver by Landlord of Landlord's rights to enforce any of Landlord's rights, or pursue any of Landlord's remedies against Tenant in such event as provided for in this Lease or under law.

        Section 25.03. It is expressly understood and agreed that there can be no extension of the Term unless said extension is reduced to writing and agreed to by Landlord. No verbal statement or unsigned writing shall be deemed to extend the Term, and Tenant hereby agrees that any improvements Tenant shall make to the Demised Premises in reliance upon any extension of the Term given verbally or by an unsigned writing shall be at Tenant's peril.

        Section 25.04. If the last day of the Term shall fall on a Saturday, Sunday or legal holiday, the Term of this Lease shall expire on the Business Day immediately preceding such date.

        Section 25.05. Tenant expressly waives, for itself and for any person claiming by, through or under Tenant, any rights which Tenant or any such persons may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules, and of any successor law of like import then in force, in connection with any summary holdover proceedings which Landlord may institute to enforce the provisions of this Article 25.

        Section 25.06. Each and every one of Tenant's obligations set forth in this Article 25 (including the indemnity) shall survive the expiration or other termination of the Term.

                            ARTICLE 26
                       RULES AND REGULATIONS

        Section 26.01. Tenant and all Persons Within Tenant's Control shall faithfully observe and comply with: (i) all of the rules and regulations set forth in Exhibit "F" annexed hereto and made a part hereof, and (ii) such additional rules and regulations as Landlord hereafter at any time or from time to time may reasonably make and communicate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Building and the Building Systems, or the preservation of good order therein, or the operation or maintenance of the Building and Building Systems, or the comfort of tenants or others in the Building; provided, however, that in the case of any conflict between the provisions of this Lease and any such rules or regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the rules and regulations or the terms, covenants or conditions in any other lease as against any other tenant, and provided further that Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees. Notwithstanding anything contained herein to the contrary, Landlord shall not enforce the rules and regulations against Tenant in a discriminatory manner. In the event that Tenant shall dispute the reasonableness of any additional rule or regulation hereafter made or adopted by Landlord or Landlord's agents, the parties hereto agree to submit the question of the reasonableness of such rule or regulation for decision to the Chairman of the Board of Directors of the Management Division of The Real Estate

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Board of New York, Inc., or to such impartial person or persons as he may designate, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional rule or regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice in writing upon Landlord within fifteen (15) days after the giving of notice of the making of the rule or regulation to Tenant.

                           ARTICLE 27
                          PERSONS BOUND

        Section 27.01. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and inure to the benefit of the respective heirs, distributees, executors, administrators, successors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 10 shall operate to vest any rights in any successor, assignee or legal representative of Tenant, and that the provisions of this Article 27 shall not be construed as modifying the conditions of limitation contained in Articles 14 and 15. The term "Landlord" as used in this Lease shall mean the Landlord at the particular time in question, and it is agreed that the covenants and obligations of Landlord under this Lease shall not be binding upon Landlord herein named or any subsequent landlord with respect to any period subsequent to the transfer of its interest under this Lease by operation of law or otherwise. In the event of any such transfer, the transferee shall be deemed to have assumed (subject to this Article 27) the covenants and obligations of Landlord under this Lease, and Tenant agrees to look solely to the transferee for the performance of the obligations of Landlord hereunder, but only with respect to the period beginning with such transfer and ending with a subsequent transfer of such interest. A lease of Landlord's interest shall be deemed a transfer within the meaning of this Article 27.

        Section 27.02. Notwithstanding anything to the contrary provided in this Lease, Tenant agrees that there shall be no personal liability on the part of Landlord arising out of any default by Landlord under this Lease, and that Tenant (and any person claiming by, through or under Tenant) shall look solely to the equity interest of Landlord in and to the Land and/or Building or the leasehold estate of Landlord for the enforcement and satisfaction of any defaults by Landlord hereunder, and that Tenant shall not enforce any judgment or other judicial decree requiring the payment of money by Landlord, against any other property or assets of Landlord, and at no time shall any other property or assets of Landlord, or Landlord's principals, partners, members, shareholders, directors or officers, be subject to levy, execution, attachment or other enforcement procedure for the satisfaction of Tenant's (or such person's) remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised
Premises; such exculpation of personal liability to be absolute and without any exception.

                            ARTICLE 28
                              NOTICES

        Section 28.01. In order for the same to be effective, each and every notice, request or demand permitted or required to be given by the terms and provisions of this Lease, or by any Legal Requirement, either by Landlord to Tenant or by Tenant to Landlord (any of the foregoing being referred to in this Article 28 as a "Notice"), shall be given in writing, in the manner provided in this Section 28.01, unless expressly provided otherwise elsewhere in this Lease. In the case of Notices given by Landlord to Tenant, any such Notice shall be deemed to have been served and given by Landlord and received by Tenant on the third
Business Day following the date on which Landlord shall have deposited such Notice by registered or certified mail, return receipt requested, addressed to Tenant at the Demised Premises (or before Tenant has moved its offices to the Demised Premises, addressed to Tenant at its address as stated on the first page of this Lease), with a copy to Tenant at 360 Second Avenue, Waltham, Massachusetts 02154, Attention: Mr.
John D. Pittenger, Chief Financial Officer, and a copy to Cole, Schotz, Meisel, Forman & Leonard, P.A., Court Plaza North, 25 Main Street,
P.O. Box 800, Hackensack, New Jersey 07602-0800, Attention: Leonard
R. Glass, Esq. In the case of Notices given by Tenant to Landlord, any such Notice shall be deemed to have been served and given by Tenant and received by Landlord on the third Business Day following the date on which Tenant shall have deposited such Notice (and any required copies thereof) by registered or certified mail, return receipt requested, enclosed in securely closed postpaid wrapper in a Post Office addressed to Landlord as follows: Broadpine Realty Holding Company, Inc., c/o
J.P. Morgan Investment Management Inc., 522 Fifth Avenue, New
York, New York 10036, Attention: Ms. Anne S. Pfeiffer, with a copy to Silverstein Properties, Inc., 120 Broadway, New York, New York
10271, attention: Mr. Edward J. Kulik, Jr., and with an additional copy to: Stroock & Stroock & Lavan, 7 Hanover Square, New York, New
York 10004, Attention: Brian Diamond, Esq., and with copies thereof mailed as aforesaid to parties designated in accordance with
Section 22.04. Notices may also be given by telegram or telecopy or by overnight courier with receipted delivery, each effective upon receipt, or by hand delivery served in the same manner as a summons in a Supreme
Court action is then provided to be made under New York law. Either party may, by notice as aforesaid, designate a different person or persons and/or address or addresses for Notices.

        Section 28.02. Notices may be given on behalf of Landlord by the managing agent for the Building the name of which shall be supplied to Tenant from time to time, and which currently is Silverstein
Properties, Inc.
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                            ARTICLE 29
                       PARTNERSHIP TENANT

        Section 29.01.  If Tenant is a partnership (or is comprised of two
(2) or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 10 (any such partnership and such persons being referred to in this Article as "Partnership Tenant"), the following provisions of this Section 29.01 shall apply to such Partnership Tenant:
(i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (ii) each of the parties comprising Partnership
Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership
Tenant, (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be binding upon Partnership Tenant and all such parties, (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of clause (iv) of this Section 29.01), and (vi) on each anniversary of the Commencement Date, Partnership Tenant shall deliver to Landlord a list of the names of all partners and their current residential addresses.

        Section 29.02. If any partner in Tenant is or shall be a professional corporation, Tenant agrees to cause such professional corporation and each individual shareholder thereof to execute such guaranties and other instruments, agreements or documents as Landlord may reasonably request confirming that such individual shareholder shall have the same obligations and liability under this Lease as such shareholder would have had if he, and not such professional corporation, were a partner in Tenant.

        Section 29.03. If Tenant is a professional corporation or a partnership, Tenant and each of the partners/shareholders of Tenant hereby waive any requirements of law that may require that Landlord first look to the assets of Tenant for recovery of any monies due hereunder, it being the intention of the parties hereto that Landlord may, at Landlord's election, proceed against the assets of Tenant and/or the assets of the individual partners/shareholders of Tenant, whether simultaneously, or in such order of priority as Landlord may determine in Landlord's sole discretion. The provisions of this Section 29.03 are not intended to mean that Landlord shall have limited or waived its rights to any other available remedies hereunder or under applicable law as to Tenant, including the right to look to the assets of Tenant for recovery of any monies due hereunder.

        Section 29.04. If Tenant is a professional corporation or a partnership, the partners/shareholders of Tenant hereby consent and submit to the jurisdiction of any court of record of New York State located in New York County, or of the United States District Court for the Southern District of New York, and agree that service of process in any action or proceeding brought by Landlord may be made upon any or all of the partners/shareholders of Tenant by mailing a copy of the summons to such partner(s)/shareholder(s) either at their respective addresses or at the Demised Premises, by registered or certified mail, return receipt requested. Notwithstanding the foregoing, the residence of any partner/shareholder of Tenant shall not be a basis for a choice of venue or for a motion by a partner/shareholder of Tenant for transfer of venue or forum non conveniens pursuant to any rule of common law and/or any applicable state of federal provision or statute, and each partner/shareholder of Tenant and Tenant hereby waives the right to choose venue or to move for transfer of venue or forum non conveniens on the grounds that an individual partner/shareholder of the Tenant resides in a particular jurisdiction.

                           ARTICLE 30
                   NO WAIVER; ENTIRE AGREEMENT

        Section 30.01. The failure of the Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant, agreement, term, provision or condition of this Lease, or any of the rules and regulations, shall not constitute a waiver thereof, and Landlord or (except as otherwise provided in this Lease) Tenant, as the case may be, shall have all remedies provided herein and by applicable law with respect to any subsequent act which would have originally constituted a violation. The receipt by Landlord of Fixed Rent and/or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant, unless such waiver be in writing signed by Landlord or Tenant, as the case may be. Landlord and Tenant each

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hereby expressly waive any right that Landlord or Tenant might otherwise have to raise or assert either the aforesaid failure of the other party to enforce rights, seek redress or insist upon strict performance, or the aforesaid receipt by Landlord or Tenant of Fixed Rent and/or additional rent, as a basis for any defense or counterclaim in any legal, equitable or other proceeding in which Landlord or Tenant shall seek to enforce any rights, covenants or conditions under this Lease. The remedies provided in this Lease shall be cumulative and shall not in any way abridge, modify or preclude any other rights or remedies to which Landlord or (except as otherwise provided in this Lease) Tenant may be entitled under this Lease, at law or in equity. Without limiting the generality of the foregoing, Tenant expressly agrees that, upon the occurrence of an Event of Default, Landlord shall be entitled to exercise all of the rights set forth in Article 15 above (including the right to terminate this Lease), notwithstanding that this Lease provides that Landlord may cure the default or otherwise perform the obligation of Tenant which gave rise to such Event of Default, and regardless of whether Landlord shall have effected such cure or performed such obligation. The receipt and retention by Landlord of Fixed Rent or additional rent from any person other than Tenant shall not be deemed a waiver by Landlord of any breach by Tenant or any covenant, agreement, term, provision or condition herein contained, or the acceptance of such other person as a tenant, or a release of Tenant from the further performance of the covenants, agreements, terms, provisions and conditions herein contained.

        Section 30.02. This Lease, with the schedules, riders and exhibits, if any, annexed hereto, contains the entire agreement between Landlord and Tenant, and any agreement heretofore made shall be deemed merged herein. Any agreement hereafter made between Landlord and Tenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect a surrender or abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement is sought. All of the schedules, riders and exhibits, if any, annexed hereto are incorporated herein and made a part hereof as though fully set forth herein. If Tenant shall have any right to an extension or renewal of the Term, or any right to lease other space from Landlord, Landlord's exercise of Landlord's right to terminate this Lease shall operate, ipso facto, to terminate such renewal, extension or other right, whether or not theretofore exercised by Tenant. Any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the renewal or extended term. No option or right granted to Tenant under this Lease to terminate, extend, or make any other election, shall be exercisable or valid during such time as Tenant is in default under this Lease beyond the expiration of any applicable notice and cure period.

        Section 30.03. No act or thing done by Landlord or Landlord's agents during the Term shall be deemed to constitute an eviction by Landlord, or be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Demised Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of this Lease or a surrender of the Demised Premises. In the event that Tenant at any time shall desire to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's agents are authorized to receive said keys for such purposes without releasing Tenant from any of Tenant's obligations under this Lease, and Tenant hereby relieves Landlord of any liability for loss of or damage to any of Tenant's property in connection with such subletting.

                           ARTICLE 31
                          MISCELLANEOUS

        Section 31.01. Tenant represents that Tenant has inspected the Demised Premises, and (except as may be otherwise expressly set forth elsewhere in this Lease) agrees to take same in its existing condition "as is" and "where is" at the Commencement Date. The taking of possession of the Demised Premises by Tenant shall be deemed presumptive evidence that Tenant accepts the same "as is" and "where is", and that the Demised Premises and the Building are in good and satisfactory condition (subject to latent defects in the Demised Premises) and except for (i) items noted on a punch list delivered to Landlord within thirty
(30) days of the Commencement Date, and (ii) Landlord's Work which is to be performed before or contemporaneously with the Commencement
Date which shall be warranted for the period commencing the Commencement Date and terminating on the first anniversary of the Commencement Date. Tenant agrees that neither Landlord, nor any broker, agent, employee or representative of Landlord nor any other party, has made, and Tenant does not rely on, any representations, warranties or promises with respect to the Building, the Land, the Demised Premises or this Lease, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease. Landlord makes no representation as to the design, construction, development or use of the Land or Building, except as may be expressly set forth in this Lease.

        Section 31.02. The Table of Contents and Article headings of this Lease are included for convenience only, and shall not limit or define the meaning or content hereof. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

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The terms "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Lease as a whole, and not to any particular Article or Section, unless expressly so stated. The term "and/or," when applied to two or more matters or things, shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question. The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity, unless expressly otherwise stated. An "affiliate" of Tenant shall mean any person which controls or is controlled by, or is under common control with, Tenant, with the word "control" (and, correspondingly, "controlled by" and "under common control with"), as used with respect to any person, meaning the possession of the power to direct or cause the direction of the management and policies of such person. The rule of "ejusdem generis" shall not apply in or to the construction of any term of this Lease.

        Section 31.03. If the term "Tenant", as used in this Lease, refers or shall refer to more than one person, then, as used in this Lease, said term shall be deemed to include all of such persons or any one of them.
If any of the obligations of Tenant under this Lease is or shall be guaranteed, the term "Tenant" as used in Article 14 shall be deemed to mean the Tenant and the guarantor, or either of them. If this Lease shall have been assigned, then for purposes of Article 14, the term "Tenant" shall be deemed to mean either assignor or assignee. The term "Tenant" shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing provisions of this Section 31.03 shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest
(whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of each and every one of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

        Section 31.04. If any portion of the Building shall be sold or transferred by Landlord in a transaction in the nature of a condominium, Landlord may, by notice to Tenant, elect to increase Tenant's
Proportionate Share under this Lease by dividing the prior Tenant's Proportionate Share by the percentage that the assessed valuation of the tax lot which includes the Demised Premises for the first year of changed ownership bears to the total of the assessed valuations of all new tax lots which comprised the single tax lot which included the Demised Premises during the preceding Year, and base period amounts shall be reduced by multiplying the amount thereof theretofore in effect by the same percentage, and affected computations under Subsection 19.03A shall be apportioned, but in no event shall Tenant's Tax Payment following such sale or transfer exceed the amount that such Tax Payment would have been had the Building remained as a single unit and Tenant's Tax Share not been recalculated.

        Section 31.05. Landlord and Tenant, any subtenant, and any guarantor of Tenant's obligations under this Lease, hereby expressly consent to the jurisdiction of the Civil Court of the City of New York, the Supreme Court of the State of New York and, provided the requisite jurisdictional requirements are met, United States District Court for the Southern District of New York with respect to any action or proceeding between Landlord and Tenant or such party with respect to this Lease or any rights or obligations of either party pursuant to this Lease, and each of such subtenant, guarantor, Landlord and Tenant agrees that venue shall lie in New York County. Tenant and any subtenant further waive any and all rights to commence any such action or proceeding against Landlord before any other court.

        Section 31.06. The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto or the Demised Premises, unless and until Landlord and Tenant shall each have executed a counterpart of this Lease and delivered the same to the other. Until such execution and delivery, any action taken or expense incurred by Tenant in connection with this Lease or the Demised Premises shall be solely at Tenant's own risk and account.

        Section 31.07. Neither this Lease nor any memorandum thereof shall be recorded.

        Section 31.08. This Lease shall be governed exclusively by (i) the provisions hereof, without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question, and (ii) the internal laws of the State of New York as the same may from time to time exist, without giving effect to the principles of conflicts of laws.

        Section 31.09. There shall be no merger of this Lease, or the leasehold estate created by this Lease, with any other estate or interest in the Demised Premises, or any part thereof, by reason of the fact that the same person may acquire or own or hold, directly or indirectly, (i) this Lease or the leasehold estate created by this Lease, or any interest in this Lease or in any such leasehold estate, and (ii) any such other estate or interest in the Demised Premises or any part thereof; and no such merger shall occur unless and until all persons having an interest (including a security interest) in (a) this Lease or the leasehold estate created by this Lease and (b) any such other estate or interest in the Demised Premises, or any part thereof, shall join in a written instrument effecting such merger and shall duly record the same.


        Section 31.10. If Tenant is a corporation, each person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this Lease on behalf of Tenant is an officer of Tenant, and that he is duly authorized to execute, acknowledge and deliver this Lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request). Each person executing this Lease on behalf of Landlord hereby covenants, represents and warrants that Landlord is a duly incorporated corporation and is authorized to do business in the State of New York; and that each person executing this Lease on behalf of Landlord is an officer of Landlord, and that such person is duly authorized to execute, acknowledge and deliver this Lease to Tenant.

        Section 31.11. Except as otherwise expressly provided herein, the terms "Landlord shall have no liability to Tenant," or "the same shall be without liability to Landlord," or "without incurring any liability to Tenant therefor," or words of similar import, shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction (partial or total), or to receive any abatement or diminution of rent, or to be relieved in any manner of any of Tenant's other obligations hereunder, or to be compensated for loss or injury suffered, or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant's use or occupancy of the Demised Premises.

        Section 31.12. If, under the terms of this Lease, Tenant shall be obligated to pay to Landlord any amount (other than Fixed Rent), and no payment period therefor is specified, Tenant shall pay to Landlord the amount due within twenty (20) days after being billed therefor, which bill shall be accompanied by evidence reasonably substantiating such amount.

        Section 31.13. Except as otherwise expressly provided herein, all bills, invoices or statements rendered to Tenant pursuant to the terms of this Lease shall be deemed binding and conclusive if, within forty-five
(45) days of receipt of the same, Tenant fails to notify Landlord, in writing, of Tenant's intention to dispute such bill, invoice or statement.

        Section 31.14. Time shall be of the essence with respect to the exercise of any option granted to Tenant pursuant to this Lease.

        Section 31.15. Notwithstanding anything to the contrary contained in this Lease, during the continuance of any default by Tenant with respect to any of Tenant's obligations under this Lease beyond notice and the expiration of the applicable cure period, if any. Tenant shall not be entitled to exercise any rights or options or to receive any funds or proceeds being held by Landlord under or pursuant to this Lease.

        Section 31.16. If any sales or other tax shall be due or payable with respect to any cleaning or other service which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord by reason thereof.

        Section 31.17. Tenant acknowledges that Tenant has no rights to any development rights, "air rights" or comparable rights appurtenant to the Land and the Building, and consents, without further consideration, to any utilization of such rights by Landlord (provided that Tenant's rights under this Lease and Tenant's use of the Demised Premises are not materially adversely affected thereby), and agrees to promptly execute and deliver any instruments which may be reasonably requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 31.17 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined under the definition of "Zoning Lot" in Section 12-10 of the Zoning Resolution of the City of New York) in the Land and/or the Building.

        Section 31.18. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord or Tenant.

                          ARTICLE 32
              INABILITY TO PERFORM; SEVERABILITY

        Section 32.01. Except as otherwise expressly provided herein, if for reasons beyond the reasonable control of the Landlord or the Tenant, as the case may be, including, without limiting the generality of the foregoing, strikes, lockouts, labor problems, governmental preemption, or by reason of any Legal Requirements, or by reason of the conditions of supply and demand which have been or shall be affected by war or other emergency (each an "Excusable Delay@ and, collectively, "Excusable Delays@), either the Landlord or the Tenant shall be unable to perform any obligation that such party is obligated to perform, then such party's obligation to perform shall be excused for the duration of such Excusable Delays, and, except as otherwise set forth in this Lease, this Lease and the other party's rights and obligations hereunder shall not

be affected, impaired or excused. Notwithstanding anything to the contrary contained in this Section 32.01, a party's failure to timely fulfill an obligation required to be fulfilled by such party under this Lease shall not be excused by reason of what would otherwise be an Excusable
Delay if (i) said obligation is an obligation to pay or reimburse money or
(ii) said failure shall be the result of such party's lack of funds.
Landlord shall use commercially reasonable efforts (but shall not be obligated to use overtime or premium pay labor) to minimize interference with Tenant's use and occupancy of the Demised Premises in connection with any of the foregoing conditions and shall use due diligence to promptly restore Building Services and facilities interrupted as a result of the conditions set forth in this Section 32.01.

        Section 32.02. If any provision of this Lease or the application thereof to any person or circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Lease or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and shall be valid and enforceable to the fullest extent permitted by law.

        Section 32.03. Each covenant, agreement, obligation and/or other provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, and not dependent on any other provision of this Lease.

                             ARTICLE 33
                              SECURITY

        Section 33.01. Upon the execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount, as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease. Tenant agrees that, if Tenant shall default in respect of any of the covenants, agreements, terms, provisions and conditions of this Lease (beyond notice and the expiration of the applicable cure period, if any) including the payment of the Fixed Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security being held by Landlord (the "Security") to the extent required for the payment of any Fixed Rent and additional rent, or any other payments as to which Tenant shall be in default or for any monies which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the covenants, agreements, terms, provisions and conditions of this Lease, including any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord.
Notwithstanding the foregoing sentence, however, Landlord shall not use, apply or retain the whole or any part of the Security if Tenant's default (i) is non-monetary and (ii) arises from strikes, lock-outs or labor problems, governmental preemption, or by reason of any Legal Requirements, or by reason of the conditions of supply and demand which have been or shall be affected by war or other emergency or general market conditions or otherwise; provided, however, that Tenant shall use its best efforts and diligently pursue to completion the curing of such default. Landlord shall not be required to so use, apply or retain the whole or any part of the Security so deposited, but if the whole or any part thereof shall be so used, applied or retained, then Tenant shall, within ten (10) days after demand therefor deposit with Landlord an amount in cash equal to the amount so used, applied or retained, so that Landlord shall have the entire Security on hand at all times during the Term. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, agreements and conditions of this Lease, the Security shall be returned to Tenant within thirty (30) days after the Expiration Date or earlier termination of this Lease as provided herein and delivery of exclusive possession of the Demised Premises to Landlord. In the event of any making or assignment of any Underlying
Lease or upon a conveyance of the Building: (i) Landlord shall have the right to transfer the Security to the assignee or lessee or transferee,
(ii) Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and (iii) Tenant agrees to look solely to Landlord's successor for the return of said Security provided that Tenant has received notice thereof, it being agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new Landlord. Tenant further covenants that Tenant will not assign or encumber or attempt to assign or encumber the monies deposited herein as Security, and that neither Landlord nor Landlord's successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

   Section 33.02. Landlord agrees to place the Security in an interest-bearing account, and, unless disbursed or applied by Landlord as provided in Section 33.01 above, the interest earned thereon (less an amount equal to one (1%) percent of the Security, which may be retained by Landlord each year as compensation for management and administration of said account) shall be disbursed annually to Tenant when Landlord shall generally make such distributions to tenants in the Building, but only if Tenant shall not be in default with respect to any of Tenant's obligations under this Lease beyond notice and the expiration of the applicable cure period, if any.

        Section 33.03.

                 A. Notwithstanding anything to the contrary contained in Section 33.01 above, in lieu of a cash security deposit, Tenant may deliver to Landlord a clean, irrevocable, transferable and unconditional letter of credit (the "Letter of Credit") issued by and drawn upon a

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commercial bank (hereinafter referred to as the "Issuing Bank") which shall be a member bank of the New York Clearinghouse Association (or, in the alternative, which shall have offices for banking purposes in the Borough of Manhattan and shall have a net worth of not less than $100,000,000, with reasonably appropriate evidence thereof to be submitted by Tenant), which Letter of Credit shall: (i) have a term of not less than one (1) year, (ii) contain the same substance and be in materially the same form annexed hereto as Exhibit "G," (iii) be for the account of Landlord, (iv) be in the amount of $70,950.00, (v) except as otherwise provided in this Section 33.03, conform and be subject to Uniform Customs and Practice for Documentary Credits, 1993 Revision,
ICC Publication No. 500 (or any revision thereof or successor thereto),
(vi) be fully transferable by Landlord without any fees or charges therefor (or, if the Letter of Credit shall provide for the payment of any transfer fees or charges, the same shall be paid by Tenant as and when such payment shall be requested by the Issuing Bank), (vii) provide that Landlord shall be entitled to draw upon the Letter of Credit upon presentation to the Issuing Bank of a sight draft accompanied by Landlord's statement that Landlord is then entitled to draw upon the Letter of Credit pursuant to the terms of this Lease, and (viii) provide that the Letter of Credit shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year each year thereafter during the entire Term of this Lease and for a period of thirty (30) days thereafter, unless the Issuing Bank shall send notice (the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than forty-five (45) days next preceding the then expiration date of the Letter of Credit that the Issuing Bank elects not to renew such Letter of Credit, in which case Landlord shall have the right, by sight draft on the Issuing Bank, to receive the monies represented by the then existing Letter of Credit, and to hold and/or disburse such proceeds pursuant to the terms of Section 33.01 above as cash security.
If Landlord shall fail, for any reason whatsoever, to draw upon the Letter of Credit within said forty-five (45) day period, and the Letter of Credit shall expire prior to the thirtieth (30th) day following the Expiration Date of the Term of this Lease, then Tenant shall within five
(5) days after demand therefor deposit with Landlord the Security
Deposit Amount in cash or furnish Landlord with a replacement Letter of Credit (which shall comply with all of the conditions set forth in the immediately preceding sentence), so that Landlord shall have the entire Security on hand at all times during the Term and for a period of thirty
(30) days thereafter. Tenant acknowledges and agrees that the Letter of Credit shall be delivered to Landlord as security for the faithful performance and observance by Tenant of all of the covenants, agreements, terms, provisions and conditions of this Lease, and that Landlord shall have the right to draw upon the entire Letter of Credit in any instance in which Landlord would have the right to use, apply or retain the whole or any part of any cash security deposited with Landlord pursuant to Section 33.01 above. If Landlord shall draw upon the entire Letter of Credit and such amount shall be greater than that required for the payments referred to in the first sentence of Section 33.01 hereof, the balance of any amounts received by Landlord pursuant to drawing upon such Letter of Credit shall be held by Landlord as a cash security deposit in accordance with the provisions of this Section 33.

                 B. In the event that Tenant shall elect to furnish the Letter of Credit in lieu of cash security: (i) all references to "Security" in Section 33.01 above shall be deemed to refer to the Letter of Credit, or any proceeds thereof as may be drawn upon by Landlord, and (ii) the provisions of Section 33.02 above shall apply only to such Letter of Credit proceeds (if any) as may be drawn and held by Landlord.

                 C. Landlord agrees that, provided that the conditions set forth below shall be satisfied, Tenant shall be permitted to (i) reduce the amount of said Letter of Credit on the third (3rd) anniversary of the Commencement Date to $47,300 (with such anniversary date being referred to as the "Reduction Date", and such reduction being referred to as the "Permitted Reduction"), or (ii) in the event that Landlord shall then be holding cash security in lieu of a Letter of Credit, to receive a refund on or after the third (3rd) anniversary of the Commencement
Date, in an amount equal to the difference between the amount of cash security then being held by Landlord and $47,300, if any. Landlord shall have no obligation to refund any portion of the cash security until thirty (30) days following Landlord's receipt of a written notice requesting such refund (the "Security Refund Notice"). Landlord agrees that, if and to the extent Landlord's cooperation shall be required in order to facilitate a Permitted Reduction, Landlord will, at Tenant's request, but at no cost or expense to Landlord, cooperate with Tenant in all reasonable respects to cause such Permitted Reduction to occur.
Tenant shall only have the right to reduce the Letter of Credit or to receive such refund as aforesaid provided that on the Reduction Date or the date upon which Landlord shall receive the Security Refund Notice
(x) Tenant shall not then be in default (after notice and the expiration of the applicable cure period) with respect to any of Tenant's non-monetary obligations under this Lease (a "Non-Monetary Default") and (y) Tenant shall not be in default with respect to any of Tenant's monetary obligations under this Lease after notice and the expiration of the applicable cure period, if any (a "Monetary Default"); it being agreed, however, that following Tenant's cure of such Non-Monetary Default or Monetary Default, as the case may be, Tenant shall be permitted to reduce the Letter of Credit or receive such refund as aforesaid.



                        ARTICLE 34
                       RENEWAL OPTION

        Section 34.01. The initially named Tenant under this Lease, i.e., Computer Telephone Corp., as well as any Related Corporation or Successor Corporation thereof (but no assignee of any such party) (collectively, "CTC") shall have an option (the "Renewal Option") to extend the term of this Lease for a single renewal term of five (5) years (the "Renewal Term"), which shall commence at noon on the Expiration
Date and shall expire at noon on the fifth (5th) anniversary of the Expiration Date or such earlier date upon which this Lease may be terminated as herein provided. The Renewal Option may be exercised only by CTC giving Landlord written notice (the "Renewal Notice") of CTC's intention to renew this Lease pursuant to this Article 34 not later than one (1) year prior to the Expiration Date, and not earlier than fifteen (15) months prior to the Expiration Date, and such Renewal
Notice shall be deemed properly given only if, on the date that CTC shall exercise the Renewal Option (the "Exercise Date"): (i) this Lease shall not have been previously terminated or cancelled, (ii) CTC shall be in occupancy of at least eighty percent (80%) of the Demised Premises, and (iii) CTC shall not be in breach or default of any of the obligations of Tenant under this Lease after notice and the expiration of the applicable cure period, if any;. Time shall be strictly of the essence with respect to the giving of the Renewal Notice by CTC to Landlord. Notwithstanding anything to the contrary contained in this Section 34.01, if, subsequent to the Exercise Date but prior to the commencement of the Renewal Term: (x) CTC shall not be in occupancy of at least eighty percent (80%) of the Demised Premises, or (y) an Event of Default shall have occurred, then Landlord, in Landlord's sole and absolute discretion, may elect, by written notice to CTC, to void CTC's exercise of the Renewal Option, in which case CTC's exercise of the Renewal Option shall be of no force or effect, and the Term shall end on the Expiration Date of the initial term of this Lease, unless sooner cancelled or terminated pursuant to the provisions of this Lease or by law.

        Section 34.02. If Tenant shall exercise the Renewal Option in accordance with the provisions of this Article 34, then this Lease shall be extended for the Renewal Term upon all of the terms, covenants and conditions contained in this Lease, except that: (i) during the Renewal Term, the Fixed Rent shall be the fair annual market rental value (the "Market Value Rent") of the Demised Premises on the Expiration Date, determined as provided in Section 34.03 below, but in no event less than the Fixed Rent in effect on the Expiration Date, and with the Base Tax
Year and the Base Operating Year equal to the year in which the Renewal Term commences, (ii) from and after the Exercise Date (but subject to the provisions of the last sentence of Section 34.01 above), all references to "Expiration Date" shall be deemed to refer to the last day of the Renewal Term, and all references to "Term" shall be deemed to include the Renewal Term, (iii) Tenant shall have no further right or option to renew this Lease or the term hereof, and (iv) all provisions of this Lease concerning the performance by Landlord of any work, and the grant by Landlord of any monetary contribution, rent abatement or rent credit, in connection with Tenant's initial occupancy of the Demised Premises shall be deemed deleted.

        Section 34.03.

                 A. The term "Market Value Rent" shall mean the annual fair market rental value of the Demised Premises as of the Determination Date (as hereinafter defined), but in no event less than the Fixed Rent and all additional rent payable pursuant to Article 19 of this Lease ("Recurring Additional Rent") payable by Tenant in the twelve-month period immediately prior to the Expiration Date of the initial term of this Lease. For purposes hereof, the "Determination Date" shall mean the date which shall occur one (1) year prior to the Expiration Date.

                 B. The initial determination of Market Value Rent shall be made by Landlord. Provided that the Renewal Notice shall so request, Landlord shall give notice (the "MVR Notice") to Tenant of Landlord's initial determination of the Market Value Rent within sixty
(60) days following the Determination Date. If the Renewal Notice shall not contain a request that Landlord furnish the MVR Notice within sixty
(60) days following the Determination Date, Landlord may give Tenant the MVR Notice at any time after the Determination Date. Such initial determination of Market Value Rent shall be final and binding in fixing the Market Value Rent, unless, within thirty (30) days after Landlord shall have given MVR Notice to Tenant, Landlord shall receive a notice from Tenant (the "MVR Objection Notice"): (i) advising Landlord that
Tenant disagrees with the initial determination of Market Value Rent set forth in the MVR Notice, and (ii) proposing a specific alternative Market Value Rent, which shall have been determined in good faith by Tenant.
If Landlord and Tenant shall fail to agree upon the Market Value Rent within thirty (30) days after Landlord shall have received the MVR Objection Notice, then Landlord and Tenant each shall give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within ten (10) days, then the first arbitrator chosen shall make the determination alone. If two arbitrators shall have been designated, such two arbitrators shall, within thirty (30) days following the designation of the second arbitrator, make their determinations of Market Value Rent in writing and give notice thereof to each other and to Landlord and Tenant. Such two arbitrators shall have twenty (20) days after the receipt of notice of each other's determinations to confer with each other and to attempt to reach agreement as to the determination of Market Value Rent. The arbitrators shall take into account in any

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such determination the base years set forth in this Lease, which shall continue throughout the remainder of the Renewal Term. If such two arbitrators shall concur as to the determination of the Market Value Rent, such concurrence shall be final and binding upon Landlord and Tenant.
If such two arbitrators shall fail to concur by the end of said twenty (20) day period, then such two arbitrators shall forthwith designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of such third arbitrator within ten (10) days, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction for the designation of such arbitrator. All arbitrators shall be real estate appraisers or consultants who shall have had at least fifteen
(15) years continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the Borough of Manhattan, City of New York. The third arbitrator shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after his designation, choose one of the determinations of the two arbitrators originally selected by the parties, and that choice by the third arbitrator shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article 34, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration. The determination rendered in accordance with the provisions of this Section 34.03 shall be final and binding in fixing the Market Value Rent. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease.

                 C. If for any reason the Market Value Rent shall not have been determined prior to the commencement of the Renewal Term, then, until the Market Value Rent and, accordingly, the Fixed Rent, shall have been finally determined, the Fixed Rent and all Recurring
Additional Rent payable for and during the Renewal Term shall be equal to the Market Value Rent and Recurring Additional Rent proposed by Landlord. Upon final determination of the Market Value Rent, an appropriate adjustment to the Fixed Rent shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall refund or pay to the other any overpayment or deficiency, as the case may be, in the payment of Fixed Rent from the commencement of the Renewal Term to the date of such final determination.

        Section 34.04.  The right of renewal granted pursuant to this
Article 34 shall be deemed a personal right limited to CTC, and all references in this Article 34 to "Tenant" shall be deemed to refer only to CTC.

                           ARTICLE 35
                TENANT'S COMMUNICATION EQUIPMENT

        Section 35.01. Landlord shall provide to Tenant, upon Tenant's request and if then available, space on the roof of the Building not exceeding one hundred (100) square feet, so as to permit Tenant to install in a location designated by Landlord (the "Communications
Area"), and once installed, to maintain and operate, at its sole cost and expense, satellite dish(es), antenna(s) and related telecommunications equipment (hereinafter collectively referred to as the "Communications Equipment"), subject to all of the applicable terms, covenants and provisions of this Lease, and subject to Landlord's prior written approval including, without limitation, approval as to size, weight, location, aesthetics, interference with Building Systems, manner of installation and method of attachment, which approval shall also be required for modifications and additions to the Communications Equipment, and to the removal of same. Notwithstanding the foregoing, Tenant expressly acknowledges and agrees that in no event shall Tenant's Communications Equipment utilize more than Tenant's pro rata share of the number or amount of antennas, satellites, other telecommunications equipment and related equipment permitted to be utilized in or at the Building pursuant to any Legal Requirement ("Tenant's Communications Share"), based on the square footage of the Demised Premises (excluding the square footage of the Communications Area). If, at any time during the Term of this Lease, Tenant's Communications Equipment then installed and maintained in the Communications Area shall exceed Tenant's
Communications Share, Tenant shall, within thirty (30) days following receipt of written notice from Landlord, remove such Communications Equipment as shall be in excess of Tenant's Communications Share, solely at Tenant's cost and expense, and repair any damage to the Building caused by such removal.

        Section 35.02. Throughout the Term of this Lease, Tenant shall, at Tenant's sole cost and expense, maintain the Communications
Equipment. Any installation, maintenance, replacement or repair of the Communications Equipment which Landlord shall reasonably determine affects the physical integrity of the Building shall be performed by Landlord at Tenant's sole cost and expense. In connection with the installation, maintenance and operation of the Communications
Equipment, Tenant shall comply with all Legal Requirements (including, without limitation, zoning ordinances) and shall procure, maintain and pay for all permits and licenses required therefor, including all renewals thereof. The installation, maintenance, and operation of the Communications Equipment shall be subject to all of the terms, covenants and conditions of Articles 5, 6, 7 and 8 hereof, and to all other applicable provisions of this Lease, as if such installation, maintenance and operation were an Alteration. In addition to the terms, covenants and conditions of Article 8, Tenant shall procure, maintain and pay for such liability and property damage insurance as Landlord shall

reasonably require in connection with such installation, maintenance and operation, in form, substance and with limits of liability reasonably designated or reasonably approved, in writing, by Landlord. The parties agree that Tenant's use of the Communications Area shall be on a non-exclusive basis, and that Landlord may permit the use of any other portion of the roof of the Building by any other person, firm or corporation for any use, including the installation of other satellite dishes, antennas, generators and/or communications systems. Landlord shall use its reasonable efforts to ensure that such use does not impair Tenant's data transmission and reception via Tenant's Communications Equipment, and Tenant shall use its reasonable efforts to ensure that its use of the Communications Area does not impair such other person's, firm's or corporation's data transmission and reception via their respective satellite dishes, antennas and support equipment, if any. Landlord makes no representation that the Communications Equipment will be able to receive or transmit communication signals without interference or disturbance, and Tenant agrees that Landlord shall not be liable therefor.

        Section 35.03.  For purposes of this Article 35:

                 A.      The term "CPI Index" shall mean the "The
Consumer Price Index (All Urban Consumers, New York--Northern New Jersey--Long Island)," issued by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the CPI Index ceases to use the 1982-84=100 as the basis of calculation, or if a substantial change is made in the term or number or items contained in the CPI Index, then the CPI Index shall be adjusted to the figure that would have been arrived at if the change in the manner of computing the CPI Index in effect at the date of this Lease had not been altered. In the event that such CPI Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the CPI Index shall be used;

                 B. The term "Base CPI Index" shall mean the CPI Index as it exists on the last day of the calendar month preceding the month in which occurs the date the Communications Area is made available to Tenant by Landlord (the "Communications Area Availability Date");

                 C. The term "Communications Lease Year" shall mean the period commencing on the Communications Area Availability Date and ending on the last day of the calendar month preceding the month in which occurs the first anniversary of the Communications Area Availability Date and each period of twelve (12) consecutive calendar months thereafter; and

                 D. The term "Percentage of CPI Increase" shall mean the percentage, if any, by which the CPI Index existing as of the last day of a Communications Lease Year exceeds the Base CPI Index.

        Section 35.04. A. Tenant shall pay for all electrical service required for Tenant's use of the Communications Equipment in accordance with Article 20 of this Lease. At Landlord's election, Tenant, at Tenant's sole cost and expense, or Landlord, on Tenant's behalf and at Tenant's sole cost and expense, shall connect all of the Communications Equipment to a submeter measuring Tenant's electric usage in connection therewith. Tenant shall pay to Landlord, as additional rent hereunder, all of the actual costs and expenses incurred by Landlord in connection with the Communications Equipment (including, without limitation, any expert and/or consultant fees).

                 B. At all times during the Term of this Lease that any Communications Equipment shall be located in the Communications Area and/or any installations in connection with the Communications
Equipment shall be located in the shaftways, conduits and/or risers of the Building, Tenant shall pay to Landlord, as additional rent hereunder (the "Communications Equipment Rent"), the sum of Three Thousand Six
Hundred and 00/100 ($3,600.00) Dollars per annum, payable in equal monthly installments of $300.00; and (y) for each Communications Lease
Year thereafter, the sum of the Communications Equipment Rent for the immediately preceding Communications Lease Year, plus an amount equal to the product of (1) $3,600.00, multiplied by (2) the Percentage of CPI Increase, which sum shall be payable in equal monthly installments, in the time and manner provided for the payment of Fixed Rent with respect to the Demised Premises.

        Section 35.05. Tenant, at Tenant's sole cost and expense, shall promptly repair any and all damage to the Communications Area and to any part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Communications Equipment erected or installed by Tenant pursuant to the provisions of this Article 35. Any and all structural alterations, repairs, reinforcements and/or additional structural support which Landlord shall determine to be necessary in connection with the Communications
Equipment shall be performed by Landlord at Tenant's sole cost and expense. The creation of any new roof penetrations shall be subject to the prior written approval of Landlord, which approval may be withheld for any reason whatsoever. Tenant covenants and agrees that the installation of the Communications Equipment pursuant to the provisions of this Article 35 shall be at the sole risk of Tenant. Neither Landlord, nor any agent, employee, partner, officer, shareholder or contractor of Landlord, shall be responsible or liable for any injury or damage to, or loss of, the Communications Equipment. Tenant shall indemnify and

hold Landlord harmless from and against any and all actions, proceedings, liabilities, obligations, claims, damages, deficiencies, losses, judgments, suits, expenses and costs (including, without limitation, reasonable legal fees and disbursements) arising under or out of, or in connection with or resulting from the installation, maintenance, operation or presence of the Communications Equipment. Tenant further covenants and agrees that the Communications Equipment erected or installed by Tenant pursuant to the provisions of this Article 35 shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

        Section 35.06. The Communications Equipment (other than interior wiring) installed by Tenant pursuant to the provisions of this
Article 35 shall be Tenant's property. Notwithstanding anything to the contrary contained in this Lease, upon the expiration or sooner termination of this Lease, the Communications Equipment shall be removed by Tenant, at Tenant's sole cost and expense, and Tenant shall repair any damage to the rooftop of the Building or any other portion or portions of the Building caused by or resulting from said removal.

        Section 35.07. If so required by any Legal Requirements, or if Landlord requires the use of the Communications Area, Landlord reserves the right, at any time and from time to time throughout the Term of this Lease, at its sole cost and expense and upon reasonable prior written notice (or such shorter notice period as may be required by law or public authorities) to Tenant, to remove and/or relocate the Communications Equipment to any other location at the Building designated by Landlord (the "Relocated Area"); provided, however, if any removal or relocation of the Communications Equipment is required by any Legal Requirement, then the cost and expense of such removal and/or relocation shall be paid by Tenant. Tenant covenants and agrees, upon demand by Landlord, to discontinue or abate as necessary the use of the Communications Equipment or any portion thereof if such use is determined to adversely affect the physical health of any individual(s) in or about the Building.

        Section 35.08. All actual costs and expenses incurred by Landlord in connection with the Communications Equipment and the Communications Area, including, without limitation, the installation, maintenance and operation thereof, shall be paid by Tenant to Landlord, as additional rent, within twenty (20) days after demand therefor, which demand shall be accompanied by evidence reasonably substantiating such costs and expenses.

        Section 35.09. For the purpose of installing, servicing, repairing or removing the Communications Equipment, Tenant shall have access to the Communications Area or the rooftop of the Building, as the case may be, at reasonable times, upon prior reasonable request of Landlord.

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                            BROADPINE REALTY HOLDING COMPANY, INC.,

                                                       Landlord

                          By: /s/ [authorized officer]


                            COMPUTER TELEPHONE CORP., Tenant

                          By: /s/ [authorized officer]

                           Tenant's Federal ID# 04-2731202










STATE OF NEW YORK                   )
                                    ) ss.:
COUNTY OF NEW YORK                  )



           On this ____ day of February, 1996, before me
personally came                                  , to
me known, who being by me duly sworn, did depose and say that he is
the                                of COMPUTER TELEPHONE CORP., the
corporation described in and which executed the foregoing instrument;
and that he signed his name thereto by order of the Board of Directors of said corporation.



                                   ________________________

                                       Notary Public

                           EXHIBIT "A"

                           FLOOR PLANS

        The location and dimensions of walls, partitions, columns, stairs and openings are approximate and subject to revisions due to mechanical work, job conditions and requirements of governmental departments and authorities. If the space as actually partitioned shall differ in any respect from this sketch, the actual area as partitioned shall in all events control. No resulting deviation or discrepancy shall affect the rent or Tenant's obligations under this Lease.



                        [drawing of floor plan]


















                           EXHIBIT "B"

                    COMMENCEMENT DATE AGREEMENT

AGREEMENT made this           day of _______________, 1996,
between Broadpine Realty Holding Company, Inc., hereinafter referred to as "Landlord", and Computer Telephone Corp., hereinafter referred to as "Tenant."


                                      WITNESSETH:

        1. Landlord and Tenant have heretofore entered into a written indenture of Lease dated as of January __, 1996 (hereinafter referred to as the "Lease"), for the leasing by Landlord to Tenant of certain space in the building known as 120 Broadway, New York, NY, all as in said
Lease more particularly described.

        2.       Pursuant to Article 2 of the Lease, Landlord and Tenant
agree that the Commencement Date of the term of said Lease is [was]
[shall be]                                    ; and that the term thereof shall
expire, unless sooner terminated pursuant to the Lease, on ________________________ (the "Expiration Date").

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Commencement Date Agreement as of the day and year first above written.


BROADPINE REALTY HOLDING COMPANY, INC.,
Landlord



By:___________________________


COMPUTER TELEPHONE CORP., Tenant



By:____________________________













                            EXHIBIT "C"

                          LANDLORD'S WORK

        A. Landlord, except as otherwise expressly specified in the Lease, will cause its designated contractor to make and complete in and to the Demised Premises the work and installations (the "Landlord's Work") specified in Schedule 1 annexed hereto and made a part hereof.

         B. Except as provided in this Exhibit C, Landlord shall not be required to spend any money or to do any work to prepare the Demised Premises for Tenant's occupancy. The specification of Landlord's Work represents the limit of Landlord's responsibilities in connection with the preparation of the Demised Premises and, except as so provided, Tenant shall take the Demised Premises "as-is," except as otherwise expressly provided in this Lease. Any other improvements, alterations or additions shall be performed by Tenant, but subject to all of the terms, conditions and covenants of the Lease.

        C. Landlord has made and makes no representation of the date on which Landlord will complete Landlord's Work, and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance, except as specifically provided in the Lease, and the provisions of the Lease shall not be affected thereby.

        D. Landlord shall obtain all permits, licenses and approvals required for the performance of Landlord's Work. Landlord shall perform Landlord's Work in a workmanlike manner and in accordance with all applicable Legal Requirements. Upon final completion of Landlord's Work, Landlord shall assign to Tenant any warranty or guaranty covering materials and/or equipment incorporated into the Demised Premises as part of Landlord's Work (provided that such warranty or guaranty is assignable).

        E. Notwithstanding anything contained herein to the contrary, Landlord shall perform all Repairs to Landlord's Work which are necessary due to defects in workmanship for a period of one year from the Commencement Date; provided, however that such defects do not arise from the acts or omissions of Tenant or Persons Within Tenant's Control.

        F. Performance of Landlord's Work or any statement made in this Exhibit C or elsewhere in this Lease shall not constitute an express or implied representation by Landlord that any or all of Landlord's Work is suitable for the particular requirements of Tenant or any specific or general use or purpose of Tenant.

        G. Subject to the provisions of Article 2 of the Lease, Tenant acknowledges that after the Commencement Date Landlord may perform any remaining components of Landlord's Work, including any items noted on a punch list delivered to Landlord pursuant to Section 31.01 of this Lease, during Tenant's ordinary business hours, and the Lease, and Tenant's obligations thereunder, shall not be affected thereby (except as specifically provided in the Lease), and Tenant shall make no claim against Landlord for any loss, cost or expense incurred by Tenant in connection with the performance of such Landlord's Work.

        H. In all instances where Tenant is required to supply information or authorization with regard to Landlord's Work, Tenant shall supply the same within three (3) Business Days after written request therefor by Landlord.

        I.       (1)     For the purposes of this Exhibit C, Landlord's
Work shall be deemed to be substantially completed when all major construction is completed (or when all major construction would have been completed but for Tenant Delays (as hereinafter defined) or otherwise), although "minor items" is not substantially completed. "Minor items" shall mean any uncompleted construction or improvements which do not materially interfere with Tenant's use and occupancy of the Demised Premises. Tenant shall promptly submit to Landlord a "punch-list" of such "minor items," which punch-list items, after approval by Landlord, shall be diligently completed. Tenant shall periodically inspect Landlord's Work and make any objections thereto, if called for, without delay, so as to mitigate changes, delays and costs.

                 (2) Tenant specifically acknowledges and agrees that the cost to Landlord of furnishing and installing Landlord's Work will increase and that there will be delay in completion of Landlord's Work by reason of (i) Tenant's failure or unreasonable delay to consult with Landlord to enable Landlord to review plans or specifications; (ii) unreasonable delay or failure by Tenant in supplying information, approving estimates or giving authorizations; (iii) Tenant's making changes or additions in the plans or specifications or materials originally approved; (iv) interference by Tenant or Tenant's contractors with the performance of Landlord's Work; (v) delay or failure of any special or additional new materials selected by Tenant; or (vi) work, materials, components and other items specified by Tenant which are not "Building standard," and/or are not readily available to Landlord or Landlord's designated contractor, or require special manufacturing, fabrication or




installation, or require additional time to obtain or install thereby delaying the date that Landlord's Work would otherwise be substantially completed, including special wallcoverings, light fixtures, entrance doors, woodwork, glass, stairways, door hardware, floor coverings and security and communications devices (clauses (i)-(vi) are hereby collectively referred to herein as "Tenant Delays"). Landlord shall not be responsible for any Tenant Delays and, in addition, Tenant shall reimburse Landlord, within twenty (20) days of demand therefor (which demand shall be accompanied by evidence reasonably substantiating the amount of such losses, costs and damages) and as additional rent, for any and all losses, costs and damages suffered or incurred by Landlord in connection with or resulting from any such Tenant Delays, including, without limitation, any increase to Landlord in the cost of furnishing and installing Landlord's Work.

        J. If Tenant shall fail to make timely payment of any sums payable to Landlord pursuant to the terms of this Exhibit C or the Lease, then, in addition to all other rights and remedies afforded Landlord in the event of such non-payment, Landlord may, without notice to Tenant, discontinue the performance of Landlord's Work (or any items thereof) until such time as Tenant makes payment to Landlord of all such past due sums and provides Landlord with adequate assurance of the timely payment of all additional sums which may or shall be payable by Tenant pursuant to the terms of this Exhibit C or the Lease.

















                               SCHEDULE 1

  [drawing and description of floor layout and installation work to be done]

                                EXHIBIT "D"

                            LAND DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, County of New York, City and State of New
York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the northerly side of Pine Street and the westerly side of Nassau Street;

RUNNING THENCE northerly along the westerly side of Nassau Street, 152 feet 3 inches to the southerly side of Cedar Street;

THENCE westerly along the southerly side of Cedar Street, 312 feet 7 inches to the easterly side of Broadway;

THENCE southerly along the easterly side of Broadway, 167 feet 1 inch to the northerly side of Pine Street;

THENCE easterly along the northerly side of Pine Street, 304 feet 2 inches to the point or place of BEGINNING.












                              EXHIBIT "E"

                       CLEANING SPECIFICATIONS

General Cleaning

Nightly:

General Offices including conference rooms:

        1.       All hardsurfaced flooring to be swept.
        2.       Carpet sweep all carpets, moving only light furniture
                 (desks, file cabinets, etc. not to be moved).
        3.       Hand dust and wipe clean all furniture, fixtures and
                 window sills.
        4.       Empty and clean all ash trays and screen all sand urns.
        5. Empty and clean all waste receptacles and remove wastepaper.
        6.       Dust interiors of all waste disposal cans and baskets.
        7.       Wash clean all water fountains and coolers.
        8.       Sweep all private stairways.

Building Standard Toilets:

        1.       Sweep and wash all floors, using proper disinfectants.
        2. Wash and polish all mirrors, shelves, bright work and enameled surfaces.
        3.       Wash and disinfect all basins, bowls and urinals.
        4.       Wash all toilet seats.
        5. Hand dust and clean all partitions, tile walls, dispensers and receptacles in lavatories and restrooms.
        6.       Empty paper receptacles and remove wastepaper.
        7.       Fill toilet tissue holders.  Multi-tenanted floors only.
        8.       Empty and clean disposal receptacles.

Periodic-as reasonably required

        1.       Vacuum clean all carpeting and rugs.
        2. Dust all doors louvres and other ventilating louvres within a person's reach.
        3.       Dust all baseboards.
        4. Remove all finger marks from vinyl or painted surfaces near light switches, entrance doors, etc.
        5.       Wash all windows.
        6.       High dust premises complete including the following:

                 a. Dust all pictures, frames, charts, graphs and similar wall hangings not reached in nightly cleaning.
                 b. Dust clean all vertical surfaces, such as walls, partitions, doors, bucks and other surfaces not reached in nightly cleaning.
                 c.      Dust all venetian blinds.












                             EXHIBIT "F"

                        RULES AND REGULATIONS

        1. The rights of tenants with respect to the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the tenants' premises for the tenants and their employees, contractors, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose. All deliveries and shipments of goods and packages shall be through the freight elevators, and not the passenger elevators. No tenant shall invite to the tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the lobbies, sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, stairways or other public portions of the Building. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of any tenant's premises.
Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

        2. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the watchman in charge or not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Each tenant shall be responsible for all persons for whom the tenant requests such permission, and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation or interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators as Landlord may reasonably determine from time to time. Landlord reserves the right to inspect all objects and matter to be brought into the Building, and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under or despite the provisions of this rule. On days and hours other than those during which full elevator service is required to be provided, Landlord may lock all outside Building doors and require use of a night bell to summon a watchman from his other duties in order to gain access.

        3. No tenant shall obtain or accept for use in its premises ice, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning, messenger service or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided always that the charges for such services by persons authorized by Landlord are competitive. Such services shall be furnished only at such hours, in such places within the tenant's premises and under such regulations as may be reasonably fixed by Landlord.

        4. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds or drapes as are supplied or permitted by Landlord shall be used in a tenant's premises. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of a tenant's premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, approved by Landlord, which approval shall not be unreasonably withheld or delayed. No tenant shall darken, cover or permanently close any windows in the tenant's premises.

        5. There shall not be used in any space, or in the public halls of the Building, either by a tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires, side guards and such other safeguards as Landlord shall require.





        6. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time unless the tenant, at its expense, has connected a special smoke detector system in compliance with all Legal Requirements and approved by Landlord. Each tenant, before closing and leaving its premises at any time, shall use best efforts to ensure that all lights are turned out. All windows in each tenant's premises shall be kept closed at all times, and all blinds and/or drapes therein above the ground floor shall be lowered and kept drawn when and as reasonably required (because of the position of the sun) during the operation of the Building air-conditioning system to cool or ventilate the tenants' premises. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

        7. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by any tenant.
No tenant shall throw anything out of the doors, windows or skylights or down the passageways. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible or explosive object or material shall be brought into the Building by any tenant or with the permission of any tenant; provided, however, that the foregoing prohibition shall not apply to standard office cleaning supplies or standard office products, in limited quantities, if and to the extent permitted by applicable Legal Requirements.

        8. Tenants shall not permit any cooking within their premises (unless consented to in writing by Landlord), and shall not permit any food odors emanating within their premises to seep into other portions of the Building. In the event that Landlord shall consent to any cooking or installation of kitchen equipment in a tenant's premises, such tenant shall operate its dining room and kitchen equipment, if any, in a manner that will prevent odors and smoke from escaping into areas of the Building outside the premises, and shall, at its expense, (i) install and maintain appropriate filters and grease traps to prevent accumulation of grease in any duct, stack or flue used to exhaust fumes and vapors resulting from such food preparation and to prevent stopping up of the sewerage ejecting system of the Building if any of same are necessary or are required by any governmental authority, (ii) keep all range hoods and ducts therefrom, if any, clean and free of grease at all times so as to avoid fire hazard, and (iii) clean out the vertical exhaust flue and duct, if any, at least once a year, or more frequently as conditions require. The discharge of any fumes, vapors and odors, which, by any Legal
Requirement, must be discharged into a separate stack or flue, will not be permitted unless such tenant, at its expense, shall provide for such discharge in a proper manner. Notwithstanding the foregoing, Tenant may install vending machines, microwave ovens, coffee makers and similar small electric appliances.

        9. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who or whose servants, employees, agents, visitors or licensees, shall have caused the same.

        10. No lettering shall be exhibited, inscribed, painted or affixed by a tenant on any part of the outside or inside of its premises or the Building without the prior written consent of Landlord if such lettering shall be visible from outside of its premises or the Building. In the event of the violation of the foregoing by a tenant, Landlord may remove the same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Lettering on doors shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord. Landlord shall have the right to prohibit any advertising by any tenant which impairs the reputation of the Building or its desirability as a building for offices, and, upon written notice from Landlord, such tenant shall refrain from or discontinue such advertising.

        11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenant's premises, and no lock on any door therein shall be changed or altered in any respect, unless, in each such case, Landlord shall have been furnished with a key thereto (or the same shall be operable by Landlord's master key for the Building). Duplicate keys for a tenant's premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor.
Upon the termination of a tenant's lease, all keys to the tenant's premises and toilet rooms shall be delivered to the Landlord, and, in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the actual, out-of-pocket cost thereof.



        12. No tenant shall make, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant, except as may otherwise be expressly provided herein. Nor boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may reasonably direct. No tenant shall install any resilient tile or similar floor covering in the premises demised to such tenant, except in a manner approved by Landlord, which approval shall not be unreasonably withheld or delayed. Unless and until Landlord may otherwise direct, no tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

        13. No tenant shall use or occupy, or permit any portion of the premises demised to such tenant to be used or occupied, as an office for a public stenographer or typist, or as a barber or manicure shop or as an employment bureau or for any mail order business. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building, nor advertise for laborers giving an address at the Building. No premises shall be used, or permitted to be used, at any time, as a store for the sale or display of goods, wares or merchandise of any kind, or as a restaurant, shop, booth, bootblack or other stand, or for the conduct of any business or occupation which predominantly involves direct patronage of the general public in the premises demised to such tenant, or for manufacturing or for other similar purposes.

        14. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

        15. Unless Landlord shall be furnishing electricity to the tenant's premises, each tenant shall, at its expense, provide artificial light and electricity in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

        16. Tenants' employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof. No tenant shall allow its premises to be used for lodging or sleeping, or for any immoral or illegal purposes.
No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about any tenant's premises. Canvassing, soliciting and peddling in the Building are prohibited, and each tenant shall cooperate to prevent the same.

        17. If the premises demised to any tenant become infested with vermin, such tenant, at its own cost and expense, shall cause its premises to be exterminated, from time to time, to the reasonable satisfaction of Landlord, and shall employ such exterminators therefor as shall be reasonably approved by Landlord. Landlord reserves the right to require that the exterminators generally employed in the Building be employed, so long as their charges are competitive.

        18. Any cuspidors or similar containers or receptacles used in any tenant's premises shall be cared for and cleaned by and at the expense of the tenant. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules. If a tenant's premises shall be an entire floor, the elevator lobby in the premises shall be kept neat, orderly and fresh in appearance to Landlord's reasonable satisfaction.

        19. No tenant shall not place a load upon any floor of its premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.

        20. Business machines and mechanical equipment of any tenant which cause noise, vibration or any other nuisance that may be transmitted to the structure or other portions of the Building or to premises, to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by such tenant at such tenant's own cost and expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration to the reasonable satisfaction of Landlord.

        21.  Landlord will, at the request of a tenant, maintain up to three
(3) listings on the floor directory and up to a proportionate share (based on Tenant's Proportionate Share) of the listings on the Building directory of the name of such tenant (plus permitted or approved subtenants or occupants) and any other person, firm, association or corporation lawfully in possession of the premises or any part thereof. The listing of any name other than that of a tenant, whether on the doors of the premises, on the Building directory, or otherwise, shall not operate to vest any right or interest in such tenant's lease or in the premises or be deemed to be the written consent of Landlord required pursuant to such tenant's lease, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to such tenant.



        22. No tenant shall move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's written consent, which consent shall not be unreasonably withheld or delayed. If the movement of such items requires special handling, the tenant shall employ only persons holding a Master Rigger's License to do said work, and all such work shall be done in full compliance with the Administra-tive Code of the City of New York and other municipal requirements.
All such movements shall be made during hours which will least interfere with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by such tenant at such tenant's expense.

        23. All moving, shipping and receiving of a tenant's property shall be through the freight elevator only, and at such times and in such a manner as Landlord shall designate for the proper operation of the Building. If a tenant's use of such elevator is after regular business hours, or in such a manner that requires the supervision of Landlord's employees (of which fact Landlord shall be the sole judge), such tenant shall pay to Landlord the actual cost of furnishing such after hour service and/or supervision. All bulk deliveries shall be made during non-business hours, at the tenant's cost.

        24. Any entrance door or doors leading from a tenant's premises into the public corridor shall be repaired and/or maintained by such tenant, at such tenant's own cost and expense, including, without limitation, repair and maintenance of the enframement and mechanisms of said door(s), whether such repair or maintenance is caused by any damage by such tenant, its employees, workmen or contractors, by ordinary wear and tear or otherwise (except that if such damage is caused by Landlord or by Landlord's agents or contractors, Landlord shall repair such damage).

        25. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when Landlord deems it necessary or desirable for the reputation, safety, care of appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

                            EXHIBIT "G"

                          LETTER OF CREDIT


NO.___________       Date ____________      Irrevocable Letter of Credit

BENEFICIARY
Broadpine Realty Holding Company, Inc.
c/o J.P. Morgan Investment Management Inc.
522 Fifth Avenue
New York, New York  10036


Dear Sir(s),

We hereby authorize you to value on ___________________________
New York, NY

For account of Broadpine Realty Holding Company, Inc. up to the aggregate amount of $___________________________________.

Available by your drafts at sight, accompanied by:

Your statement, purportedly signed by one of your authorized officers, partners or agents, that the amount of your drawing represents funds due and payable under a certain lease dated as of ____________________, executed by and between Broadpine Realty Holding Company, Inc., as Landlord and __________________,
______________________________________________, as Tenant.

This Letter of Credit may be transferred to any transferee of the interest of the landlord under the lease dated as of ___________________ between Broadpine Realty Holding Company, Inc., as landlord, and
_____________________________________________, as tenant.

It is a condition of this Letter of Credit that it shall be deemed to be automatically extended for a period of one year from the present or any future expiration date, unless we shall notify you by written notice given by certified mail, return receipt requested at least 45 days prior to such expiration date that we elect not to renew it for such additional period, in which case you shall have the right to draw on us the full amount of this Letter of Credit by your sight draft, accompanied by your signed written statement that you are drawing under Letter of Credit #_______________ because you have received notice of non-renewal from us, and the accountee is still obligated to you under the above-referenced lease.

All drafts drawn under this Credit must bear on their face the clause "Drawn under Letter of Credit No. _________________."

Except so far as otherwise expressly stated, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce, Publication No. 500.









                            EXHIBIT "H"

                     CERTIFICATE OF OCCUPANCY















                             EXHIBIT "I"


         TAXPAYER IDENTIFICATION NUMBER AND CERTIFICATION

















                                     I-1